                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                           FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           Check the appropriate box:

                         [X] Preliminary Proxy Statement
                [ ] Confidential, for Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
             [ ] Soliciting Material Pursuant to Section 240.14a-12

                            NAUTICA ENTERPRISES, INC.

                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[ ]    No fee required.

[X]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       1)  Title of each class of securities to which transaction applies:
                                     Common Stock, par value $0.10 per share
       2)  Aggregate number of securities to which transaction applies:
           33,985,500 shares of Common Stock and options to purchase an aggregate of 4,744,750 shares of Common Stock
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $17.00
       4)  Proposed maximum aggregate value of transaction: $600,836,677
       5)  Total fee paid: $120,167.34

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1)   Amount Previously Paid:
       2)   Form, Schedule or Registration Statement No.:
       3)   Filing Party:
       4)   Date Filed:

[Nautica LOGO]                                                      [Date]

Dear Stockholder:

         You are cordially invited to attend the special meeting of stockholders of Nautica Enterprises, Inc., a Delaware corporation ("Nautica"), to be held on ___, 2003, at 10:00 a.m. local time, at the offices of the Company, 40 West 57th Street, 8th Floor, New York, New York 10019.

         At the special meeting you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of July 7, 2003, pursuant to which V.F. Corporation, a Pennsylvania corporation, ("VF") has agreed to acquire Nautica. If Nautica stockholders approve the merger agreement and the merger is completed, each of your shares of Nautica common stock will be canceled and converted automatically into the right to receive $17.00 in cash without interest. The cash you receive in the merger in exchange for your shares of Nautica common stock will be subject to U.S. federal income tax and also may be taxed under applicable state, local and foreign tax laws.

         Your board of directors, by the unanimous vote of the directors (with David Chu and Steven Tishman abstaining) at the board meeting called to consider the merger agreement, has determined that the merger agreement is advisable, has approved and adopted the merger agreement and recommends that Nautica stockholders vote "FOR" approval and adoption of the merger agreement. Mr. Chu abstained due to agreements he independently entered into with VF relating to VF's purchase of his interests related to the "Nautica" name and mark and to his future employment by VF. Mr. Tishman abstained due to his position as Managing Director of Rothschild Inc., which acted as Nautica's financial advisor in connection with the merger.

         The accompanying proxy statement provides you with detailed information about the proposed merger and the special meeting. Please give this material your careful attention. You may also obtain more information about Nautica from documents we have filed with the Securities and Exchange Commission.

         Nautica common stock is listed on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the trading symbol "NAUT." On [record date], the closing price of Nautica common stock on the NASDAQ was $_____ per share.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF NAUTICA COMMON STOCK YOU OWN. BECAUSE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE THEREON, A FAILURE TO VOTE WILL COUNT AS A VOTE AGAINST THE MERGER. ACCORDINGLY, YOU ARE REQUESTED PROMPTLY TO VOTE YOUR SHARES BY USING A TOLL-FREE NUMBER OR VIA THE INTERNET AS DESCRIBED IN THE ENCLOSED PROXY CARD OR BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENVELOPE

PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. Voting in this manner will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

         Thank you for your cooperation.

                                           Very truly yours,


                                           /s/ Harvey Sanders

                                           Harvey Sanders
                                           Chairman and Chief Executive Officer

                 THIS PROXY STATEMENT IS DATED ___, 2003, AND IS

            FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT ___, 2003.

                            NAUTICA ENTERPRISES, INC.

                               -------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON [DAY] ____, 2003

                               -------------------


                                                              New York, New York
                                                                          [Date]


To the Stockholders of NAUTICA ENTERPRISES, INC.

         NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Nautica Enterprises, Inc, a Delaware corporation ("Nautica"), will be held on ____, 2003, at 10:00 a.m. local time, at the offices of Nautica, 40 West 57th Street, 8th Floor, New York, New York 10019 for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 7, 2003, by and among Nautica, V.F. Corporation, a Pennsylvania corporation ("VF"), and Voyager Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of VF. A copy of the merger agreement is attached as Appendix A to the accompanying proxy statement. Pursuant to the terms of the merger agreement, Voyager Acquisition Corporation will merge with and into Nautica, with Nautica continuing as the surviving corporation and becoming a wholly-owned subsidiary of VF, and each share of common stock of Nautica, other than those shares held by the stockholders, if any, who properly exercise their appraisal rights under Delaware law, will be converted into the right to receive $17.00 in cash without interest.

         2. To transact such other business as may properly come before the special meeting or any adjournment or postponement of the meeting.

         Only stockholders of record at the close of business on [record date] are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All stockholders of record are cordially invited to attend the special meeting in person. To assure your representation at the meeting in case you cannot attend, however, you are urged to vote your shares by using a toll-free number or via the Internet following the instructions on the enclosed proxy card or by marking, signing, dating and returning the proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the special meeting may vote in person even if he or she has returned a proxy card.

         Nautica stockholders have the right to dissent from the merger and obtain payment in cash of the fair value of their shares of common stock under applicable provisions of Delaware law. In order to perfect and exercise appraisal rights, stockholders must give written demand for appraisal of their shares before the taking of the vote on the merger at the special meeting and must not vote in favor of the merger. A copy of the applicable Delaware statutory provisions is included as Appendix E to the accompanying proxy statement, and a summary of these provisions can be found under "Dissenters' Rights of Appraisal" in the accompanying proxy statement.

         The approval and adoption of the merger agreement requires the approval of the holders of a majority of the outstanding shares of Nautica common stock entitled to vote thereon. In the event that there are not sufficient votes to approve the proposed merger at the time of the special meeting, the special meeting may be adjourned in order to permit further solicitation by Nautica.

                                        By Order of the Board of Directors


                                        /s/ Harvey Sanders

                                        Harvey Sanders
                                        Chairman and Chief Executive Officer

Please do not send your stock certificates at this time. If the merger agreement is approved and adopted, you will be sent instructions regarding the surrender of your stock certificates.

                                TABLE OF CONTENTS

SUMMARY.......................................................................3
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION...................9
THE PARTIES TO THE MERGER....................................................11
THE SPECIAL MEETING OF NAUTICA STOCKHOLDERS..................................12
   Time, Place and Purpose of the Special Meeting............................12
   Who Can Vote at the Special Meeting.......................................12
   Vote Required.............................................................12
   Voting By Proxy...........................................................13
THE MERGER...................................................................14
   Background of the Merger..................................................14
   Nautica's Reasons for the Merger..........................................18
   Recommendation of Nautica's Board of Directors............................20
   Interests of Nautica's Directors and Executive Officers in the Merger.....20
FAIRNESS OPINIONS DELIVERED TO NAUTICA'S BOARD OF DIRECTORS..................25
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.......................41
REQUIRED REGULATORY APPROVALS AND OTHER MATTERS..............................43
THE MERGER AGREEMENT.........................................................44
   The Merger................................................................44
   Effective Time of the Merger..............................................44
   Consideration to be Received in the Merger................................44
   Exchange Procedures.......................................................44
   Representations and Warranties............................................45
   Conduct of Business Pending the Merger....................................46
   No Solicitation of Acquisition Proposals..................................47
   Stock Plans and Other Employee Benefits...................................49
   Indemnification; Directors' and Officers' Insurance.......................50
   Additional Covenants......................................................51
   Conditions to Consummation of the Merger..................................52
   Termination and the Effects of Termination................................53
   Expenses..................................................................55
   Amendment and Waiver......................................................56
VOTING AGREEMENT.............................................................57
DAVID CHU AGREEMENTS.........................................................59
   Purchase Agreement........................................................59
   New Chu Employment Agreement..............................................62
MARKET PRICE OF NAUTICA COMMON STOCK.........................................65
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............66
DISSENTERS' RIGHTS OF APPRAISAL..............................................67
OTHER MATTERS................................................................70
WHERE YOU CAN FIND MORE INFORMATION..........................................71

APPENDIX A - Agreement and Plan of Merger

APPENDIX B - Voting Agreement

APPENDIX C-1 -Purchase Agreement

APPENDIX C-2 - Chu Employment Agreement

APPENDIX D-1 - Rothschild Fairness Opinion

APPENDIX D-2 - Bear Stearns Fairness Opinion

APPENDIX E - Delaware General Corporation Law

                                     SUMMARY

         This summary does not contain all of the information that is important to you. You should carefully read the entire proxy statement to fully understand the merger. The merger agreement is attached as Appendix A to this proxy statement. We encourage you to read the merger agreement because it is the legal document that governs the merger.

PROPOSED ACQUISITION (PAGE 14)

         o Stockholder Vote. You are being asked to vote to approve and adopt a merger agreement with respect to a merger in which Nautica will be acquired by VF.

         o Price for Your Stock. As a result of the merger, you will receive $17.00 in cash, without interest, for each of your shares of Nautica common stock.

         o The Acquiror. VF, a Pennsylvania corporation, is the world's largest apparel company and a leader in jeanswear, intimate apparel, workwear and daypacks. Its principal brands include Lee(R), Wrangler(R), Riders(R), Rustler(R), Vanity Fair(R), Vassarette(R), Bestform(R), Lily of France(R), Lee Sport(R), JanSport(R), Eastpak(R), Red Kap(R) and The North Face(R).

BOARD RECOMMENDATION (PAGE 20)

         Nautica's board of directors, by the unanimous vote of the directors (with David Chu and Steven Tishman abstaining), has determined that the merger agreement is advisable, has approved and adopted the merger agreement and recommends that Nautica stockholders vote "FOR" approval and adoption of the merger agreement. See "The Merger -- Recommendation of Nautica's Board of Directors."

NAUTICA'S REASONS FOR THE MERGER (PAGE 18)

         Nautica's board of directors carefully considered the terms of the proposed transaction and Nautica's strategic alternatives in deciding to enter into the merger agreement and to recommend that stockholders vote "FOR" approval and adoption of the merger agreement. Among the considerations were:

         o the merger consideration of $17.00 per share in cash, which price was at the high end of VF's indication of interest range, was higher than any sales price per share during the preceding 23 months and represented a 58% and 29% premium to the closing prices of $10.77 and $13.19 on June 10, 2003 and July 3, 2003,
             respectively, which are the last trading dates immediately preceding the first announcements of the Barington Group proxy solicitation and the merger, respectively;

         o the written opinions of Rothschild Inc. ("Rothschild"), Nautica's financial advisor, and Bear, Stearns & Co. Inc. ("Bear Stearns"), dated July 6, 2003, delivered to the board of directors, each to the effect that, as of that date and based upon and subject to the matters and assumptions stated in the opinions, the merger consideration was fair, from a financial point of view, to the Nautica stockholders other than VF, Voyager Acquisition Corporation and the stockholders of Nautica who have signed a voting agreement with VF (the "public stockholders");

         o a review of Nautica's prospects in remaining independent and the potential for alternative transactions;

         o   the terms of the merger agreement;

         o the independent agreements reached between David Chu and VF relating to the sale by him of his interests related to the "Nautica" name and mark;

         o   the likelihood of closing;

         o   employee matters; and

         o taxability to, and no participation in future growth by, stockholders.

         For more detailed information regarding Nautica's reasons for the merger, see "The Merger -- Nautica's Reasons for the Merger."

FAIRNESS OPINIONS (PAGE 25)

         Each of Rothschild and Bear Stearns delivered to Nautica's board of directors its written opinion, dated July 6, 2003, to the effect that, as of that date and based upon and subject to the matters and assumptions stated in that opinion, the merger consideration of $17.00 in cash per share was fair from a financial point of view to Nautica's public stockholders. See "Fairness Opinions Delivered to Nautica's Board of Directors."

VOTING AGREEMENT (PAGE 57)

         In connection with the merger, VF, Voyager Acquisition Corporation, Harvey Sanders, the Harvey Sanders Grantor Retained Income Trust and David Chu have entered into a voting agreement pursuant to which each of Mr. Sanders, the Trust and Mr. Chu has agreed, severally and not jointly, to vote all of the shares of Nautica common stock that he or it owns in favor of approval and adoption of the merger agreement at the special meeting of stockholders. As of the record date, there were 3,943,387 of these shares in the aggregate, representing approximately 11.6% of the outstanding shares of Nautica common stock. See "Voting Agreement."

         A copy of the voting agreement is attached as Appendix B to this proxy statement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (PAGE 41)

         The merger will be a taxable transaction to you. For United States federal income tax purposes, your receipt of cash in exchange for your shares of Nautica common stock generally may cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive in the merger and your tax basis in your shares of Nautica common stock. You should consult your own tax advisor for a full understanding of the merger's tax consequences that are particular to you. See "Material United States Federal Income Tax Consequences."

THE SPECIAL MEETING OF STOCKHOLDERS (PAGE 12)

         o PLACE, DATE AND TIME. The special meeting will be held at 10:00 a.m. local time at 40 West 57th Street, 8th Floor, New York, New York 10019, on ___, 2003.

         o WHAT VOTE IS REQUIRED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. The approval and adoption of the merger agreement requires the approval of the holders of a majority of the outstanding shares of Nautica common stock entitled to vote thereon. The failure to vote has the same effect as a vote against approval and adoption of the merger agreement. Stockholders who together own approximately 11.6% of the outstanding shares of Nautica common stock have already agreed to vote in favor of approval and adoption of the merger agreement. See "Voting Agreement."

         o WHO CAN VOTE AT THE MEETING. You can vote at the special meeting all of the shares of Nautica common stock you own of record as of [record date], which is the record date for the special meeting. If you own shares that are registered in someone else's name, for example, a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. As of the close of business on [record date], there were [number outstanding] shares of Nautica common stock outstanding held by approximately 300 holders of record.

         o PROCEDURE FOR VOTING. You can vote your shares by attending the special meeting and voting in person, by voting by telephone, by the Internet or by mailing the enclosed proxy card. You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Secretary of Nautica in writing, or deliver a new proxy dated after the date of the proxy being revoked, before your common stock has been voted at the special meeting, or attend the meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy.

             If your shares are held in "street name" by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not instruct your broker to vote your shares, it has the same effect as a vote "AGAINST" approval and adoption of the merger agreement.

         See "The Special Meeting of Nautica Stockholders."

DISSENTERS' RIGHTS OF APPRAISAL (PAGE 67)

         Delaware law provides you with appraisal rights in the merger. This means that if you are not satisfied with the amount you are receiving in the merger, you are entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more or less than, or the same as, the amount you would have received in the merger. To exercise your appraisal rights, you must deliver a written objection to the merger to Nautica at or before the special meeting and you must not vote in favor of approval and adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See "Dissenters' Rights of Appraisal."

NAUTICA STOCK PRICE (PAGE 65)

         Shares of Nautica are listed on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the trading symbol "NAUT." On June 10, 2003, which was the last trading day before the Barrington proxy contest was announced, Nautica common stock closed at $10.77 per share. On July 3, 2003, which was the last trading day before we announced the merger, Nautica common stock closed at $13.19 per share. The average closing stock price of Nautica common stock over the three-month period ended July 3, 2003 was $11.05 per share. See "Market Price for Nautica Common Stock."

WHEN THE MERGER WILL BE COMPLETED (PAGE 44)

         We are working to complete the merger as soon as possible. We anticipate completing the merger in September of 2003, subject to receipt of stockholder approval and satisfaction of other requirements, including the conditions described immediately below. See "The Merger Agreement -- Effective Time of the Merger."

CONDITIONS TO COMPLETING THE MERGER (PAGE 52)

         The completion of the merger depends on a number of conditions being satisfied, including the following:

         o approval and adoption of the merger agreement by the stockholders of Nautica in accordance with Delaware law;

         o   expiration or termination of the Hart-Scott-Rodino waiting period;

         o   the absence of any legal restraint blocking the merger;

         o the satisfaction of all actions or filings with any governmental authority required to permit the consummation of the merger, the failure of which to be obtained would be reasonably likely to have a material adverse effect on Nautica or VF;

         o Nautica's and VF's performing in all material respects all requisite obligations, and the representations and warranties of each of VF and Nautica being true in all material respects as of the effective time of the merger;

         o no action by the United States Federal Trade Commission or the United States Department of Justice exists that seeks to restrain the merger or is reasonably likely to have a material adverse effect on Nautica or VF;

         o no federal or state statute is promulgated that is likely to make illegal or restrain the merger or have a material adverse effect on Nautica or VF;

         o the parties receive all documents reasonably requested from each other relating to corporate existence and authority to carry out the merger agreement;

         o holders of not more than 12.5% of outstanding shares have demanded appraisal in accordance with Delaware law; and

         o the transaction contemplated by the purchase agreement among VF, David Chu and David Chu and Company, Inc. shall have closed or will close substantially contemporaneously with the effective time of the merger.

         If law permits, either Nautica or VF could choose to waive a condition to its obligation to complete the merger even though that condition has not been satisfied. See "The Merger Agreement -- Conditions to Consummation of the Merger."

TERMINATION OF THE MERGER AGREEMENT (PAGE 53)

         Nautica and VF can mutually agree at any time to terminate the merger agreement without completing the merger, even if the stockholders of Nautica have approved it. Also, under certain circumstances either Nautica or VF can decide, without the consent of the other, to terminate the agreement prior to the effective time of the merger, even if the stockholders of Nautica have approved the merger agreement. See "The Merger Agreement -- Termination and the Effects of Termination."

         Nautica will be required to pay a termination fee of $18 million to VF if the merger agreement is terminated under certain circumstances. See "The Merger Agreement -- Termination and the Effects of Termination" and "-- Expenses."

DAVID CHU AGREEMENTS (PAGE 59)

         Certain agreements have been entered into between VF and David Chu, a director and executive officer of Nautica, in connection with the merger. Nautica is not a party to any of these agreements. VF has entered into a purchase agreement with Mr. Chu and David Chu and Company, Inc. (the "Chu Company"), a Delaware corporation wholly-owned by Mr. Chu to which Mr. Chu has assigned all of his rights and interests relating to the Nautica name and mark. The purchase agreement provides that VF will acquire all of the Chu Company's rights related to the "Nautica" trademark, including its rights to receive a portion of Nautica's net royalty income. Under the purchase agreement, VF will pay the Chu Company $38 million upon the effective time of the merger and $33 million on each of the third and fourth anniversaries of the effective time. The Chu Company will also have the right to receive payments in each of the five successive full fiscal years of VF commencing with the fiscal year ending January 1, 2005 in the event an annual gross royalty revenue threshold is exceeded.

         Mr. Chu has also entered into an employment and consulting agreement (the "Chu employment agreement"), which will become effective upon the completion of the merger and the closing of the purchase under the purchase agreement, providing for Mr. Chu to serve as the CEO of the Nautica branded wholesale business.

         The purchase agreement and Chu employment agreement are attached to this proxy statement as Appendices C-1 and C-2, respectively. See "David Chu Agreements."

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER THAT DIFFER FROM YOUR INTERESTS (PAGE 20)

         Some of Nautica's directors and executive officers have interests in the merger that are different from, or are in addition to, their interests as stockholders in Nautica. Nautica's board of directors knew about these additional interests and considered them when it approved and adopted the merger agreement. See "The Merger -- Interests of Nautica's Directors and Executive Officers in the Merger."

SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS (PAGE 66)

         As of [record date], approximately 18.4% of the outstanding shares of Nautica common stock were beneficially owned by directors and executive officers of Nautica and its affiliates. Nautica expects all of these shares to be voted in favor of the proposal to approve and adopt the merger agreement. Certain stockholders have agreed with VF, pursuant to the voting agreement described above, to vote their shares, which represent approximately 11.6% of the shares of Nautica common stock outstanding on the record date, in favor of approval and adoption of the merger agreement. See "Security Ownership by Certain Beneficial Owners and Management" and "Voting Agreement."

PROCEDURE FOR RECEIVING MERGER CONSIDERATION (PAGE 44)

         VF will appoint an exchange agent to coordinate the payment of the cash merger consideration following the merger. The exchange agent will send you written instructions for surrendering your certificates and obtaining the cash merger consideration after we have completed the merger. Do not send in your Nautica share certificates now. See "The Merger Agreement -- Exchange Procedures."

QUESTIONS

         If you have additional questions about the merger or other matters discussed in this proxy statement after reading this proxy statement, you should contact:

                           Nautica Enterprises, Inc.
                           40 West 57th Street
                           New York, NY 10019
                           Attention:  Vice President-Investor Relations
                           Telephone:  (212) 541-5757

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

         This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of each of VF and Nautica as well as information relating to the merger. There are forward-looking statements throughout this proxy statement, including, among others, under the headings "Summary," "The Merger" and "Fairness Opinions Delivered to Nautica's Board of Directors," and in statements containing the words "believes," "expects," "anticipates," "intends," "estimates" or other similar expressions. For each of these statements, Nautica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

         You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of each of Nautica and VF. These forward-looking statements speak only as of the date on which the statements were made.

         In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

         o financial performance of each of VF and Nautica through completion of the merger;

         o   volatility in the stock markets;

         o the timing of, and regulatory and other conditions associated with, the completion of the merger;

         o intensified competitive pressures in the markets in which we compete;

         o risks associated with other consolidations, restructurings or other ownership changes in the retail or apparel industry;

         o   the loss of key employees;

         o   general economic conditions;

         o the risk that Nautica will experience operational difficulties with its distribution facility;

         o   the overall level of consumer spending on apparel;

         o dependence on sales to a limited number of large department store customers;

         o   risks related to extending credit to customers;

         o actions of existing or new competitors and changes in economic, political or health conditions in the markets where Nautica sells or sources its products, including with respect to SARS;

         o downturn or generally reduced shopping activity caused by public safety concerns;

         o   changes in trends in the market segments in which Nautica competes;

         o risks associated with uncertainty relating to Nautica's ability to launch, support and implement new product lines;

         o   changes in the costs of raw materials, labor and advertising;

         o the ability to secure and protect trademarks and other intellectual property rights;

         o the risk that the cost of transitioning the Nautica Europe business to licensing or other key arrangements will be more than anticipated or that Nautica will not be able to negotiate acceptable terms; and

         o the impact that any labor disruption at Nautica's ports of entry could have on timely product deliveries.

                            THE PARTIES TO THE MERGER


         NAUTICA ENTERPRISES, INC. Nautica is a Delaware corporation with its executive offices located at 40 West 57th Street, New York, New York 10019. Its telephone number is (212) 541-5757. Through its subsidiaries, Nautica designs, sources, markets and distributes apparel under the following brands: Nautica; Nautica Competition; Nautica Jeans Company; Earl Jean; John Varvatos; E. Magrath; and Byron Nelson. Nautica's subsidiaries include:

         o Nautica Apparel, Inc., headquartered in New York, a licensing company for a wide range of products, including men's athletic footwear, accessories and fragrance;

         o Nautica International, Inc., headquartered in New York, a wholesaler of men's brand name sportswear and outerwear;

         o Nautica Retail USA, Inc., headquartered in New York, a retailer of full price and outlet stores for Nautica's brand name men's apparel;

         o Nautica Furnishings, Inc., headquartered in New York, a wholesaler of men's robes and sleepwear collections;

         o Nautica Jeans Company, headquartered in New York, a designer, manufacturer, distributor and marketing company for men's and women's denim and related apparel;

         o Earl Jean, Inc., headquartered in New York, a designer, manufacturer, wholesaler and retailer of women's jeanswear and related apparel;

         o John Varvatos Company, headquartered in New York, a manufacturer of men's sportswear; and

         o The E. Magrath Apparel Company, headquartered in Texas, a manufacturer and retailer of golf sportswear collections.

         V.F. CORPORATION. VF is a Pennsylvania corporation with its principal place of business and principal office at 105 Corporate Center Boulevard, Greensboro, North Carolina, 27408. Its telephone number is (336) 424-6000. VF's common shares are listed on the New York Stock Exchange under the trading symbol "VFC."

         VF is the world's largest apparel company and a leader in jeanswear, intimate apparel, workwear and daypacks. Its principal brands include Lee(R), Wrangler(R), Riders(R), Rustler(R), Vanity Fair(R), Vassarette(R), Bestform(R), Lily of France(R), Lee Sport(R), JanSport(R), Eastpak(R), Red Kap(R) and The North Face(R).

                   THE SPECIAL MEETING OF NAUTICA STOCKHOLDERS


TIME, PLACE AND PURPOSE OF THE SPECIAL MEETING

         The special meeting will be held on ___________, 2003 at 10:00 a.m. local time at 40 West 57th Street, 8th Floor, New York, New York 10019. The purpose of the special meeting is to consider and vote on the proposal to approve and adopt the merger agreement.

         Nautica's board of directors has, by the unanimous vote of the directors (with Messrs. Chu and Tishman abstaining), determined that the merger agreement is advisable, has approved and adopted the merger agreement and recommends that Nautica stockholders vote "FOR" approval and adoption of the merger agreement.

WHO CAN VOTE AT THE SPECIAL MEETING

         The holders of record of Nautica common stock as of the close of business on [record date], which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. If you own shares that are registered in someone else's name, for example, a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. On the record date, there were [number outstanding] shares of Nautica common stock outstanding held by approximately 300 holders of record.

VOTE REQUIRED

         The approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Nautica common stock entitled to vote. Each share of common stock is entitled to one vote. Failure to vote your proxy by telephone or by the Internet, to return a properly executed proxy card or to vote in person will have the same effect as a vote "AGAINST" approval and adoption of the merger agreement. Stockholders who together own approximately 11.6% of the outstanding shares of Nautica common stock have already agreed to vote in favor of approval and adoption of the merger agreement.
See "Voting Agreement."

         Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the approval and adoption of the merger agreement and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as "broker non-votes." Abstentions and broker non-votes will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists and will have the same effect as votes "AGAINST" approval and adoption of the merger agreement.

         The holders of a majority of the outstanding shares of Nautica common stock entitled to be cast as of the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum and any adjournment of the special meeting, unless the holder is present solely to object to the special meeting. However, if a new record date is set for an adjourned meeting, then a new quorum will have to be established.

VOTING BY PROXY

         This proxy statement is being sent to you on behalf of the board of directors of Nautica for the purpose of requesting that you allow your shares of Nautica common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Nautica common stock represented at the meeting by proxies voted by telephone or the Internet or by properly executed proxy cards will be voted in accordance with the instructions indicated on that proxy. If you vote by telephone or by the Internet or you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by Nautica's board of directors. The board recommends a vote "FOR" approval and adoption of the merger agreement.

         The persons named in the proxy card will use their own judgment to determine how to vote your shares regarding any matters not described in this proxy statement that are properly presented at the special meeting. Nautica does not know of any matter to be presented at the meeting other than the proposal to approve and adopt the merger agreement.

         You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Vice President-Investor Relations of Nautica in writing, deliver a proxy dated after the date of the proxy you wish to revoke, submit a new proxy by telephone or by the Internet or attend the meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy.

         If your Nautica common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via telephone or the Internet.

         Nautica will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Nautica may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. Nautica will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Nautica has engaged Mellon Investor Services LLC to assist in the solicitation of proxies for the meeting and will pay Mellon Investor Services LLC a fee of approximately $7,000, plus reimbursement of out-of-pocket expenses. The address of Mellon Investor Services LLC is P.O. Box 3315, South Hackensack, NJ 07606. Mellon Investor Services LLC's telephone number is (800) 370-1163.

                                   THE MERGER


         The discussion of the merger in this proxy statement is qualified by reference to the merger agreement, the voting agreement, the purchase agreement, and the Chu employment agreement, which are attached to this proxy statement as Appendices A, B, C-1 and C-2, respectively. You should read each agreement carefully.

BACKGROUND OF THE MERGER

         Nautica's senior management team has periodically reviewed and assessed various business trends and conditions impacting Nautica and the apparel business generally and has regularly updated the Nautica board of directors regarding these matters. From time to time, Nautica's senior management also has reviewed with its board of directors the range of strategic options potentially available to Nautica, including the status of Nautica's three-phase growth program. The first phase, which began several years ago, included putting in place initiatives to improve operational efficiencies. The second phase, which began last year, entails reviewing Nautica's product lines in order to improve performance, including refining its men's sportswear business, moving its Earl Jean business to new headquarters and consolidating functions, reducing direct sale and wholesale presence in Europe and exploring improvements to Nautica's Rockefeller Plaza flagship store, among other initiatives. In particular, the board of directors and management set a specific timeline for evaluating certain of Nautica's underperforming smaller businesses. The third phase, involving long-term growth, consists of focusing on sales growth and improving profitability of established brands. This three-phase strategy has been implemented in the face of certain adverse trends, including a generally difficult retail environment, continued underperformance of Nautica's men's sportswear business due to, among other things, competitive pressures at the department store level and other business challenges and reduced consumer traffic in outlet malls due to the continued sluggish economy.

         In this context, in late April 2003, Harvey Sanders, the Chairman and Chief Executive Officer of Nautica, received an unsolicited telephone call from Mackey McDonald, the Chief Executive Officer of VF. During the call, Mr. McDonald expressed a general interest in VF possibly acquiring Nautica. On May 6, 2003, Mr. Sanders telephoned Mr. McDonald and indicated that Nautica would be interested in discussing a possible acquisition of Nautica by VF. During the call, a follow-up video conference meeting was scheduled for May 8, 2003.

         On May 8, 2003, a video conference meeting took place among Steven Tishman (a member of the board of directors of Nautica), Mr. McDonald and certain of VF's senior management team to discuss certain general business and financial matters concerning Nautica. At the end of the meeting, Mr. McDonald expressed his interest in learning more about Nautica. A meeting in New York City involving Messrs. McDonald and Sanders was scheduled for May 20, 2003 and the execution of a confidentiality agreement was discussed.

         On May 20, 2003, Messrs. Sanders and Tishman met with Mr. McDonald and Eric Wiseman, Vice President of VF and the Chairman of its Global Intimate Apparel Division, to further discuss the business and operations of Nautica. On May 27, 2003, Nautica and VF executed a confidentiality agreement.

         During the period from May 27 through June 5, 2003, Mr. Sanders, Wayne Marino, Nautica's Chief Financial Officer, and Mr. Tishman continued discussions on behalf of Nautica with management and other representatives of VF regarding the advantages and potential terms of a business combination. The discussions included a number of requests by VF for financial and other information and a series of video conferences, telephone conferences and in-person meetings among Messrs. Sanders, Marino and Tishman and management and other representatives of VF. During this period of continued discussions and based on VF's efforts, on or about June 5, 2003, Mr. McDonald advised Nautica of an indication of interest range of $15.00 to $17.00 per share, subject to completion of due diligence, execution of definitive agreements and other work by VF. In addition, Mr. McDonald requested access to additional senior management of Nautica for further due diligence purposes.

         On June 6, 2003, Mr. Sanders received a letter from Barington Companies Equity Partners, L.P. that it and certain other parties, which are collectively referred to in this document as the "Barington Group", intended to, among other proposals, nominate three persons to be elected as directors at Nautica's 2003 annual meeting of stockholders scheduled to be held on July 8, 2003.

         On June 10, 2003, Mr. Sanders told the board of directors of Nautica of the preliminary discussions between Nautica and VF. He advised the board of directors of events that had transpired, including the indication of interest range, subject to VF's satisfactory completion of due diligence, execution of definitive agreements and other work. Following discussions, Nautica's board of directors authorized Mr. Sanders to move forward with the discussions and provide VF with additional financial and other information. At the same meeting, Mr. Sanders advised the board of directors of the Barington Group letter. That same day, the Barington Group filed with the Securities and Exchange Commission a preliminary proxy statement relating to its proposals to be considered at Nautica's annual meeting. From time to time thereafter, the Barington Group and Nautica made public disclosures and SEC filings relating to the proxy contest, including the announcement by the Barington Group on June 20, 2003 that one of its nominees was withdrawn from consideration.

         During the period from June 10 through July 6, 2003, VF delivered to Nautica further detailed requests for operational, financial and legal due diligence items. In response, Nautica consolidated the requested information in a data room and representatives of VF reviewed the information. During this period, numerous in-person and telephone conferences took place between management and other representatives of Nautica and VF. As more detailed due diligence continued, Messrs. Sanders and Tishman communicated to VF and its investment bankers the requirement that VF's ultimate price be at the high end of its indication of interest range. Throughout this period, in addition to the board meetings held during the period, Mr. Sanders informally advised board members from time to time as to certain developments with respect to both VF and the Barington Group.

         On June 20, 2003, Nautica announced in a press release and filing with the SEC that it was engaged in discussions with respect to the possible acquisition of Nautica. Subsequent to such announcement, neither Nautica nor any of its advisors received any third party offers or bona fide indications of interest with respect to any alternative transactions.

         Also during this period, independently of the board of directors and management of Nautica, David Chu negotiated, on his own behalf, directly with VF with respect to Mr. Chu's interests relating to the "Nautica" name and mark and his employment by Nautica following an acquisition of Nautica by VF. On June 12, 2003, Mr. Chu met Mr. McDonald for the first time and discussed the potential transaction and the possible role that Mr. Chu might continue to have with Nautica. From June 21 through June 26, 2003, Mr. Chu and his counsel had discussions with Mr. McDonald and a representative of Citigroup Global Markets Inc., the financial advisor to VF, regarding the principal terms of both a sale by Mr. Chu of his rights relating to the "Nautica" name and mark and his continuing employment by Nautica following an acquisition. Thereafter, through July 6, 2003, Mr. Chu's counsel and counsel to VF exchanged drafts and negotiated the specific terms of the purchase agreement and the Chu employment agreement executed on July 7, 2003. See "David Chu Agreements."

         On June 27, 2003, Nautica advised VF of its updated financial forecast for Nautica's fiscal year ending in 2004. On or about this date, Mr. Marino had a teleconference with certain representatives of VF, to discuss the recent forecast. This discussion included the impact of the forecast on Nautica's fiscal year ending in 2004. In light of the progress of discussions, on or about June 27, 2003, Nautica authorized its counsel to respond to drafts of the merger agreement and related legal documents in connection with a proposed transaction that had been furnished by counsel to VF. From that date, drafts of the legal documents were repeatedly negotiated, revised and distributed.

         On June 28, 2003, with others participating by phone, Mr. McDonald, a representative of Citigroup Global Markets Inc., and a partner in Davis Polk & Wardwell, VF's counsel, met with Messrs. Sanders, Marino and Tishman as well as a partner in Hughes Hubbard & Reed LLP, Nautica's counsel, and Roger Kimmel, Vice Chairman of Rothschild, Inc. In the meeting, VF indicated that its current indicative price for Nautica, based upon its analysis of all information and the recent forecast, was in the middle of the indication of interest range previously stated by VF. In response, Mr. Sanders advised VF's representatives that he could not recommend proceeding with a business combination unless VF's indicative price was at least $17 per share, which was at the highest end of the indication of interest range. In reply, Mr. McDonald stated that assuming favorable direct discussions by VF with Nautica's retail customers and division Presidents, VF might be able to reach a price at the highest end of the indication of interest range. Mr. Sanders indicated willingness to grant VF permission to conduct direct discussions with certain of Nautica's retail customers.

         On July 1, 2003, following VF's due diligence calls to certain of Nautica's retail customers and its further review of Nautica's products at Nautica's New York showrooms, among other things, VF raised its indication of interest to the highest end of the proposed range, subject to its direct access to Nautica's divisional Presidents, completion of remaining due diligence matters, resolution of remaining issues in the proposed merger agreement and other legal documents, and approval by VF's board of directors, among other things. On July 1, 2003 and July 2, 2003, upon authorization from Mr. Sanders, senior management of VF met with division Presidents of Nautica.

         On July 2, 2003, the Nautica board of directors met in person with all members present to discuss, among other things, the status of the proposed transaction with VF. At the meeting, the board of directors, with Mr. Tishman recused, approved the engagement of Rothschild as Nautica's financial advisor in connection with the merger (including with respect to providing a fairness opinion) and as co-advisor with respect to Nautica's ongoing proxy contest and approved the engagement of Bear Stearns with respect to providing a fairness opinion in connection with the merger and as co-advisor with respect to Nautica's ongoing proxy contest. During that meeting, the board of directors received

         o a review of certain fiduciary duties of the board from Hughes Hubbard & Reed LLP;

         o an update from Nautica's senior management as to the status of negotiations;

         o a description by and preliminary document drafts from counsel to Mr. Chu as to the proposed terms reached between Mr. Chu and VF with respect to, among other things, the sale by Mr. Chu and his wholly-owned company, David Chu and Company, Inc., of their rights related to the "Nautica" name and mark and his post-transaction employment by VF;

         o a detailed preliminary presentation from representatives of Rothschild (other than Mr. Tishman), Nautica's financial advisor, which, along with Bear Stearns, had been engaged to provide a fairness opinion to Nautica in connection with a transaction, which presentation outlined and discussed the financial terms of the proposed transaction with VF pursuant to preliminary written financial analyses that were previously distributed to the board at the meeting; and

         o a presentation from Hughes Hubbard & Reed LLP as to the principal terms of the proposed merger agreement and certain other legal documents to be signed by Nautica in connection with the proposed transaction (the current drafts of which had been distributed to the board prior to the meeting) and certain other matters.

At the conclusion of the meeting, the board of directors agreed that, assuming negotiations continued favorably as to remaining issues, it would meet on July 6, 2003 to further consider the proposed transaction.

         On July 4, 2003, the members of the board of directors received a complete set of draft legal and financial documentation relating to the proposed merger to be reviewed by them in connection with the scheduled July 6, 2003 meeting of the board.

         On July 6, 2003, Nautica's board of directors met in person with all members present to consider the proposed transaction. The board received presentations from Nautica's counsel, Hughes Hubbard & Reed LLP and Latham & Watkins LLP, special counsel to Nautica, as to the board members' fiduciary duties, including in the context of the proposed merger. Due to the proposed agreements between Mr. Chu and VF, Mr. Chu abstained from discussions and voting with respect to the merger agreement and the transactions contemplated thereby. Due to Mr. Tishman's position as Managing Director of Rothschild, which is eligible to earn fees contingent on the completion of the merger, he abstained from voting with respect to the merger agreement and the transactions contemplated thereby. Mr. Sanders updated the board as to the status of negotiations. Also, final detailed presentations were made by representatives of Rothschild (other than Mr. Tishman) and by representatives of Bear Stearns as to their firms' respective financial analyses as described below under "Fairness Opinions

Delivered to Nautica's Board of Directors." In connection with these presentations, the board received the oral opinion from each of Rothschild and Bear Stearns, later confirmed by delivery of written opinions dated July 6, 2003, that as of that date and subject to the matters and assumptions set forth in the opinions, the $17.00 per share cash consideration to be received in the merger by Nautica's public stockholders was fair from a financial point of view to such stockholders. In addition, Hughes Hubbard & Reed LLP reviewed with the board in detail the terms of the merger agreement, voting agreement, change in control agreements (see "-- Interests of Nautica's Directors and Executive Officers in the Merger") and the amendment to Nautica's existing rights agreement. Counsel to Mr. Chu also presented to the board of directors a summary of the principal terms of Mr. Chu's and Chu Company's proposed agreements with VF and answered questions from the board regarding the proposed agreements, whereupon Mr. Chu and his counsel departed the meeting and Hughes Hubbard & Reed LLP also discussed those agreements with the board of directors. Following the return to the meeting of Mr. Chu and his counsel, Nautica's legal and financial advisors answered questions from the board about the proposed merger and related transactions, and, after further discussion, the board first approved the change in control agreements, then approved the amendment to Nautica's rights agreement excepting the merger and took actions necessary to exempt the merger agreement and the other agreements contemplated thereby from certain antitakeover provisions under Delaware law and then approved the merger agreement. On the same day, the boards of directors of VF and Voyager Acquisition Corporation met and approved the merger.

         On July 7, 2003, the parties finalized and signed the definitive merger agreement and other transaction documents and issued press releases announcing the merger. Nautica's press release included an announcement that, in light of the merger announcement, its annual meeting of stockholders was postponed to a later date. On the afternoon of July 7, the Barington Group announced that it was discontinuing its proxy contest.

         As discussed above, the John Varvatos Company, which we refer to as the "JV Company," was one of Nautica's underperforming smaller businesses being evaluated by Nautica's board of directors and management. Following those discussions, management retained a valuation firm to evaluate the JV Company in order to better inform Nautica as to possible alternatives with respect thereto. VF, upon its announcement of the merger, publicly stated that it has not yet decided what actions, if any, it intends to take relating to the JV Company. Mr. Sanders and Mr. Varvatos have each indicated to VF that, in the event that it decides to sell the JV Company, they might be interested in discussing the possibility of a post-merger transaction. Notwithstanding such indications of interest, no proposals regarding the terms of any such transaction have been made by any party and there is no arrangement or understanding that any such proposals will be made or considered. See "Existing Transition and Employment Agreements" for a discussion of, among other things, Mr. Varvatos' rights with respect to the JV Company.

NAUTICA'S REASONS FOR THE MERGER

         Nautica's board of directors consulted with senior management and Nautica's financial and legal advisors and considered a number of factors, including those set forth below, in reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement, and to recommend that Nautica's stockholders vote "FOR" approval and adoption of the merger agreement.

         o Merger Consideration. Nautica's board of directors considered the $17.00 per share cash consideration that the stockholders will receive if the merger is consummated and the likelihood that it will deliver greater value to the stockholders than might be expected if Nautica remained independent. The board considered that the $17 per share price was at the high end of VF's indication of interest range, was higher than any sales price per share during the preceding 23 months and represented a 58% and 29% premium to the closing prices of $10.77 and $13.19 on June 10, 2003 and July 3, 2003, respectively, which are the dates immediately preceding the first announcements of the Barington Group proxy solicitation and the merger, respectively.

         o Fairness Opinions. Nautica's board of directors considered the presentations made by Rothschild, Nautica's financial advisor, and by Bear Stearns discussed further under "Fairness Opinions Delivered to Nautica's Board of Directors," and Rothschild's and Bear Stearns' oral opinions, subsequently confirmed by delivery of written opinions dated July 6, 2003, to the effect that, as of that date and subject to the matters and assumptions stated in the opinions, the merger consideration to be received by Nautica's public stockholders was fair, from a financial point of view, to such stockholders. The full text of these opinions are attached to this proxy statement as Appendices D-1 and D-2.

         o Review of Prospects in Remaining Independent. Nautica's board of directors considered Nautica's financial condition, results of operations and business and earnings prospects if it were to remain independent in light of the relevant factors, including the progress of Nautica's three-stage strategy, various adverse apparel and retail industry conditions, the consolidation and other developments occurring in the apparel industry, and also considered the potential availability of alternative transactions.

         o Terms of the Merger Agreement. The Nautica board of directors considered the terms of the merger agreement, including the terms relating to termination of the merger agreement and the terms of the voting agreement. The board of directors noted that the voting agreement and the termination payment provisions of the merger agreement could have the effect of discouraging alternative proposals for a business combination between Nautica and a third party but that such provisions are customary for transactions of this size and type. The board of directors also noted that the merger agreement (i) permits Nautica and its board to respond to a bona fide acquisition proposal that the board determines is reasonably likely to result in a superior proposal; provided that Nautica would be required to pay VF a fee of $18 million if it terminates the merger agreement to enter into an alternative transaction and also in certain other circumstances, and (ii) does not contain any financing contingency provisions.

         o David Chu Agreements. The board of directors considered the circumstances of the proposed David Chu Agreements. It noted that these agreements had been negotiated independently among the parties thereto, which did not include Nautica or its counsel, and that compliance by Mr. Chu and the Chu Company with these agreements are a material condition to VF's obligations to consummate the merger, which condition is not in the control of Nautica. It further noted that the indication of interest range was determined by VF before Mr. Chu had his initial contact with VF with respect to the David Chu Agreements. See "David Chu Agreements."

         o Likelihood of Closing. The board of directors considered the limited nature of the closing conditions included in the merger agreement, including the likelihood that the merger would be approved by requisite regulatory authorities and that the merger agreement would be approved and adopted by Nautica's stockholders.

         o Employee Compensation and Benefits. The board considered that certain directors and officers of Nautica may receive certain benefits different from those of stockholders as described under "-- Interests of Nautica's Officers and Directors in the Merger."

         o Taxability; No Participation in Future Growth. The board of directors also considered that the merger will be a taxable transaction to Nautica's stockholders and that because Nautica stockholders are receiving cash for their stock, they will not participate in the future growth of either Nautica or VF.

         The foregoing discussion of the information and factors considered by Nautica's board of directors, while not exhaustive, includes the material factors considered by the board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, Nautica's board of directors did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have given different weights to different factors.

RECOMMENDATION OF NAUTICA'S BOARD OF DIRECTORS

         After careful consideration, Nautica's board of directors has, by the unanimous vote of the directors (with Messrs. Chu and Tishman abstaining), determined that the merger agreement is advisable, has approved and adopted the merger agreement and recommends that Nautica stockholders vote "FOR" approval and adoption of the merger agreement.

INTERESTS OF NAUTICA'S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

         Some of Nautica's directors and executive officers have interests in the merger that are different from, or are in addition to, their interests as stockholders in Nautica. Nautica's board of directors knew about these additional interests and considered them when they approved the merger agreement. These interests include the following:

         Retention Bonus Pool. Some officers and key employees, as determined by senior management of Nautica, will be eligible to receive a retention bonus payment from a $450,000 retention bonus pool, which will be payable at the effective time of the merger.

         Supplemental Fees to Specified Directors. The board of directors approved (with all recipient directors abstaining) a $25,000 supplemental director fee to each of Israel Rosenzweig, Robert B. Banks and Ronald G. Weiner in consideration of, among other things, such director's significant time and effort devoted to Nautica in connection with the merger agreement and the transactions contemplated thereby. In addition, the merger agreement provides for reimbursement of expenses and per diem payments of $3,000 per day, under certain circumstances, for certain time and effort that may be devoted by them with respect to certain indemnified proceedings, if any.

         Stock Options. Some of the officers and directors of Nautica hold unvested stock options to purchase shares of common stock of Nautica. At or immediately prior to the effective time of the merger, such options, as well as any outstanding vested options, whether or not exercisable or vested, will be cancelled and, promptly after the effective time, VF will pay or will cause the surviving corporation to pay to each option holder for each option an amount in cash, determined by the excess of the merger consideration over the applicable exercise price of the option multiplied by the number of shares of common stock each holder could have purchased (assuming full vesting of all options) had such holder exercised such option in full immediately prior to the effective time. In the case of any option granted under the Nautica Enterprises, Inc. 1996 Stock Incentive Plan (Amended and Restated) if the "change of control price" (as defined under the plan) is higher than the merger consideration, such change of control price shall be substituted for the merger consideration in the preceding sentence. The aggregate amount of cash to be paid to option holders in connection with the merger is expected to be approximately $23.1 million, or approximately $14.6 million after giving effect to the tax benefits relating thereto.

         New Change of Control Agreements. On July 6, 2003, Nautica's board of directors approved change of control agreements with Paulette McCready Pipher (President of Nautica Jeans Company and Nautica Children's Company, wholly-owned subsidiaries of Nautica) and Wayne Marino (Nautica's Chief Financial Officer). The agreement with Ms. McCready Pipher and the agreement with Mr. Marino provide that in the event of a termination of employment within two years after a change of control (as defined in the agreement) of Nautica, including the merger, (i) by Nautica for any reason other than for cause (as defined in the agreement) or other than on account of the employee's death, permanent disability or retirement or (ii) by the employee for good reason (as defined in the agreement), in which case the employee must provide a proposed notice of such termination within 90 days of the occurrence of the basis for such good reason termination, the employee will be entitled to receive the following:

         o payment in cash in the amount of two times the annual base salary in effect immediately before the change of control or immediately before the date of termination, whichever is greater;

         o payment in cash in the amount of fifty percent of the highest annual bonus during the preceding three years;

         o for a period of 24 months following termination, continuation of health and welfare benefits substantially comparable to the coverage provided by Nautica immediately prior to the change of control for active employees of equivalent rank;

         o for a period of 24 months following termination, continuation of perquisites substantially comparable to the perquisites provided by Nautica to the employee immediately prior to the change of control or, at the option of Nautica, payment in cash equal to two-thirds of the cost (without discount for present value) of providing the continuation of such perquisites;

         o with respect to Mr. Marino, for a period of 24 months following termination, continuation of any housing allowance substantially comparable to the housing allowance provided by Nautica to Mr. Marino immediately prior to the change of control or, at the option of Mr. Marino, payment in cash equal to two-thirds of the cost (without discount for present value) of providing the continuation of such housing allowance; and

         o   professional outplacement services.

         As of the date hereof, the maximum amounts currently payable to Ms. McCready Pipher and Mr. Marino under the terms of the agreements discussed above are $1,419,512 and $632,598, respectively.

         In addition, in the event of Ms. McCready Pipher's or Mr. Marino's termination before the payment of an incentive or bonus award under Nautica's management incentive plan or other bonus plan or program for Nautica's fiscal year ending February 28, 2004, Ms. McCready Pipher or Mr. Marino would be entitled to payment of any such incentive or bonus award, to the extent Nautica's performance targets are achieved for the fiscal year, as though she or he were employed with Nautica for the entire fiscal year.

         The change of control agreements with Ms. McCready Pipher and Mr. Marino provide that if any payment made by Nautica to or for their benefit (whether or not paid pursuant to the terms of the change of control agreement) would be nondeductible by Nautica for federal income tax purposes because of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of amounts payable to or for their benefit pursuant to the change of control agreement will be reduced to an amount (expressed in present value) which maximizes the aggregate present value of such payments without causing any such payments to be nondeductible by Nautica because of
Section 280G of the Code.

         Existing Transition and Employment Agreements.

         Nautica has transition agreements with Messrs. Sanders and Chu, each dated July 11, 1991, which will only become effective upon a change of control event, and thereafter will continue for a term of three years. Upon completion of the merger, Mr. Chu's new employment and consulting agreement, described in "David Chu Agreements -- New Chu Employment Agreement," will supersede the transition agreement and other prior agreements and understandings with Nautica, whether written or oral, concerning the subject matters covered by the new agreement.

         The transition agreements with Messrs. Sanders and Chu provide that if Nautica (or any new entity resulting from the change of control event) terminates the employment of the executive other than for "cause" (as defined in the agreements) or permanent disability, or if the executive terminates his employment for "good reason" (as defined in the agreements), prior to the termination of the transition agreement, then the executive will be entitled to receive the following: (i) a lump-sum payment equal to the excess of (A) the product of 2.90 multiplied by the "base amount" as determined for the executive within the meaning of Section 280G of the Internal Revenue Code over (B) the value on the date of the change of control event of the non-cash benefits provided under (ii), (iv), (v) and (vi); (ii) life, disability, accident and group health insurance benefits substantially similar to those which the executive was receiving immediately prior to the change of control event for a three-year period after termination of the executive's employment; (iii) immediate vesting in all non-vested benefits accrued under all bonus plans, long-term incentive compensation plans, stock option plans, restricted stock or similar plans or any other deferred compensation plans or other fringe benefits or perquisites of Nautica which Nautica maintains and under which the executive was entitled to benefits; (iv) the use of professional outplacement services by qualified consultants retained by the executive at the expense of Nautica; (v) automobiles or vehicles (or allowances in respect thereof) which had theretofore been made available to the executive for a three-year period after the termination of employment; and (vi) all amounts in respect of club association or similar fees and dues covering the executive for a three-year period after the termination of employment. The maximum amount currently payable to Mr. Sanders and Mr. Chu under such agreements is $5,448,508 and $6,087,908, respectively.

         The current employment agreement between Nautica and Mr. Varvatos, President of John Varvatos Company ("JVC"), entered into as of October 1, 1999 and continuing until February 28, 2005 (subject to automatic extension in three-year segments unless either party provides notice of non-extension), also provides for the benefits listed under (i) through (vi) above, but only in the event that Mr. Varvatos terminates the agreement upon a change of control event. The maximum amount currently payable to Mr. Varvatos under the change of control provision of such agreement is $2,177,924. In the event that Mr. Varvatos is terminated by Nautica for any reason other than for cause (as defined in the agreement) or other than on account of Mr. Varvatos' death or permanent disability, Nautica will pay him, on the date of such termination, an amount equal to the lesser of (i) 12 months base salary then in effect, if more than 12 months of the employment term remain; or (ii) the annual base salary remaining for the employment term if less than 12 months of the term remain.

         In addition to the change of control and termination provisions set forth above, the employment agreement with Mr. Varvatos provides that if during Mr. Varvatos' term of employment, Mr. Sanders is no longer employed by Nautica, then Nautica must exercise one of the following options: (i) spin-off to Nautica's stockholders the shares of JVC with Mr. Varvatos serving as its Chief Executive Officer; (ii) sell JVC to Mr. Varvatos at fair market value; or (iii) pay to Mr. Varvatos an annual amount equal to 10% of JVC's net income (after taxes) for so long as he remains JVC's Chief Executive Officer; provided, however, that the annual payments will continue to be made to Mr. Varvatos if he ceases to be JVC's Chief Executive Officer because of a termination by Nautica without cause. Nautica can elect to cease making the annual payments provided for in clause (iii) above by making a lump sum payment to Mr. Varvatos in an amount equal to two times JVC's average annual net income (after taxes) for the prior three years. The lump sum payment shall not exceed $50 million.

         During fiscal year 2003, Mr. Varvatos was entitled to receive a salary of $735,000. Thereafter, the salary will be increased in an amount to be determined by the Board of Directors, subject to a minimum increase of no less than 5% (unless mutually agreed upon to be less). Mr.

Varvatos is entitled to annual bonuses in accordance with Nautica's policies in effect from time to time for other employees of comparable seniority.

         Under his agreement, Mr. Varvatos has assigned to Nautica all of his right, title and interest in and to the names John Varvatos, Varvatos and John Varvatos Company, and any derivations thereof.

         Nautica has also entered into split-dollar agreements with trusts established by each of Mr. Sanders and Mr. Chu dated as of January 1995, and with Mr. Varvatos dated as of May 2000. Pursuant to each of the agreements, Nautica pays the annual premium on specified life insurance policies owned by each of the trusts and by Mr. Varvatos, net of the amount of the "economic benefit" attributable to each of the employees. The amount of the premiums paid by Nautica constitutes indebtedness from each of the trusts and Mr. Varvatos to Nautica and is secured by collateral assignments of each of the insurance policies to Nautica. The premium payable by Nautica in fiscal 2003 for the benefit of Mr. Sanders' trust was $57,231, for Mr. Chu's trust, $49,402 and for Mr. Varvatos, $89,336. Due to considerations raised by the Sarbanes-Oxley Act of 2002, Nautica has ceased paying premiums under such split-dollar life insurance policies. The face value of the policy for Mr. Sanders' trust is $5,000,000, for Mr. Chu's trust, $5,050,000 and for Mr. Varvatos, $5,000,000.

         Indemnification. Nautica's restated certificate of incorporation and the merger agreement contain provisions regarding indemnification of the directors and officers of Nautica and the merger agreement provides for the maintenance of directors' and officers' insurance for a period of six years after the effective time of the merger. See "The Merger Agreement -- Indemnification; Directors' and Officers' Insurance."

           FAIRNESS OPINIONS DELIVERED TO NAUTICA'S BOARD OF DIRECTORS

ROTHSCHILD INC.

         Nautica retained Rothschild to act as its financial advisor in connection with the proposed merger. Nautica selected Rothschild based on its reputation and experience. As part of its investment banking business, Rothschild regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, private placements and other matters.

         In connection with this engagement, the board of directors requested that Rothschild evaluate the fairness, from a financial point of view, of the merger consideration to be received by the holders of Nautica's common stock (other than VF, Voyager Acquisition Corporation and the members of the management of Nautica who have signed voting agreements with VF in connection with the merger agreement). On July 6, 2003, at a meeting of the board of directors held to evaluate the proposed merger, Rothschild delivered to the board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated the same date, to the effect that, as of that date and based on and subject to the matters described in its opinion, the merger consideration was fair, from a financial point of view, to the holders of Nautica common stock (other than VF, Voyager Acquisition Corporation and the members of the management of Nautica who have signed voting agreements with VF in connection with the merger agreement).

         The type and amount of consideration payable in the merger was determined through negotiation between Nautica and VF and the decision to approve the merger and related transactions was solely that of Nautica and its board of directors. Rothschild was not authorized by Nautica or its board of directors to conduct, nor did Rothschild conduct, a solicitation of third party indications of interest for the acquisition of all or any part of Nautica. No other instructions or limitations were imposed by the board of directors on Rothschild with respect to the investigations made or procedures followed by Rothschild in rendering its opinion.

         The full text of Rothschild's written opinion dated July 6, 2003, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Appendix D-1. We encourage you to read this opinion in its entirety. Rothschild's opinion was provided for the information of the board of directors in connection with its evaluation of the merger, is limited to the fairness, from a financial point of view, of the merger consideration and does not address any other aspect of the merger or any related transaction. Rothschild's opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the merger or any related transaction. Rothschild's opinion does not address the merits of the underlying decision by Nautica to engage in the merger, the consideration the stockholders may have received in an alternative transaction, or the relative merits of the merger as compared to any alternative transaction or business strategy that may be available to Nautica.

         In arriving at its opinion, Rothschild:

         o reviewed a draft of the merger agreement dated July 6, 2003 and related documents;

         o reviewed publicly available business and financial information relating to Nautica;

         o reviewed audited and unaudited financial statements and other financial and operating data of Nautica;

         o reviewed financial forecasts relating to Nautica provided to or discussed with Rothschild by Nautica's management;

         o held discussions with Nautica's management regarding the past and current operations and financial condition and prospects of Nautica;

         o compared the financial performance of Nautica with those of publicly traded companies which Rothschild deemed to be relevant in evaluating Nautica;

         o reviewed, to the extent publicly available, the financial terms of public transactions which Rothschild deemed to be relevant in evaluating the merger;

         o discussed the proposed merger with Nautica's management, board of directors, advisors and other representatives; and

         o considered other factors and information as Rothschild deemed appropriate in arriving at its opinion.

         In rendering its opinion, Rothschild did not assume any obligation independently to verify any information utilized or considered by Rothschild in formulating its opinion and relied on such information being accurate and complete in all material respects. With respect to financial forecasts for Nautica provided to or otherwise discussed with Rothschild by Nautica's management, Rothschild was advised, and assumed, that these forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of Nautica's management as to the future financial performance of Nautica and the other matters covered. Rothschild expressed no view as to the reasonableness of these forecasts and projections or the assumptions on which they are based. Rothschild also assumed that there had not occurred any material change in the assets, financial condition, results of operations, business or prospects of Nautica since the dates on which the most recent financial statements or other financial and business information relating to Nautica were made available to Rothschild. Rothschild further assumed that, in all respects material to its analysis, the representations and warranties contained in the merger agreement are true and correct, each of Nautica and VF will perform all of the covenants and agreements to be performed by it under the merger agreement and that the merger and related transactions would be consummated in all material respects in accordance with the terms and conditions described in the merger agreement without any waiver or modification and that all material governmental, regulatory and other consents and approvals necessary for the consummation of the merger and related transactions would be obtained. Rothschild did not assume responsibility for making any independent evaluation, appraisal or physical inspection of any of the assets or liabilities, contingent or otherwise, of Nautica. Rothschild's opinion was necessarily based on information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Rothschild as of the date of its opinion. Accordingly, although subsequent developments may affect Rothschild's opinion, Rothschild has not assumed any obligation to update, revise or reaffirm its opinion.

         In preparing its opinion, Rothschild performed a variety of financial and comparative analyses. Described below is a summary of the material analyses performed by Rothschild. The summary of these analyses is not a comprehensive description of all analyses and factors considered by Rothschild. The preparation of a fairness opinion is a complex analytical process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Rothschild believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

         Rothschild employed several analytical methodologies and no one method of analysis should be regarded as critical to the overall conclusion reached by Rothschild. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Rothschild is based on all analyses and factors taken as a whole and also on application of Rothschild's experience and judgment, which conclusion may involve significant elements of subjective judgment and qualitative analysis. Rothschild therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analyses it performed. In its analyses, Rothschild considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Nautica. No company, transaction or business used in those analyses as a comparison is identical to Nautica or the proposed merger, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

         The estimates contained in Rothschild's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Rothschild's analyses and estimates are inherently subject to substantial uncertainty.

         Rothschild's opinion and analyses were only one of many factors considered by the board of directors in its evaluation of the merger and should not be viewed as determinative of the views of Nautica's board of directors or management with respect to the proposed merger or the merger consideration.

         The following is a summary of the material financial analyses performed by Rothschild in connection with the rendering of its opinion dated July 6, 2003 to the board of directors. The financial analyses summarized below include information presented in tabular format. In order to fully understand Rothschild's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Rothschild's financial analyses.

Market Price Analysis

         Rothschild reviewed the historical closing prices for Nautica common stock for the periods June 10, 2002 through June 10, 2003 (the last trading day prior to the public announcement of the Barington Companies Equity Partners, L.P. proposal to seek board seats at Nautica's 2003 annual meeting) and July 3, 2002 through July 3, 2003 (the last trading day prior to Nautica's board of directors' meeting held to evaluate the proposed merger). This analysis reflected the following low and high closing prices for Nautica common stock during such periods, as compared to the per share merger consideration:

                  Low and High Closing Prices
                  of Nautica Common Stock by                                           Per Share
                       Respective Period                                          Merger Consideration
                  ---------------------------                                     --------------------
    June 10, 2002 to June 10, 2003         $9.01 - $13.50                                $17.00
    July 3, 2002 to July 3, 2003           $9.01 - $13.36                                $17.00


Selected Public Companies Analysis

         Rothschild analyzed the market values and trading multiples of Nautica and selected publicly traded companies with lines of business, or operating and financial characteristics, generally similar to those of Nautica. Using publicly available information, Rothschild analyzed the market values and trading multiples of Nautica and the following four publicly traded companies that primarily target the market for men's apparel, referred to below as the "Tier I Companies," and the following four apparel companies that target less specific markets, referred to below as the "Tier II Companies":


           Tier I Companies                             Tier II Companies
           ----------------                             -----------------

   Perry Ellis International, Inc.                  Jones Apparel Group, Inc.
   Phillips-Van Heusen Corporation                       Kellwood Company
    Polo Ralph Lauren Corporation                      Liz Claiborne, Inc.
      Tommy Hilfiger Corporation                         V.F. Corporation


         All multiples were based on closing stock prices on July 3, 2003. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and estimated financial data for Nautica were based on internal estimates provided by Nautica's management. Rothschild reviewed enterprise values of the selected companies as multiples of, among other things, calendar year 2002, latest 12 months, commonly referred to as LTM, and estimated calendar years 2003 and 2004 revenues, earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, and earnings before interest and taxes, commonly referred to as EBIT. Rothschild calculated enterprise values as equity value, plus total debt and minority interest, less cash and cash equivalents. Rothschild also reviewed equity values of the selected companies as a multiple of, among other things, calendar year 2002, latest 12 months and estimated calendar years 2003 and 2004 net income. Rothschild used the median point for each of these metrics to develop a range of multiples of latest 12 months and estimated calendar years 2003 and 2004 revenues, EBITDA, EBIT and net income, which Rothschild then applied to financial data of Nautica for the most closely corresponding periods in order to derive an implied per share equity reference range for Nautica. Utilizing the respective multiples for the Tier I Companies, which Rothschild deemed to be most relevant, these analyses indicated the following implied per share equity reference ranges for Nautica by reference to Nautica's corresponding periods:

                                                         Implied Per Share Equity Reference Range
           Methodology                                                 for Nautica
           -----------                                                 -----------
Revenues         FY 2003 Actual                                       $15.91-$19.56
                 FY 2004 Estimated                                    $10.29-$14.25
                 FY 2005 Estimated                                    $10.48-$14.42

EBITDA           FY 2003 Actual                                       $14.57-$18.81
                 FY 2004 Estimated                                    $10.99-$14.99
                 FY 2005 Estimated                                    $10.99-$15.43

EBIT             FY 2003 Actual                                       $12.57-$15.52
                 FY 2004 Estimated                                     $9.19-$11.64
                 FY 2005 Estimated                                     $9.41-$12.21

Net Income       FY 2003 Actual                                        $9.10-$10.94
                 FY 2004 Estimated                                     $9.29-$10.79
                 FY 2005 Estimated                                     $9.53-$11.36


         Rothschild placed particular weight on multiples of enterprise value to estimated fiscal year 2004 EBITDA in deriving the following approximate implied per share equity reference range for Nautica, which Rothschild compared to the per share merger consideration:


    Implied Per Share Equity
  Reference Range for Nautica                 Per Share Merger Consideration
  ---------------------------                 ------------------------------

        $11.00 - $14.50                                   $17.00

Selected Precedent Transactions Analysis

         Using publicly available information and estimates, Rothschild analyzed the transaction value multiples paid or proposed to be paid in the following eight selected transactions announced since June 2001 involving companies in the apparel and apparel-oriented specialty retail industries, which Rothschild deemed to be relevant:


                       Acquiror                                                Target
                       --------                                                ------
                   Kellwood Company                                          Kasper ASL
             Leonard Green & Partners, LP                               Varsity Brands, Inc.
           Perry Ellis International, Inc.                               Salant Corporation
               Berkshire Hathaway Inc.                                  Garan, Incorporated

                    Designs, Inc.                                        Casual Male Corp.
                Berkshire Partners LLC                                   William Carter Co.
                Charming Shoppes, Inc                     Lane Bryant Inc. (division of The Limited Inc.)
              Jones Apparel Group, Inc.                            McNaughton Apparel Group Inc.


         Rothschild compared transaction values in the selected transactions as multiples of latest 12 months revenues, EBITDA and EBIT. Rothschild used the median point for each of these metrics to develop a range of multiples of latest 12 months revenues, EBITDA and EBIT, which Rothschild then applied to corresponding financial data of Nautica in order to derive an implied per share equity reference range for Nautica. These analyses indicated the following approximate implied per share equity reference ranges for Nautica by reference to Nautica's corresponding periods:


                                       Implied Per Share Equity Reference Range
       Methodology                                  for Nautica
       -----------                                  -----------
 FY 2003A Revenue                                  $9.63- $13.76

 FY 2003A EBITDA                                   $13.15-$17.84

 FY 2003A EBIT                                     $12.87-$15.88

         Rothschild placed particular weight on multiples of enterprise value to actual fiscal year 2003 EBITDA in deriving the following approximate implied per share equity reference range for Nautica, which Rothschild compared to the per share merger consideration:

               Implied Per Share Equity
             Reference Range for Nautica          Per Share Merger Consideration

                   $13.25 - $17.75                            $17.00


Discounted Cash Flow Analysis

         Rothschild calculated the estimated present value of the stand-alone, unlevered, after-tax free cash flows that Nautica is forecast to generate over fiscal years 2004 through 2008 using financial forecasts provided to Rothschild by Nautica's management. Rothschild then calculated an estimated range of terminal values for Nautica by applying terminal EBITDA multiples ranging from 3.5x to 5.0x to Nautica's calendar year 2008 estimated EBITDA. The present value of the cash flows and terminal values were calculated using discount rates ranging from 10.5% to 12.5%. This analysis indicated the following approximate implied per share equity reference range for Nautica, as compared to the per share merger consideration:


   Implied Per Share Equity
 Reference Range for Nautica                   Per Share Merger Consideration
 ---------------------------                   ------------------------------

       $14.75 - $19.50                                     $17.00


Selected Premiums Paid Analysis

         Rothschild reviewed the premiums paid in 31 public transactions completed between January 1, 2000 and July 3, 2003 with transaction values between $400 million and $600 million, excluding transactions involving technology and telecommunications companies and financial institutions, which Rothschild did not deem to be relevant. Rothschild reviewed the purchase prices paid in the selected transactions relative to the target company's average closing stock prices one week and four weeks prior to public announcement of the transaction. Rothschild then applied the premiums implied by the purchase prices paid in the selected transactions over these specified periods to the closing prices of Nautica common stock one week and four weeks prior to June 10, 2003 (the last trading date prior to the public announcement of the Barington Companies Equity Partners, L.P. proposal to seek board seats at Nautica's 2003 annual meeting) in order to derive an implied equity reference range for Nautica. This analysis indicated the following approximate implied per share equity reference range for Nautica, as compared to the per share merger consideration:


   Implied Per Share Equity
 Reference Range for Nautica                   Per Share Merger Consideration
 ---------------------------                   ------------------------------

       $14.00 - $15.00                                     $17.00

Leveraged Buyout Analysis

         Using the financial forecasts provided to Rothschild by Nautica's management, Rothschild performed a leveraged buyout analysis to determine the potential price per share, under current market conditions, that a leveraged buyout purchaser could theoretically pay for Nautica. In performing this analysis, Rothschild assumed that (1) acquisition financing could be obtained in the high yield and bank finance markets at a cost of 11% and 6%, respectively, in an amount not to exceed 3.50x projected fiscal year 2004 EBITDA, (2) a minimum internal rate of return from 25% to 30% on equity invested over a 5 year period would be required and (3) a leveraged buyout purchaser would realize value upon a liquidity event based on a multiple of EBITDA that is equivalent to the EBITDA multiple paid by the purchaser in the initial leveraged buyout transaction. This analysis indicated the following approximate implied per share equity reference range for Nautica, as compared to the per share merger consideration:


   Implied Per Share Equity
 Reference Range for Nautica                    Per Share Merger Consideration
 ---------------------------                    ------------------------------

       $13.00 - $14.00                                      $17.00


Miscellaneous

         Under the terms of its engagement, Nautica has agreed to pay Rothschild for its financial advisory services a transaction fee based on a percentage of the total consideration, including outstanding indebtedness assumed, payable in the merger. The aggregate fee payable to Rothschild currently is estimated to be approximately $5,900,000, which fee is contingent upon completion of the merger. Nautica also has agreed to reimburse Rothschild for reasonable expenses incurred by Rothschild in performing its services, including fees and expenses of its legal counsel, and to indemnify Rothschild and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement. The terms of Rothschild's fee arrangements were negotiated at arm's length between Nautica and Rothschild. Rothschild was also engaged by Nautica to act as its financial adviser in connection with its 2003 annual meeting of stockholders and has received fees in the amount of $100,000 for such services. Steven H. Tishman, a Managing Director of Rothschild, is a member of the board of directors of Nautica and has received customary director fees from Nautica for serving in this capacity. In the ordinary course of business, Rothschild and its affiliates may actively trade or hold the securities of Nautica and VF for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities.

BEAR, STEARNS & CO. INC.

         Under a letter agreement dated as of July 2, 2003, the board of directors of Nautica engaged Bear Stearns to render a fairness opinion in connection with a possible transaction with VF. The board of directors of Nautica engaged Bear Stearns to render a fairness opinion based on Bear Stearn's experience and expertise in similar transactions. The board engaged Bear Stearns to render the second fairness opinion in light of Steven Tishman's position as both a director of Nautica and a Managing Director of Rothschild and in light of the pending proxy contest. Bear

Stearns, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

         At the July 6, 2003 meeting of Nautica's board of directors Bear Stearns delivered its oral opinion, subsequently confirmed in writing, that, as of July 6, 2003, and based upon and subject to the assumptions, qualifications and limitations set forth in its opinion, the merger consideration of $17.00 per share is fair, from a financial point of view, to the stockholders of Nautica excluding VF, Voyager Acquisition Corporation and those stockholders who are entering into a voting agreement with VF with respect to their shares of Nautica's common stock.

         We have attached as Appendix D-2 to this document the full text of Bear Stearns' written opinion and urge you to read the opinion in its entirety. The opinion sets forth the assumptions made, some of the matters considered and qualifications and limitations on the review undertaken by Bear Stearns, and is incorporated herein by reference. The summary of Bear Stearns' opinion set forth below is qualified in its entirety by reference to the full text of such opinion. In reading the discussion of the fairness opinion set forth below, Nautica stockholders should be aware that Bear Stearns' opinion:

         o was provided to the Nautica's board of directors for its benefit and use;

         o did not constitute a recommendation to the board of directors of Nautica in connection with the merger;

         o does not constitute a recommendation to any Nautica stockholder as to how to vote in connection with the merger;

         o did not address Nautica's underlying business decision to pursue the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for Nautica or the effects of any other transaction in which Nautica might engage; and

         o does not express any opinion as to the price or range of prices at which the shares of common stock of Nautica would trade subsequent to the announcement of the merger.

         Although Bear Stearns evaluated the fairness, from a financial point of view, of the merger consideration to the stockholders of Nautica excluding VF, Voyager Acquisition Corporation and those stockholders who are entering into a voting agreement with respect to their shares of Nautica common stock, the merger consideration itself was determined by Nautica and VF through arm's-length negotiations. Nautica did not provide specific instructions to, or place any limitations on, Bear Stearns with respect to the procedures to be followed or factors to be considered by it in performing its analyses or providing its opinion.

Bear Stearns Opinion

         Nautica retained Bear Stearns to evaluate and render a fairness opinion with respect to the merger. In connection with rendering its opinion, Bear Stearns, among other things:

         o   reviewed a draft of the merger agreement dated July 5, 2003;

         o reviewed Nautica's Annual Reports to Stockholders and Annual Reports on Form 10-K for the fiscal years ended March 3, 2001, March 2, 2002, and March 1, 2003 and its Reports on Form 8-K for the three years ended the date of the opinion;

         o reviewed certain operating and financial information relating to Nautica's business and prospects, including projections for the five years ending March 1, 2008, all as prepared and provided to Bear Stearns by Nautica's management;

         o met with certain members of Nautica's senior management to discuss Nautica's business, operations, historical and projected financial results and future prospects;

         o reviewed the historical prices, trading multiples and trading volume of the common shares of Nautica;

         o reviewed publicly available financial data, stock market performance data and trading multiples of companies which Bear Stearns deemed generally comparable to Nautica;

         o reviewed the terms of recent mergers and acquisitions involving companies, which Bear Stearns deemed generally comparable to Nautica and the merger;

         o performed discounted cash flow analyses based on the projections for Nautica furnished to Bear Stearns; and

         o conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

         In arriving at its opinion, Bear Stearns has not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of Nautica, nor has Bear Stearns been furnished with any such appraisals. Bear Stearns has assumed that the merger will be consummated in a timely manner and in accordance with the terms of the merger agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on Nautica or the merger consideration.

         Bear Stearns has relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information including, without limitation, the projections provided to it by Nautica. With respect to Nautica's projected financial results, Bear Stearns relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Nautica as to the expected future performance of Nautica. Bear Stearns has not assumed any responsibility for the independent verification of any such information or of the projections provided to it, and Bear

Stearns has further relied upon the assurances of the senior management of Nautica that they are unaware of any facts that would make the information and projections provided to it incomplete or misleading. Bear Stearns assumes no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the Bear Stearns opinion.

Summary of Analyses

         The following is a brief summary of the material analyses performed by Bear Stearns and presented to the Nautica board of directors in connection with rendering its fairness opinion.

         Some of the financial analyses summarized below include summary data and information presented in tabular format. In order to understand fully the financial analyses, the summary data and tables must be read together with the full text of the analyses. Considering the summary data and tables alone could create a misleading or incomplete view of Bear Stearns' financial analyses.

         Comparison of Merger Consideration to Unaffected and Historical Stock Prices. Bear Stearns compared the merger consideration to be received by Nautica stockholders of $17.00 per share to Nautica's stock price as of June 10, 2003 (the last trading day prior to the public announcement of the Barington Companies Equity Partners, L.P. proposal to seek board seats at Nautica's 2003 annual meeting), June 19, 2003 (the day before Nautica announced it was engaged in discussions regarding its sale), July 3, 2003 (one trading day prior to announcement of the merger) and stock prices one month, three months, six months, one year and two years preceding June 10, 2003, June 19, 2003 and July 3, 2003. The merger consideration to be received by Nautica stockholders represents a 58% premium to the June 10, 2003 closing price of $10.77, a 42% premium to the June 19, 2003 closing price of $11.99 and a 31% premium to the July 3, 2003 closing price of $12.99.


                Premium of the Merger Consideration Relative To
              ------------------------------------------------------------------
                June 10, 2003             June 19, 2003            July 3, 2003
              -----------------         -----------------         --------------
Two Years           34.6%                     35.5%                    37.2%
One Year            54.1%                     54.3%                    54.2%
Six Months          63.1%                     62.0%                    59.6%
Three Months        67.9%                     62.3%                    54.2%
One Month           64.9%                     54.4%                    37.1%


         Calculation of Nautica's Enterprise Value at the Merger. For purposes of analyzing the merger consideration to be received by Nautica stockholders, Bear Stearns calculated the enterprise value, referred to in this summary as "Enterprise Value," of Nautica by adding the equity value of Nautica's common stock (including calculating the values of in-the-money options with a deduction for the exercise prices) and Nautica's total long term debt outstanding as of March 1, 2003 and subtracting Nautica's cash and cash equivalents outstanding as of March 1, 2003.

         Bear Stearns calculated multiples of Nautica's Enterprise Value to Nautica's earnings before interest, taxes, depreciation and amortization, referred to in this summary as "EBITDA," for the fiscal years ending March 2, 2002 and March 1, 2003 and estimated EBITDA for the fiscal years ending March 2004 and March 2005. Bear Stearns calculated multiples of Nautica's stock price to Nautica's earnings per share, referred to in this summary as "EPS," for the fiscal years ending March 2, 2002 and March 1, 2003 and estimated EPS for the fiscal years ending March 2004 and March 2005.

         Comparable Company Analysis. Bear Stearns analyzed selected historical and projected operating information provided by Nautica management, stock price performance data and valuation multiples for Nautica and compared this data to that of ten publicly traded companies deemed by Bear Stearns to be generally comparable to Nautica. Bear Stearns utilized the earnings forecasts for these companies from publicly available data, First Call and select Wall Street equity research reports. In conducting its analysis, Bear Stearns analyzed the multiples in the following subsets of comparable companies.

         o Selected companies with a market capitalization greater than $1 billion and less than $5 billion referred to below as "Mid-Cap"; and

         o Selected companies with a market capitalization less than $1 billion, referred to below as "Low-Cap".

         The companies included in the Bear Stearns analysis were:

         Mid-Cap

         o   Liz Claiborne, Inc.

         o   Jones Apparel Group, Inc.

         o   V.F. Corporation

         o   Polo Ralph Lauren Corporation

         Low-Cap

         o   Kellwood Company

         o   Phillips-Van Heusen Corporation

         o   Tommy Hilfiger Corporation

         o   Perry Ellis International

         o   Guess?, Inc.

         o   Kenneth Cole Productions, Inc.

         Bear Stearns reviewed, among other things, the comparable companies' multiples of (i) Enterprise Value to fiscal year 2003 actual EBITDA, (ii) Enterprise Value to fiscal year 2004 estimated EBITDA, (iii) share price to calendar year 2003 estimated EPS, and (iv) share price to calendar year 2004 estimated EPS. Fiscal year 2003 actual EBITDA refers to actual last 12 months EBITDA for the comparable companies and actual EBITDA for the fiscal year ending March 2003 for Nautica. Fiscal year 2004 estimated EBITDA refers to one year forward projected EBITDA for the comparable companies and projected EBITDA for the fiscal year ending March 2004 for Nautica. The multiples were based on closing stock prices for the comparable companies on July 3, 2003, except in the case of Tommy Hilfiger Corporation, for which Bear Stearns analyzed the implied multiples based on the closing prices on July 3, 2003 and March 26, 2003 (the day before the Wall Street Journal reported that Jones Apparel Group, Inc. had held talks to acquire Tommy Hilfiger Corporation).

         The table below summarizes the analysis.

                                        Enterprise Value/EBITDA                         Price/EPS
                                  -------------------------------------    -------------------------------------
                                     FY 2003A             FY 2004E            CY 2003E             CY 2004E
                                  ----------------    -----------------    ----------------    -----------------
  Mid-Cap
  High                                    8.4x                 7.6x               13.8x                12.3x
  Harmonic Mean                           6.6x                 6.5x               11.7x                10.8x
  Low                                     5.4x                 6.0x               10.2x                 9.4x

  Low-Cap
  High                                   12.9x                11.4x               14.7x                12.5x
  Harmonic Mean                           5.5x                 5.3x                9.1x                 8.4x
  Low                                     2.2x                 2.5x                5.0x                 5.1x

  Combination of Mid-Cap and Low-Cap
  High                                   12.9x                11.4x               14.7x                12.5x
  Harmonic Mean                           5.3x                 5.3x                9.5x                 8.9x
  Low                                     2.2x                 2.5x                5.0x                 5.1x
  --------------------------------------------------------------------------------------------------------------


         "Harmonic Mean" is calculated based on the average of the reciprocals of the multiples and gives equal weight to equal dollar investments in the securities whose ratios are being averaged.

         Bear Stearns compared the multiples implied in the merger of 6.6x fiscal year 2003 actual EBITDA, 7.8x fiscal year 2004 estimated EBITDA, 17.9x calendar year 2003 estimated EPS and 16.8x calendar year 2004 estimated EPS with the range and harmonic mean of the Mid-Cap, Low-Cap and Combination of the Mid-Cap and Low-Cap. This analysis indicated a range of implied equity values per share for Nautica common stock of $11.00 to $14.50, which Bear Stearns compared to the merger consideration of $17.00 per share.

         Comparable Precedent Transactions Analysis. Bear Stearns analyzed 18 merger and acquisition transactions involving companies in the apparel industry which Bear Stearns deemed generally comparable to Nautica and the merger. Bear Stearns reviewed, among other things, the ratio of the comparable companies' enterprise value implied in the respective transactions to their last twelve months (pre-acquisition) EBITDA, referred to in this summary as "LTM EBITDA".

         The precedent transactions in the Bear Stearns analysis were:

         o   Kellwood Company / Kasper A. S. L., Limited

         o   Liz Claiborne, Inc. / Juicy Couture

         o   Perry Ellis International / Salant Corporation

         o   Phillips-Van Heusen Corporation / Calvin Klein Industries

         o   Jones Apparel Group, Inc. / l. e. i. (RSV Sport, Inc.)

         o   Berkshire Hathaway Inc. / Garan Incorporated

         o   Kellwood Company / Gerber Childrenswear

         o   Jones Apparel Group, Inc. / Gloria Vanderbilt Apparel Corporation

         o   Berkshire Hathaway Inc. / Fruit of the Loom International, Ltd.

         o   Berkshire Partners, LLC / The William Carter Company

         o   Nautica Enterprises, Inc. / Earl Jean Inc.

         o   Jones Apparel Group, Inc. / McNaughton Apparel Group Inc.

         o   LVMH Moet Hennessy Louis Vuitton / Donna Karan International Inc.

         o   H.I.G. Capital / Happy Kids Inc.

         o   Jones Apparel Group, Inc. / Nine West Group

         o   Perry Ellis International / Supreme International

         o   Vestar Capital Partners, Inc. / St. Johns Knits Inc.

         o   Jones Apparel Group, Inc. / Sun Apparel Inc.

   The table below summarizes the analysis.

                                             Enterprise Value/LTM EBITDA
                                      ------------------------------------------

      High                                              9.4x
      Harmonic Mean                                     5.5x
      Low                                               2.6x
      --------------------------------------------------------------------------


         In the case of the LVMH / Donna Karan International transaction, Bear Stearns analyzed the precedent transaction under two scenarios: (i) assuming Gabrielle Studio Inc., licensor of Donna Karan, and Donna Karan International were merged entities, and (ii) assuming Gabrielle Studio and Donna Karan International were separate stand-alone entities.

         Bear Stearns compared the multiple implied in the merger of 6.6x 2003 actual EBITDA with the range and harmonic mean of the precedent transactions. This analysis indicated a range of implied equity values per share for Nautica common stock of $13.00 to $17.50, which Bear Stearns compared to the merger consideration of $17.00 per share.

         Discounted Cash Flow Analysis. Bear Stearns calculated the estimated present value of the stand-alone, unlevered after-tax free cash flows for the five years ending March 2008 based on projections provided to Bear Stearns by Nautica management. Bear Stearns then calculated an implied range of terminal values for Nautica under two methodologies: (i) by applying a range of perpetual growth rates of unlevered net income of (1%) to 1% and (ii) by applying a range of terminal year exit multiples of EBITDA of 3.5x to 5.5x. The present value of the free cash flows and terminal values were discounted using a range of illustrative discount rates of 10.5% to 12.5%.

         Bear Stearns compared the range of implied equity values per share for Nautica common stock to the merger consideration of $17.00 per share as follows:


                                                                               Implied Equity Value per Share
                                                                            --------------------------------------
Based on perpetual  growth rates in unlevered  net income of (1%) to 1%
and illustrative discount rates of 10.5% to 12.5%                                      $14.57 - $18.85

Based on  terminal  year exit  multiples  of EBITDA of 3.5x to 5.5x and
illustrative discount rates of 10.5% to 12.5%                                          $14.13 - $19.50
------------------------------------------------------------------------------------------------------------------


         Miscellaneous. In connection with rendering its opinion, Bear Stearns conducted other analyses as it deemed appropriate, including reviewing Nautica's historical and estimated financial and operating performance, analyzing selected Wall Street equity research reports on, and earnings and other estimates for apparel companies, reviewing and comparing certain financial data and valuation parameters for Nautica and reviewing available information regarding the institutional holdings of Nautica common stock. In addition, Bear Stearns examined publicly available information relating to trends in the apparel industry.

         The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of those methods to the particular circumstances involved. Such an opinion is therefore not readily susceptible to partial analysis or summary description, and taking portions of the analyses set out above, without considering the analysis as a whole, would in the view of Bear Stearns, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering the Bear Stearns opinion. Bear Stearns did not form an opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support the Bear Stearns opinion. In arriving at its opinion, Bear Stearns considered the results of all its analyses and did not attribute any particular weight to any one analysis or factor. The analyses performed by Bear Stearns, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. With respect to the analysis of comparable companies summarized above, no public company utilized as a comparison is identical to Nautica. In addition, none of the precedent transactions or the companies they involve are identical to the merger or Nautica. Accordingly, an analysis of publicly traded comparable companies and comparable precedent transactions is not mathematical; rather, it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and precedent transactions and other factors that could affect the public trading values of Nautica and the companies and precedent transactions to which they were compared. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future. In addition, the Bear Stearns opinion was just one of the many factors taken into consideration by Nautica's board of directors. Consequently, Bear Stearns' analysis should not be viewed as determinative of the decision of Nautica's board of directors or Nautica's management with respect to the fairness of the merger consideration, from a financial point of view, to the stockholders of Nautica excluding VF, Voyager Acquisition Corporation and those stockholders who are entering into a voting agreement with VF in connection with the merger agreement.

         Pursuant to the terms of its engagement letter with Bear Stearns, Nautica has agreed to pay Bear Stearns a fee of $875,000 which became payable upon the rendering of the Bear Stearns opinion. In addition, Nautica has agreed to reimburse Bear Stearns for all reasonable out-of-pocket expenses incurred by Bear Stearns in connection with its engagement and the merger, including reasonable fees and disbursements of its legal counsel. Bear Stearns was also engaged by Nautica to act as its financial advisor in connection with its 2003 annual meeting of stockholders and has received fees in the amount of $125,000 for such services. Nautica has agreed to indemnify Bear Stearns against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws.

         In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of Nautica and/or VF for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities or bank debt.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of United States federal income tax consequences of the merger relevant to beneficial holders of Nautica common stock whose shares are converted to cash in the merger. The discussion is for general information only and does not purport to consider all aspects of federal income taxation that might be relevant to beneficial holders of Nautica common stock. The discussion is based on current provisions of the Internal Revenue Code of 1986, existing, proposed and temporary regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis. The discussion applies only to beneficial holders of Nautica common stock in whose hands shares are capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 and may not apply to beneficial holders who acquired their shares pursuant to the exercise of employee stock options or other compensation arrangements with Nautica or hold their shares as part of a hedge, straddle or conversion transaction or who are subject to special tax treatment under the Internal Revenue Code of 1986 (such as dealers in securities, insurance companies, other financial institutions, regulated investment companies, tax-exempt entities, S corporations and taxpayers subject to the alternative minimum tax). In addition, this discussion does not discuss the federal income tax consequences to a beneficial holder of Nautica common stock who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any state, local or foreign tax laws.

         The receipt of cash for Nautica common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a beneficial holder who receives cash in exchange for shares pursuant to the merger will recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the beneficial holder's adjusted tax basis in the shares surrendered for cash pursuant to the merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the beneficial holder's holding period for such shares is more than one year at the time of consummation of the merger.

         Backup withholding at a 28% rate may apply to cash payments a beneficial holder of shares receives pursuant to the merger. Backup withholding generally will apply only if the beneficial holder fails to furnish a correct taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Each beneficial holder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the exchange agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner acceptable to the exchange agent. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or credit against a beneficial holder's United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

         Because individual circumstances may differ, each beneficial holder of shares is urged to consult such beneficial holder's own tax advisor as to the particular tax consequences to such beneficial holder of the merger, including the application and effect of state, local, foreign and other tax laws.

                 REQUIRED REGULATORY APPROVALS AND OTHER MATTERS

         The consummation of the merger is subject to the regulatory approvals that are described below. While Nautica has no reason to believe it will not be possible to obtain these regulatory approvals in a timely manner and without the imposition of burdensome conditions, there is no certainty that these approvals will be obtained within the period of time contemplated by the merger agreement or on conditions that would not be detrimental to the combined company or at all.

         Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR Act") and the rules promulgated thereunder, VF and Nautica cannot complete the merger until they notify and furnish information to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice, and specified waiting period requirements are satisfied. VF and Nautica filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on July 16, 2003, and the waiting period is currently scheduled to expire at 11:59 p.m. on August 15, 2003, unless otherwise terminated or extended by the antitrust agencies.

         Under the HSR Act, as amended, and the rules promulgated thereunder, Mr. Chu, the Chu Company and VF cannot complete the sale of assets contemplated by the purchase agreement until they notify and furnish information to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice, and specified waiting period requirements are satisfied. Mr. Chu, the Chu Company and VF plan to file a notification and report form under the HSR Act with the FTC and the Antitrust Division shortly. The consummation of the transactions contemplated by the purchase agreement is a condition under the merger agreement to VF's obligation to consummate the merger.

         At any time before or after completion of the merger, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or the purchase under the purchase agreement or seeking divestiture of substantial assets of VF or Nautica. Private parties may also bring actions under the antitrust laws under certain circumstances. Although VF and Nautica believe that the merger and the purchase under the purchase agreement are legal under the antitrust laws, there can be no assurance that a challenge to the merger or the purchase under the purchase agreement on antitrust grounds will not be made or, if made, that it will not be successful. See also "The Merger Agreement -- Conditions to Consummation of the Merger."

Other Matters

         On July 16, 2003, Nautica was served with a complaint as filed by William Steiner and others against Nautica and its directors in the Court of Chancery of the State of Delaware, Civil Action No. 20425-NC. The complaint alleges, among other things, that the proposed merger agreement is unfair to Nautica's public stockholders, that the defendants have failed to maximize stockholder value and that the director defendants breached their fiduciary duties. In the complaint, the plaintiffs have demanded certain remedies, including preliminarily and permanently enjoining the merger. Nautica believes that the complaint is without merit and intends to vigorously defend the action.

                              THE MERGER AGREEMENT

         This section describes the material terms of the merger agreement. The description in this section is not complete. You should read the merger agreement, and the other information that is contained in this proxy statement, carefully and in its entirety for a more complete understanding of the merger. The complete text of the merger agreement is attached to this proxy statement as Appendix A and is incorporated by reference into this proxy statement.

THE MERGER

         Voyager Acquisition Corporation, a newly formed, wholly-owned subsidiary of VF (the "Merger Subsidiary"), will merge with and into Nautica. Merger Subsidiary, which is a Delaware corporation, was created solely for the purposes of the merger and has no significant assets and no operations of its own.

EFFECTIVE TIME OF THE MERGER

         The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at a later time as specified in the certificate of merger. The effective time of the merger will take place on a date that is not later than the fifth business day after certain of the conditions contained in the merger agreement have been satisfied or waived or, at a time as VF and Nautica agree.

CONSIDERATION TO BE RECEIVED IN THE MERGER

         At the time the merger becomes effective, each issued and outstanding share of common stock, except shares held by stockholders exercising dissenters' rights, will be converted into the right to receive $17.00 in cash without interest from VF. Shares of common stock held as treasury stock or owned by VF and its subsidiaries will be canceled at the effective time of the merger.

EXCHANGE PROCEDURES

         Prior to the effective time, VF will appoint an exchange agent reasonably acceptable to Nautica for the purpose of exchanging certificates representing shares of common stock for the merger consideration. Prior to the effective time, VF will deposit in trust with the exchange agent the funds sufficient to pay the merger consideration to the stockholders.

         As soon as practicable after the effective time of the merger, the exchange agent will mail to each former holder of record of common stock a letter with instructions on how to exchange stock certificates for the cash merger consideration.

         Please do not send in your stock certificates until you receive the letter of transmittal and instructions from the exchange agent. Do not return your stock certificates with the enclosed proxy card. If your shares of common stock are held through a broker, your broker will surrender your shares for cancellation.

         After you mail the letter of transmittal, duly executed and completed in accordance with its instructions, and your stock certificates to the exchange agent, VF will cause your check to be mailed to you. The stock certificates you surrender will be canceled. After the completion of the merger, there will be no further transfers of common stock, and stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration. If payment is to be made to a person other than the registered holder of the shares of Nautica common stock, the certificate surrendered must be properly endorsed or otherwise in proper form for transfer and any transfer or other taxes must be paid by the person requesting the payment or that person must establish to the exchange agent's satisfaction that such tax has been paid or is not payable.

         If your Nautica stock certificates have been lost, stolen or destroyed, upon making an affidavit of that fact, and if required by the surviving corporation, posting a bond as indemnity against any claim with respect to the certificates, the exchange agent will issue merger consideration in exchange for your lost, stolen, or destroyed stock certificates.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains a number of customary representations and warranties made by Nautica and VF relating to themselves and their respective subsidiaries. Nautica has made representations and warranties regarding, among other things:

         o   its due incorporation, good standing and qualification;

         o   its corporate power, authority and action;

         o governmental filings required to be made by it in connection with the merger;

         o the absence of certain specified violations as a result of the merger agreement;

         o   its capital stock;

         o   its subsidiaries;

         o   its SEC filings;

         o   its financial statements;

         o   its proxy statement materials;

         o   the absence of certain changes or events;

         o   the absence of undisclosed material liabilities;

         o   its compliance with laws and court orders;

         o   litigation and regulatory actions;

         o   its tax matters;

         o   its labor matters;

         o   its employee benefit plans;

         o   its intellectual property;

         o   the full force and effect of certain contracts;

         o   antitakeover statutes and its rights agreement;

         o   its use of brokers or finders; and

         o   the opinion of financial advisors.

         VF has made representations and warranties regarding, among other things:

         o   its due incorporation, good standing and authority;

         o   its corporate authority and action;

         o governmental filings required to be made by it in connection with the merger;

         o the absence of certain specified violations as a result of the merger agreement;

         o   its information included in proxy statement materials;

         o   its use of brokers and finders;

         o   the availability of funds necessary to consummate the merger; and

         o   the purchase agreement.

CONDUCT OF BUSINESS PENDING THE MERGER

         During the period from the signing of the merger agreement until the merger becomes effective, Nautica has agreed, subject to limited exceptions, that, among other things, it:

         o will carry on its business in the ordinary course consistent with past practice and will use its reasonable efforts to preserve its business organizations and relationships with third parties and to keep available the services of its present officers and employees;

         o will not adopt or propose any change to its restated certificate of incorporation or bylaws;

         o will not, and will not permit its subsidiaries to, merge or consolidate with any other entity, acquire a material amount of assets of any other entity or acquire more than 30% of the outstanding capital stock or other equity interests of any other entity; provided that in no event shall the purchase price for any such acquisition of assets, capital stock or other equity interests by Nautica or any of its subsidiaries exceed $1 million for any such individual acquisition or $5 million in the aggregate for all such acquisitions;

         o will not, and will not permit its subsidiaries to, sell, lease, license or otherwise dispose of any significant subsidiary or any material amount of assets, securities or property except pursuant to existing contracts or commitments, or in the ordinary course consistent with past practice;

         o will not make or change any tax election, change any annual tax accounting period, change any method of tax accounting, file any amended tax return or settle any dispute that would materially increase tax liability or reduce any material tax asset;

         o will not, and will not permit any of its subsidiaries to, knowingly take any action that would make certain of Nautica's representations and warranties inaccurate in any material respect at or prior to the effective time;

         o will not agree, commit to or enter into any agreement to take any of the actions discussed above.

NO SOLICITATION OF ACQUISITION PROPOSALS

         Nautica has agreed that neither it nor its subsidiaries shall:

         o solicit, initiate or knowingly take any action designed to facilitate the submission of any acquisition proposal (as defined below);

         o engage in any discussions or negotiations with, or furnish any nonpublic information relating to Nautica or any of its subsidiaries or knowingly afford access to their respective business, properties, assets, books or records (other than those generally accessible to the public) to, any third party that to the knowledge of Nautica is seeking to make, or has made, an acquisition proposal;

         o amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Nautica or any of its subsidiaries;

         o amend or grant any waiver or release or approve any transaction or redeem rights under Nautica's existing rights agreement;

         o approve any transaction under Section 203 of the General Corporation Law of Delaware;

         o approve of any person becoming an "interested stockholder" under such section; or

         o enter into any agreement with respect to an acquisition proposal, except permitted confidentiality agreements or agreements constituting a superior proposal (as defined below).

         Notwithstanding the foregoing, Nautica and its board of directors may, in response to a bona fide acquisition proposal that the board of directors determines is reasonably likely to result in a superior proposal, make or engage in certain of the actions proscribed above, subject to certain limitations; provided that in no event shall the board of directors of Nautica be prevented from:

         o taking any action that a court of competent jurisdiction orders Nautica to take;

         o making with respect to an acquisition proposal a "stop-look-and-listen" communication in compliance with Rule 14d-9(f) under the Securities Exchange Act of 1934; or

         o complying with Rules 14e-2(a) or 14d-9 under the Securities Exchange Act of 1934 or making such disclosure to Nautica's stockholders as is necessary for its board of directors to comply with its fiduciary duties under applicable law.

         Notwithstanding the foregoing, however, the board of directors shall not take certain of the actions proscribed above unless Nautica delivers to VF substantially and contemporaneously therewith written notice thereof. In addition, Nautica must notify VF within 48 hours after receipt by it of any acquisition proposal or any request by a third party for information or access that to the knowledge of Nautica is seeking to make, or has made, an acquisition proposal.

         An "acquisition proposal" means, other than the transactions contemplated by the merger agreement, any offer or proposal by a third party relating to (A) any acquisition or purchase, direct or indirect, of 40% or more of the consolidated assets of Nautica and its subsidiaries, taken as a whole, or more than 40% of the voting securities of Nautica or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 40% of the consolidated assets of Nautica, (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party's beneficially owning 40% or more of any class of equity or voting securities of Nautica or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 40% of the consolidated assets of Nautica or (C) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or similar transaction involving Nautica or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 40% of the consolidated assets of Nautica.

         A "superior proposal" means any bona fide, unsolicited written acquisition proposal for at least a majority of the outstanding shares of common stock or 50% or more of the consolidated assets of Nautica and its subsidiaries on terms that the board of directors determines in good faith by a majority vote (excluding absent or abstaining directors), after taking into account, among other things, all the terms and conditions of the acquisition proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, is more favorable and provides greater value to Nautica's stockholders and which the board of directors of Nautica believes is reasonably likely to be able to be consummated.

         Nautica has also agreed to terminate any activities, discussions or negotiations with any parties regarding acquisition proposals conducted prior to the execution of the merger agreement and notify VF promptly of receipt of any acquisition proposal and its material terms, including the identity of the person making the acquisition proposal.

STOCK PLANS AND OTHER EMPLOYEE BENEFITS

Stock Options

         At or immediately prior to the effective time, each option to purchase shares of Nautica's common stock granted under any employee stock option or compensation plan or arrangement of Nautica, whether or not exercisable or vested, will be canceled, and VF or Merger Subsidiary will pay an amount in cash to each option holder, determined for each option to purchase a share of common stock by multiplying the excess of merger consideration per share over the applicable exercise price per share of the option (assuming full vesting of all options) had such holder exercised such option in full immediately prior to the effective time; provided that in the case of any option under Nautica's 1996 Stock Incentive Plan (Amended and Restated) if the "change of control price" (as defined under this plan) is higher than the merger consideration, such change of control price shall be substituted for the merger consideration.

         Prior to the effective time, Nautica will use its reasonable efforts (without the expenditure of any funds) to obtain any consents from holders of options to purchase shares of common stock granted under Nautica's stock option or compensation plans or arrangements that Nautica deems reasonably necessary to accomplish the transactions contemplated in the first paragraph of this subsection. Payment may be withheld in respect of any employee stock option until necessary consents are obtained.

         Prior to the effective time, Nautica will take, or cause the plan administrator to take, any actions that Nautica deems reasonably necessary under its State-O-Maine, Inc. 1989 Employee Incentive Stock Plan to effect the transactions contemplated above with respect to stock options under the 1989 plan using merger consideration.

Other Employee Benefits

         Nautica and VF have agreed, after completion of the merger:

         o to honor and assume and agree to perform the obligations of Nautica or any of its subsidiaries under employee plans and all employment, severance, termination, change of control, consulting and collective bargaining agreements to which Nautica or any of its subsidiaries is a party to the extent Nautica or any of its subsidiaries would have been required to perform such plan or agreement;

         o for at least one year following the effective time, subject to applicable law, VF will provide to employees of Nautica and its subsidiaries as of the effective time, except employees covered by collective bargaining agreements to which Nautica or any of its subsidiaries is a party, benefits materially no less favorable than those currently provided by Nautica and its subsidiaries to such employees or, at the election of VF, materially no less favorable, in the aggregate, than the benefits provided from time to time to similarly situated employees of VF and its subsidiaries (other than any stock option or other equity based incentive plan currently provided by Nautica), and VF will cause to be provided to any transferred employee who is terminated during the one-year period following the effective time, severance benefits no less favorable than those currently provided to a similarly situated employee under any severance pay plan, policy, arrangement or guideline of Nautica or its subsidiaries. VF has the right to amend, modify or terminate any employee plan or international plan;

         o each employee of Nautica will receive service credit for all periods of employment with Nautica and its affiliates or predecessors prior to the effective time for purposes of participation eligibility and vesting (other than for benefit accrual purposes) under any employee benefit plan of VF or its affiliates in which such employee participates after the effective time to the extent that such service was recognized under any analogous plan of Nautica or its affiliates immediately prior to the effective time; and

         o for purposes of each new or existing employee benefit plan of VF or its affiliates providing medical, dental, pharmaceutical or vision benefits to any employee of Nautica or its subsidiaries, VF or its affiliates will waive all pre-existing condition exclusions and actively-at-work requirements of such new or existing employee benefit plan of VF or its affiliates to be waived for such employee and his or her covered dependents, to the extent the exclusions were not applicable or requirements were waived under the corresponding employee plan of Nautica or its subsidiaries, and VF or its affiliates will take into account any eligible expenses incurred by employees and covered dependents during the portion of the plan year ending on the date participation in the VF benefit plan begins to take such into account for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements.

         The foregoing will not be deemed for the benefit of, or enforceable by, any person not a party to the agreement, including, any employee of the surviving corporation, or any of their respective affiliates nor will it be deemed to limit the surviving corporation's or its affiliates' ability to modify or eliminate any employee plan or international plan.

INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

         After the merger, the surviving corporation will, and VF will cause the surviving corporation to, indemnify and hold harmless the individuals who are now, or have been at any time prior to the execution of the merger agreement or who become such prior to the effective time, a director or officer of Nautica or any of its subsidiaries against all specified costs arising from or relating to or otherwise in respect of any actual or threatened claim or action arising out of matters existing before or at the effective time of the merger. In addition, the merger agreement provides for reimbursement of expenses and per diem payments of $3,000 per day under certain circumstances to each of Israel Rosenzweig, Robert B. Banks and Ronald G. Weiner in connection with certain time and effort that may be devoted by them with respect to certain indemnified proceedings, if any.

         The surviving corporation will provide, for a period of six years after the merger becomes effective, directors' and officers' liability insurance covering indemnified persons under

Nautica's officers' and directors' liability insurance policy on terms with respect to coverage and amounts no less favorable than those of the policy in effect as of the execution of the merger agreement, provided that, subject to certain exceptions, the surviving corporation will not be obligated to pay premiums in excess of 250% of the annualized policy premium based on a rate as of the execution of the merger agreement.

ADDITIONAL COVENANTS

         The merger agreement contains additional covenants regarding the conduct of the parties prior to the merger, some of which are described below.

Reasonable Best Efforts

         Subject to the terms of the merger agreement, Nautica and VF will use their reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate the transactions contemplated by the merger agreement.

Stockholder Meetings

         Nautica will cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable following the clearance of the proxy statement by the SEC for the purpose of voting on the approval and adoption of the merger agreement and the merger. Subject to specified exceptions relating to superior proposals, Nautica's board of directors will recommend approval and adoption of the merger by Nautica's stockholders. In connection with such meeting, Nautica will (i) promptly prepare and file with the SEC, use reasonable efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the proxy statement and all other proxy materials for such meeting, (ii) subject to specified exceptions relating to superior proposals, use reasonable efforts to obtain the necessary approvals by its stockholders of the merger agreement and the transactions contemplated thereby and (iii) otherwise comply with all legal requirements applicable to such meeting.

Regulatory Applications; Consents

         Nautica, VF and their respective subsidiaries will cooperate and use reasonable efforts to prepare all documentation, to effect all filings, notices, applications, consents, registrations, approvals, permits or authorizations with, to or of all third parties and governmental authorities necessary to consummate the transactions contemplated by the merger agreement.

Covenants Relating to David Chu

         Prior to the effective time, VF will (a) use its reasonable efforts to consummate the closing of the purchase agreement with David Chu and the Chu Company, (b) perform its obligations under that agreement, (c) not amend that agreement, (d) not terminate that agreement, (e) promptly send to Nautica a copy of any notice received in connection with that agreement and the transactions contemplated thereby and (f) promptly notify Nautica of any significant developments relating to that agreement and the transactions contemplated thereby.

CONDITIONS TO CONSUMMATION OF THE MERGER

         The obligations of the parties to the merger agreement are subject to the fulfillment or waiver of various conditions as described in this section.

Conditions to VF's, Merger Subsidiary's and Nautica's Obligations

         VF and Nautica are obligated to complete the merger only if each of the following conditions is satisfied or waived:

         o the merger agreement must be approved and adopted by the stockholders of Nautica in accordance with the Delaware General Corporation Law;

         o no provision of any applicable law or regulation and no judgment, injunction, order or decree of a court of competent jurisdiction prohibits the consummation of the merger;

         o any applicable waiting period under HSR Act relating to the merger has expired or been terminated; and

         o all required actions by or filings with governmental authorities must have been taken, made or obtained where the failure to do so would be reasonably likely to have a material adverse effect on Nautica or VF.

Conditions to the Obligations of VF and Merger Subsidiary

         VF will be obligated to complete the merger only if each of the following conditions is satisfied or waived:

         o Nautica must have performed in all material respects all of its obligations required by the merger agreement to be performed by it at or prior to the effective time, the representations and warranties of Nautica must be true in all material respects, except for any representations already qualified by materiality, which need to be true in all respects, at and as of the effective time and VF must have received a certificate to that effect signed by an executive officer of Nautica;

         o there are no instituted or pending actions (or investigations or other inquiries reasonably likely to result in an action or proceeding) by the United States Federal Trade Commission or the United States Department of Justice before any court or governmental authority (i) challenging or seeking to make illegal, to delay materially, restrain or prohibit the consummation of the merger or seeking to obtain material damages, (ii) seeking to restrain or prohibit VF's ownership or operation of all or any material portion of the business or assets of Nautica and its subsidiaries, taken as a whole, or of VF and its subsidiaries, taken as a whole, or to compel VF or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of Nautica and its subsidiaries, or of VF and its subsidiaries, taken as a whole, or (iii) that otherwise is reasonably likely to have a material adverse effect on Nautica, VF or any party's ability to consummate the merger agreement; provided that VF used its reasonable efforts to challenge the action or proceeding (or investigation or other inquiry);

         o after the date of the merger agreement, there has not been any federal or state statute enacted, enforced or promulgated by the federal or certain state governments or governmental authorities that, in the reasonable judgment of VF, is likely, directly or indirectly, to result in any of the consequences referred to in clauses (i)-(iii) of the immediately preceding bullet point;

         o VF has received all documents it may reasonably request relating to the existence of Nautica and its significant subsidiaries and the authority of Nautica to enter into and perform the merger agreement, all in form and substance reasonably satisfactory to VF;

         o the holders of not more than 12.5% of the outstanding shares of common stock have demanded appraisal of their shares in accordance with the Delaware General Corporation Law; and

         o the transactions contemplated by the purchase agreement among Mr. Chu, the Chu Company and VF shall have been closed or will be closed substantially contemporaneously with the effective time, with certain exceptions.

Conditions to the Obligations of Nautica

         Nautica will be obligated to complete the merger only if each of the following conditions is satisfied or waived:

         o VF and Merger Subsidiary must have performed in all material respects all of their obligations required by the merger agreement to be performed by them at or prior to the effective time, the representations and warranties of VF must be true in all material respects, except for any representations already qualified by materiality, which need to be true in all respects, at and as of the effective time; and

         o Nautica has received all documents it may reasonably request relating to the existence of VF and Merger Subsidiary and the authority of VF and Merger Subsidiary to enter into and perform the merger agreement, all in form and substance reasonably satisfactory to Nautica.

TERMINATION AND THE EFFECTS OF TERMINATION

         The merger agreement may be terminated under the circumstances described in this section. In some cases, this may require Nautica to pay a termination fee as described below.

Termination by VF or Nautica

         The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger:

         o   by the mutual consent of VF and Nautica;

         o   by VF or Nautica, if:

             o the merger has not been consummated on or before February 7, 2004;

             o the merger is illegal or prohibited by United States law or regulation or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining Nautica, VF or Merger Subsidiary from consummating the merger is entered and has become final and nonappealable; provided that the party seeking to terminate has used its reasonable efforts to challenge the judgment, injunction, order or decree; or

             o the merger agreement has not been approved and adopted in accordance with the Delaware General Corporation Law by Nautica's stockholders at the stockholder meeting (or any postponement or adjournment thereof);

         o by VF, if at any time prior to the approval and adoption of the merger agreement by Nautica's stockholders, the board of directors of Nautica has failed to make or withdrawn, or modified in a manner adverse to VF, its approval or recommendation of the merger agreement or the merger, approved, recommended or endorsed an acquisition proposal or failed to call the stockholder meeting in accordance with the merger agreement; or

         o by VF, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Nautica set forth in the merger agreement has occurred that would cause certain conditions to VF's and Merger Subsidiary's obligation to consummate the merger not to be satisfied and incapable of being satisfied by February 7, 2004; or

         o by VF, if Nautica has knowingly, willfully and materially breached any of its covenants with respect to calling a meeting of the Nautica stockholders with respect to the merger, recommending the merger to the stockholders, filing with the SEC documents relating thereto or not soliciting or engaging in discussions, among other things, with respect to an alternative acquisition proposal; or

         o by Nautica, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of VF or Merger Subsidiary as set forth in the merger agreement has occurred that would cause certain conditions to Nautica's obligation to consummate the merger not to be satisfied and incapable of being satisfied by February 7, 2004; or

         o by Nautica, if the board of directors of Nautica authorizes it to enter into a binding written agreement concerning a superior proposal; provided that Nautica follows the written notification procedures and specified waiting periods stipulated in the merger agreement.

         The party desiring to terminate the merger agreement must give notice to the other party, other than pursuant to termination by mutual written agreement.

EXPENSES

         Each party will bear all costs and expenses incurred by it in connection with the merger agreement; provided that VF and Nautica each will pay 50% of any fees and expenses, other than attorneys' and accounting fees and expenses, incurred in respect of the printing, filing and mailing hereof and any amendments or supplements hereto.

         Nautica will pay VF (by wire transfer of immediately available funds) a fee of $18 million if:

             o VF terminates the merger agreement on the basis that Nautica's board of directors fails to make as required, or withdraws or modifies in a manner adverse to VF, its approval or recommendation to Nautica's stockholders regarding the merger agreement or the merger, approves, recommends or endorses an alternative acquisition proposal or fails to call the special meeting that is the subject hereof;

             o VF terminates the merger agreement on the basis that Nautica willfully, knowingly and materially breaches certain of its obligations under the merger agreement;

             o Nautica terminates the merger agreement on the basis that its board of directors authorizes it to enter into a binding written agreement constituting a superior proposal, subject to certain opportunities of VF to make at least as favorable an offer and certain procedural requirements, among other things; or

             o the consummation of any of the transactions described in clauses (A) through (D) below within eight months of the termination of the merger agreement by either party because the merger has not been consummated by February 7, 2004, with certain exceptions, or the merger agreement has not been approved by Nautica's stockholders as contemplated thereby if prior to such termination or stockholder meeting, as the case may be, there has been made a bona fide acquisition proposal pursuant to which Nautica stockholders would receive cash, securities or other consideration having an aggregate value in excess of $17.00 per share of common stock and which bona fide acquisition proposal had been outstanding at the time of termination or the stockholder meeting, as the case may be: (A) Nautica merges with or into, or is acquired by merger or otherwise by, a third party; (B) a third party acquires more than 50% of the total assets of Nautica and its subsidiaries, taken as a whole; (C) a third party acquires more than 50% of the outstanding shares of Nautica's common stock; or (D) Nautica adopts or implements a plan of liquidation, recapitalization or share repurchase of more than 50% of the outstanding shares of its common stock or an extraordinary dividend relating to more than 50% of such outstanding shares or 50% of the assets of Nautica and its subsidiaries, taken as a whole, subject to certain additional circumstances.

AMENDMENT AND WAIVER

         Subject to applicable law, any provision of the merger agreement may be amended or waived prior to the effective time, but only by written notice signed by each party in the case of an amendment and signed by each party against whom the waiver is to be effective in the case of a waiver; provided that, after approval and adoption of the merger agreement by the stockholders of Nautica and without their further approval, no amendment or waiver will reduce the amount or change the kind of consideration to be received in exchange for the shares of common stock or effect any other change not permitted by Section 251(d) of the Delaware General Corporation Law.

                                VOTING AGREEMENT


         This section describes the material terms of the voting agreement among VF, Merger Subsidiary, Harvey Sanders, the Harvey Sanders Grantor Retained Income Trust and David Chu. The description is not complete. You should read the voting agreement, and the other information that is contained in this proxy statement, carefully and in its entirety for a more complete understanding of the voting agreement. The complete text of the voting agreement is attached to this proxy statement as Appendix B and is incorporated by reference into this proxy statement.

         In connection with the merger, Mr. Sanders, the Harvey Sanders Grantor Retained Income Trust and Mr. Chu, each of whom or which we refer to as an "agreeing stockholder", have entered into a voting agreement with VF and Merger Subsidiary, dated as of July 7, 2003. Pursuant to the voting agreement, the agreeing stockholders have agreed, severally and not jointly, to vote all of their respective shares of Nautica common stock, which in the aggregate consists of 3,943,387 shares or approximately 11.6% of the outstanding shares, in favor of approval and adoption of the merger agreement.

         During the period, which we refer to as the "agreement period", beginning on July 7, 2003 and ending on the earlier of the effective time of the merger and the termination of the merger agreement, each agreeing stockholder has agreed to vote the shares specified on a schedule to the voting agreement, which we refer to as its "scheduled securities", and any other shares such agreeing stockholder is entitled to vote at the time of such vote, which we refer to as "additional securities", to approve and adopt the merger agreement, the merger and all agreements related to the merger that are specifically contemplated by the merger agreement at any meeting of the stockholders of Nautica, and at any adjournment thereof or pursuant to action by written consent, at or by which such merger agreement, the merger or such agreements are submitted for the vote of the stockholders of Nautica.

         In addition, during the agreement period, each agreeing stockholder has agreed that he or it will not vote any of his or its scheduled securities or additional securities in favor of any other merger, consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up of Nautica or any other extraordinary transaction involving Nautica or any corporate action the consummation of which would either frustrate in any material respect the purposes of, or prevent or delay the consummation of, the transactions contemplated by the merger agreement.

         During the agreement period, each agreeing stockholder has irrevocably appointed VF as his or its proxy to vote such stockholder's scheduled securities and additional securities for the matters contemplated above.

         During the agreement period, each agreeing stockholder has agreed generally that he or it will not, directly or indirectly,

         o solicit, initiate or knowingly take any action designed to facilitate the submission of any acquisition proposal; or

         o engage in negotiations or discussions with, or furnish any nonpublic information relating to Nautica or any of its subsidiaries or knowingly afford access to the properties, books or records of Nautica or any of its subsidiaries to, any third party that to the knowledge of such agreeing stockholder is seeking to make, or has made, an acquisition proposal.

         Each agreeing stockholder has agreed to notify VF promptly and in no event later than 48 hours after receipt by such stockholder in such capacity of any acquisition proposal or of any request for information relating to Nautica or any of its subsidiaries or for access to the business, properties, assets, books or records of Nautica or any of its subsidiaries (other than such components of such business, properties or assets that are generally accessible to the public) by any third party that to the knowledge of such stockholder is seeking to make, or has made, an acquisition proposal.

         Each agreeing stockholder has agreed not to exercise any rights to demand appraisal of any shares owned by such stockholder in connection with the merger.

         Each agreeing stockholder has agreed that if he or it sells, transfers, assigns, encumbers or otherwise disposes of any scheduled shares during the agreement period, such stockholder shall require the transferee to accede to the voting agreement.

         The voting agreement will terminate, and the proxy granted in such agreement will cease to be irrevocable, upon either the expiration of the agreement period or the termination of the merger agreement for any reason, including in connection with a superior proposal.

                              DAVID CHU AGREEMENTS


PURCHASE AGREEMENT

         This section describes the material terms of the purchase agreement among VF, the Chu Company and Mr. Chu. The description in this section is not complete. You should read the purchase agreement, and other information that is contained in this proxy statement, carefully and in its entirety for a more complete understanding of the purchase agreement. The complete text of the purchase agreement is attached to this proxy statement as Appendix C-1 and is incorporated by reference into this proxy statement.

Purchase and Sale

         Pursuant to the purchase agreement, and subject to the conditions set forth in that agreement, VF agrees to purchase from the Chu Company and the Chu Company agrees to sell to VF, the "purchased rights." The purchased rights include:

         o all of the rights and interests of the Chu Company in, to and under the existing royalty agreement among Nautica, Nautica Apparel, Inc. and Mr. Chu, which rights and interests Mr. Chu had assigned to the Chu Company;

         o all of the rights, title and interest of the Chu Company in and to the "Nautica" name and mark, which rights, title and interest Mr. Chu had assigned to the Chu Company; and

         o any and all rights, title and interest that the Chu Company may have in and to the intellectual property owned, held or used by Nautica or any of its subsidiaries.

Purchase Price

         The purchase price for the purchased rights will be $104 million, payable at the times and in the manner set forth below. In addition, there are also "contingent payments" that are payable at the times and in the manner set forth below.

Closing

         The closing of the purchase and sale of the purchased rights will occur on the date of the effective time of the merger. At the closing VF will pay $38 million to the Chu Company.

         The portion of the $104 million not paid at closing will be paid to the Chu Company in two installments, $33 million on the third anniversary of the effective time of the merger and $33 million on the fourth anniversary of the effective time of the merger.

Contingent Payments

         The "contingent payments" are determined based on the "royalty revenue amount," which is calculated based on a "royalty revenue period." A "royalty revenue period" is any of the five successive full fiscal years of VF commencing with the fiscal year ending January 1, 2005. The "royalty revenue amount" means, for any royalty revenue period, the aggregate gross revenue accrued in respect of such fiscal year net of any write-offs for uncollectable receivables, by VF and its subsidiaries under any license, royalty agreement or other arrangement pursuant to which any entity, other than VF or any of its subsidiaries, has been granted or obtained rights to use the Nautica name and mark.

         If the "royalty revenue amount" exceeds $34.7 million for any royalty revenue period, VF will pay to Chu Company 31.7% of such excess. Each such payment is a "contingent payment."

         In the event that the effective time of the merger occurs during the third quarter of Nautica's fiscal year 2004, Chu Company will receive the full quarterly royalty payment due under the royalty agreement in respect of the third fiscal quarter. In the event that the effective time occurs after the end of the third quarter but prior to the end of Nautica's fiscal year 2004, Chu Company will not receive any quarterly royalty payment in respect of the fourth quarter of fiscal 2004.

Representations and Warranties

         The purchase agreement contains a number of customary representations and warranties made by Chu Company and David Chu, which we refer to as the "DC parties," to VF and by VF to the DC parties.

Covenants of the DC Parties

         From the date of the purchase agreement to the closing, the DC parties will not take any action that would make any of their representations or warranties inaccurate in any respect at or as of any time prior to the effective time.

         The DC parties will not, from and after the date of the purchase agreement, use or attempt to register the Nautica name and mark or any confusingly similar mark. The DC parties also agree after the effective time not to oppose, attempt to cancel or challenge any applications or registrations for, or Nautica's or VF's rights in and to, the Nautica name and mark or any substantially similar trademarks or service marks.

         Mr. Chu will take all action necessary to cause the Chu Company to perform its obligations under the purchase agreement and to consummate the transactions contemplated in the purchase agreement.

Covenant Relating to Chu's Rights

         From the date of the purchase agreement until the earlier of the effective time of the merger or the termination of the purchase agreement, the DC parties will not, and will instruct their investment bankers, attorneys or other advisors or representatives not to:

         o solicit or initiate the submission of any proposal or offer to purchase or acquire any or all of the purchased rights; or

         o participate in any discussions or negotiations with any person or entity, or furnish to any person or entity any non-public information, with respect to an acquisition of the DC parties rights.

         These restrictions, however, are not applicable to any person or entity with or to whom the board of directors of Nautica is permitted pursuant to the "no solicitation" provisions of the merger agreement to engage in negotiations or discussions, or furnish information, with respect to an acquisition proposal.

Conditions to Closing

         The obligations of VF and the DC parties to consummate the closing are subject to the satisfaction of the following conditions:

         o the merger closing shall have occurred or shall occur substantially simultaneously with the closing of the purchase agreement.

         o no provision of applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the closing.

         o any applicable waiting period under the HSR Act relating to the transactions contemplated by the purchase agreement shall have expired or been terminated.

         The obligation of VF to consummate the closing is subject to the satisfaction of the following conditions:

         o The DC parties shall have performed in all material respects all of their obligations required to be performed by them under the purchase agreement on or prior to the effective time.

         o The representations and warranties of the DC parties shall be true in all material respects at and as of the effective time as if made at and as of such date.

         o No action, suit, investigation or proceeding shall be pending against the DC parties or affecting any of the purchased rights before any court, arbitrator, governmental body, agency or official that would reasonably be expected to have an adverse effect on the purchased rights.

         The obligation of the DC parties to consummate the closing is subject to the satisfaction of the following conditions:

         o VF shall have performed in all material respects all of its obligations required to be performed by it under the purchase agreement on or prior to the effective time.

         o The representations and warranties of VF shall be true in all material respects at and as of the effective time as if made at and as of such date.

Termination

         The purchase agreement may be terminated at any time prior to the effective time:

         o   by mutual written agreement of VF and the DC parties.

         o by either VF or the DC parties if the merger agreement has been terminated.

         o by either VF or the DC parties if consummation of the transactions contemplated by the purchase agreement would violate any nonappealable final order, decree or judgment of any court or governmental body.

NEW CHU EMPLOYMENT AGREEMENT

         This section describes the material terms of the new Chu employment agreement. The description in this section is not complete. You should read the Chu employment agreement, and the other information that is contained in this proxy statement, carefully and in its entirety for a more complete understanding of the Chu employment agreement. The complete text of the Chu employment agreement is attached to this proxy statement as Appendix C-2 and is incorporated by reference into this proxy statement.

         David Chu entered into an employment and consulting agreement, dated as of July 7, 2003, which will become effective upon the completion of the merger and the closing of the purchase under the purchase agreement and which we refer to as the "Chu employment agreement", a copy of which is attached as Appendix C-2. Upon completion of the merger and the closing of the purchase under the purchase agreement, the Chu employment agreement will supersede his transition agreement, dated July 11, 1991 described above under "The Merger - Interests of Nautica's Directors and Executive Officers in the Merger". Under the Chu employment agreement, Mr. Chu would be employed by the surviving corporation in the merger as the Chief Executive Officer of the division of VF that constitutes the Nautica branded wholesale business, with an annual base salary of $625,000, for a term commencing on the completion of the merger and ending on December 31, 2005, unless terminated earlier. If Mr. Chu is continuously employed by the surviving corporation during the employment term, for an annualized consulting fee of $500,000 he will provide advisory and consulting services to the surviving corporation during the period from January 1, 2006 until the earlier of December 31, 2008 or the date on which the surviving corporation notifies Mr. Chu that it no longer wishes to receive his consulting services. During the employment term, Mr. Chu will have a target bonus opportunity each year equal to 100% of his base salary, payable if the target performance goals for such year are achieved. If the performance goals are not achieved, he will receive a bonus in proportion to the performance level achieved but only if such level is at least 80% of the target performance for that year. If the performance goals are exceeded, Mr. Chu will receive a greater amount in proportion to the level achieved, up to a maximum of 150% of the target bonus.

         However, for the periods described below, the Chu employment agreement provides for annual incentive awards as follows:

         o If the completion of the merger occurs before January 1, 2004, for calendar year 2003, Mr. Chu will be entitled to an annual incentive award equal to his fiscal year 2004 annual incentive award under Nautica's incentive award plan, multiplied by approximately 0.833.

         o If the completion of the merger occurs on or after January 1, 2004, for calendar year 2004, Mr. Chu will be entitled to (i) an annual incentive award equal to the annual incentive award described in the paragraph above multiplied by a fraction, the numerator of which is the number of days that he was employed during the period that begins on the date of the completion of the merger and ends on December 31, 2004 and the denominator of which is 365 days plus
             (ii) the annual incentive award to which he was entitled under Nautica's incentive award plan for fiscal year 2004 multiplied by a fraction the numerator of which is the number of days during the period that begins on March 1, 2003 and ends on the day immediately preceding the date of the completion of the merger and the denominator of which is 365.

         On the date of the completion of the merger and the closing of the purchase under the purchase agreement, Mr. Chu will be granted an option to purchase 100,000 shares of common stock of VF at the fair market value of such common stock on the date of the grant. This option will vest in thirds on each of the first, second and third anniversaries of the date of the grant, and will have an eight-year term, with certain exceptions based on various types of termination. In the event of a change of control, as defined in the Chu employment agreement, the option will vest in full.

         Subject to Mr. Chu's continued compliance with the non-competition, non-interference and non-solicitation provisions of the Chu employment agreement and provided that Mr. Chu signs a release of all claims in connection with his employment, among other things, if his employment is terminated by the employer without cause, or if he terminates his employment for good reason, or if his employment is terminated by the employer other than for cause within two years after a change in control, in all cases prior to December 31, 2005 he shall be entitled to certain compensation, including the following:

         o base salary which would otherwise be due to him through December 31, 2005;

         o an annual incentive award for each remaining year in the period ending on December 31, 2005 equal to the target bonus;

         o immediate vesting as to 100% of the shares underlying the stock option described above, which would remain exercisable for a period of 180 days;

         o immediate vesting as to 100% of the shares underlying any other option granted to Mr. Chu pursuant to a plan of VF, which would remain exercisable for a period of 180 days, only if Mr. Chu's employment is terminated by the employer without cause or if Mr. Chu terminates his employment for good reason, in either case within two years after a change in control;

         o the balance of any unpaid incentive awards earned for performance periods which have been completed;

         o   any expense reimbursements due to Mr. Chu; and

         o any other benefits in accordance with applicable plans and programs of the employer.

         If Mr. Chu's employment is terminated prior to December 31, 2005 for any reason other than by the employer without cause or by Mr. Chu for good reason, Mr. Chu or his estate or beneficiaries will be entitled to:

         o base salary which would otherwise be due to Mr. Chu through the date on which such termination of employment occurs;

         o the balance of any unpaid incentive awards earned for performance periods which have been completed;

         o   any expense reimbursements due to Mr. Chu; and

         o any other benefits in accordance with applicable plans and programs of the employer.

         Under the Chu employment agreement, Mr. Chu has agreed not to compete with VF or the surviving corporation during the period from the effective date of the Chu employment agreement through December 31, 2005. Mr. Chu has also agreed not to compete with the Nautica branded wholesale business division of VF during the period that he is providing advisory and consulting services to the surviving corporation. In addition, the Chu employment agreement requires Mr. Chu to maintain the confidentiality of certain information of VF and the surviving corporation at all times during his employment with the surviving corporation and after termination of his employment. Mr. Chu is also required to assign to the surviving corporation all conceptions and developments made by Mr. Chu during his employment with the surviving corporation.

                      MARKET PRICE OF NAUTICA COMMON STOCK


         Nautica common stock is listed on NASDAQ under the trading symbol "NAUT." The following table sets forth, for the periods indicated, the high and low sales prices per share for Nautica common stock as reported on NASDAQ:

                                                                     HIGH            LOW
                                                                     ----            ---
FISCAL 2002
   First Quarter Ended June 2, 2001.............................   $ 21.20         $ 14.47
   Second Quarter Ended September 1, 2001.......................     21.65           12.83
   Third Quarter Ended December 1, 2001.........................     14.76           10.46
   Fourth Quarter Ended March 2, 2002...........................     14.49           12.57

FISCAL 2003
   First Quarter Ended June 1, 2002.............................   $ 16.22         $ 12.94
   Second Quarter Ended August 31, 2002.........................     13.75           10.98
   Third Quarter Ended November 30, 2002........................     12.38            8.06
   Fourth Quarter Ended March 1, 2003...........................     12.37            9.45

FISCAL 2004
   First Quarter Ended May 31, 2003.............................   $ 10.55         $ 10.10
   Second Quarter (through July ___, 2003)......................     __              __

         The closing price per share on NASDAQ of Nautica common stock on
July 3, 2003, which was the last full trading day immediately preceding the
public announcement of the proposed merger, was $13.19. On              , which
is the latest practicable date prior to the date of this proxy statement, the closing price for Nautica common stock on NASDAQ was $____.

         As of [record date], there were [number outstanding] shares of Nautica common stock outstanding held by approximately 300 holders of record.

         SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information concerning the beneficial ownership of Nautica's common stock by (i) directors and executive officers (designated under the rules of the Securities and Exchange Commission) and all directors and executive officers as a group (ten persons) and (ii) all persons or groups that are known to Nautica to beneficially own five percent or more of Nautica's common stock. Unless indicated otherwise, the information below is current as of July 16, 2003, and each named beneficial owner possesses sole voting and investment power with respect to all shares. On [record date], Nautica had [number outstanding] shares of common stock outstanding. Unless otherwise indicated, the address of each person listed in the table is c/o Nautica Enterprises, Inc., 40 West 57th Street, New York, NY 10019.

 NAME OF                                                             AMOUNT BENEFICIALLY         PERCENT OF
 BENEFICIAL OWNER                                                        OWNED(1)(2)              CLASS(%)
 ----------------                                                        -----------              --------

 Robert B. Bank..........................................................      32,000                  *
 David Chu...............................................................   1,768,887                5.0
 Paulette McCready Pipher................................................     163,700                  *
 Israel Rosenzweig.......................................................      20,000                  *
 Harvey Sanders..........................................................   4,598,440               13.1
 Charles H. Scherer......................................................      21,000                  *
 Steven H. Tishman.......................................................       3,000                  *
 John Varvatos...........................................................     116,000                  *
 Ronald G. Weiner........................................................      27,500                  *

 All Directors and Executive Officers as a group.........................   6,750,527               18.4

 FMR Corp. and related parties (3).......................................   3,580,000               10.5
 Royce & Associates, Inc. (4)............................................   2,931,000                8.6

------------
 *       Indicates holdings of less than 1%.

     (1) Directly and indirectly. The inclusion of securities owned by others as beneficially owned by the respective nominees and officers does not constitute an admission that such securities are beneficially owned by them. All of the named individuals have, except as set forth in Note 2 below, sole voting and investment powers with respect to the aforesaid shares.

     (2) Includes the following shares which may be acquired pursuant to existing stock options which are exercisable within 60 days of July 16, 2003: Robert B. Bank - 32,000; David Chu -- 1,331,940; Paulette McCready Pipher -- 163,700; Israel Rosenzweig -- 20,000; Harvey Sanders -- 1,092,000; Charles H. Scherer -- 20,000; Steven H. Tishman -- 1,000;
         John Varvatos -- 116,000; and, Ronald G. Weiner -- 20,000. With respect to Mr. Sanders, includes 1,200,000 shares owned by the Harvey Sanders Grantor Retained Income Trust. Such trust has sole voting and investment power with respect to such shares.

     (3) Information is based upon statements filed under Section 13 of the Securities Exchange Act of 1934 reporting shareholdings as of December 31, 2002. In addition to FMR Corp., related parties on the filing are Fidelity Low Priced Stock Fund, Fidelity Management and Research Company, Edward C. Johnson 3d (Chairman of FMR Corp.) and Abigail P. Johnson (Director of FMR Corp.) The reporting persons have sole dispositive power with respect to all 3,580,000 shares. The address for FMR Corp. and related parties is 82 Devonshire Street, Boston, Massachusetts 02109.

     (4) Information is based upon statements filed under Section 13 of the Securities Exchange Act of 1934 reporting shareholdings as of December 31, 2002. Royce & Associates, Inc. is deemed to have sole voting and dispositive power with respect to all 2,931,000 shares. The address for Royce & Associates, Inc. is 1414 Avenue of the Americas, New York, New York 10019.

                         DISSENTERS' RIGHTS OF APPRAISAL

         Under the Delaware General Corporation Law, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to dissent from the merger and to receive payment in cash for the fair value of your Nautica common stock. Nautica stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights. Nautica will require strict compliance with the statutory procedures. A copy of Section 262 is attached to this proxy statement as Appendix E.

         The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the full text of which appears in Appendix E of this proxy statement.

         Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the special meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes Nautica's notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Appendix E since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

         If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

         o You must deliver to Nautica a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against approval and adoption of the merger agreement. Voting against or failing to vote for approval and adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of
             Section 262.

         o You must not vote in favor of approval and adoption of the merger agreement. A vote in favor of the approval and adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

         If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of Nautica common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of Nautica common stock.

         All demands for appraisal should be addressed to the Vice President-Investor Relations at Nautica Enterprises, Inc., 40 West 57th Street, New York, New York 10019, before the vote on the merger is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of Nautica common stock. The demand must reasonably inform Nautica of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

         To be effective, a demand for appraisal by a holder of Nautica common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of those shares.

         If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

         If you hold your shares of Nautica common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

         Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each Nautica stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of Nautica common stock. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previously written demand for appraisal.

         If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

         After determination of the stockholders entitled to appraisal of their shares of Nautica common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

         In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive under the terms of the merger agreement.

         Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its Nautica common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective time.

         In view of the complexity of Section 262, Nautica stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

                                  OTHER MATTERS

         You should rely only on the information contained in this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated ____, 2003. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this document to stockholders is not intended to create any implication to the contrary.

         If you want to include a proposal in the proxy statement for Nautica's 2004 Annual Meeting of Stockholders (if held), please send the proposal to us at 40 West 57th Street, New York, New York 10019, Attn: Vice President - Investor Relations. Proposals submitted pursuant to SEC Rule 14a-8 must be received on or before February 6, 2004 to be included in next year's proxy statement. Under SEC Rule 14a-4, we will be able to use proxies given to us for the 2004 Annual Meeting to vote for or against any stockholder proposal submitted other than pursuant to Rule 14a-8 at our discretion unless the proposal is submitted to us on or before 60 days before next year's Annual Meeting of Stockholders. If the proposal is submitted before that deadline, we will retain our discretion to vote proxies we receive as long as we include in our proxy statement information on the nature of the proposal and how we intend to exercise our voting discretion and the proponent does not issue a proxy statement. The 2004 Annual Meeting of Stockholders will be held only if the merger is not completed.

         Our board of directors does not intend to bring before the special meeting of stockholders any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the special meeting of stockholders by others. If, however, any other matters properly come before the special meeting of stockholders, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment.

                       WHERE YOU CAN FIND MORE INFORMATION

         Nautica files annual, quarterly and current reports, proxy statements and other information with the SEC. VF files annual reports, current reports and other information with the SEC. You may read and copy this information at the following location of the SEC:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

         Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Nautica's and VF's public filings are also available to the public from document retrieval services, and Nautica's public filings are also available to the public at the Internet website maintained by the SEC at http://www.sec.gov.

                                                                     APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated as of July 7, 2003 among Nautica Enterprises, Inc., a Delaware corporation (the "COMPANY"), VF Corporation, a Pennsylvania corporation ("PARENT"), and Voyager Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUBSIDIARY").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Subsidiary have approved and deemed it advisable that the respective stockholders of Merger Subsidiary and the Company approve and adopt this Agreement pursuant to which, among other things, Parent would acquire the Company by means of a merger of Merger Subsidiary with and into the Company on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent's and Merger Subsidiary's willingness to enter into this Agreement, Harvey Sanders, the Harvey Sanders Grantor Retained Income Trust and David Chu are entering into a Voting Agreement (the "VOTING AGREEMENT") with respect to the voting of Common Stock with respect to the Merger;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                                   Definitions

         Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "ACQUISITION PROPOSAL" means, other than the transactions contemplated by this Agreement, any offer or proposal by a Third Party relating to (A) any acquisition or purchase, direct or indirect, of 40% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole, or over 40% of the voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 40% of the consolidated assets of the Company, (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party's beneficially owning 40% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 40% of the consolidated assets of the Company or
(C) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 40% of the consolidated assets of the Company.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

         "BALANCE SHEET" means the consolidated balance sheet of the Company and its Subsidiaries as of March 1, 2003 and the footnotes thereto set forth in the Company 10-K.

         "BALANCE SHEET DATE" means March 1, 2003.

         "BUSINESS DAY" means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "CHU AGREEMENTS" means the Chu Purchase Agreement and the Employment and Consulting Agreement dated as of the date of this Agreement among David Chu, Merger Subsidiary and Parent, as guarantor and third party beneficiary.

         "CHU PURCHASE AGREEMENT" means the Purchase Agreement dated as of the date of this Agreement among Parent, David Chu and Company, Inc. and David Chu.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMON STOCK" means the common stock, $0.10 par value, of the Company, together with the associated Preferred Stock Purchase Rights.

         "COMPANY 10-K" means the Company's annual report on Form 10-K for the fiscal year ended March 1, 2003.

         "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries, taken as a whole, or on the Company's ability to consummate the transactions contemplated by this Agreement or to perform its obligations under this Agreement, other than, in the case of any of the foregoing, any such effect arising out of, resulting from or caused by, (x) the economy, financial markets or regulatory or political conditions in general and not specifically relating to, or having the effect of specifically relating to or having a materially disproportionate effect on, the Company or any of its Subsidiaries,
(y) the industries in which the Company or any of its Subsidiaries operate and not specifically relating to, or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on, the Company or any of its Subsidiaries or (z) any loss of employees, labor dispute, employee strikes, slowdowns, job actions or work stoppages or labor union activities occurring after execution of this Agreement by all parties hereto or resulting from the announcement of this Agreement or the Chu Agreements and the transactions contemplated hereby or thereby.

         "DELAWARE LAW" means the General Corporation Law of the State of Delaware.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

         "GOVERNMENTAL AUTHORITY" means any court, administrative agency or commission or other federal, state, local or foreign governmental or regulatory authority, agency, body or instrumentality.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976.

         "INTELLECTUAL PROPERTY RIGHT" means any (i) trademark, service mark, trade dress, logo, domain name, trade name and corporate name and all goodwill associated therewith and (ii) mask work, copyright, patent, software license, other database, domain name, invention, trade secret, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

         "INTERNATIONAL PLAN" means any material employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or arrangement or contract providing for defined benefit, pension or retirement benefits, unfunded deferred compensation, profit-sharing, post-retirement health or life insurance benefits, stock options, stock appreciation rights or other stock-based compensation that (i) is not a governmental, statutory or mandated plan, (ii) is entered into, maintained, administered or contributed to by the Company or any of its Subsidiaries and
(iii) covers any employee or former employee of the Company or any of its Subsidiaries outside the United States.

         "KNOWLEDGE" of any Person that is not an individual means the actual knowledge (without any inquiry) of such Person's executive officers.

         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "1933 ACT" means the Securities Act of 1933, as amended.

         "1934 ACT" means the Securities Exchange Act of 1934, as amended.

         "OTHER SUBSIDIARIES" means the Subsidiaries of the Company that are not Significant Subsidiaries.

         "PARENT MATERIAL ADVERSE EFFECT" means a material adverse effect on either Parent's or Merger Subsidiary's ability to consummate the transactions contemplated by this Agreement or to perform its obligations under this Agreement.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PREFERRED STOCK PURCHASE RIGHTS" means the rights issued by the Company pursuant to the Rights Agreement, as adjusted pursuant to the terms thereof.

         "RIGHTS AGREEMENT" means the Rights Agreement dated as of November 2, 2001, as amended, between the Company and Mellon Investor Services LLC.

         "SEC" means the Securities and Exchange Commission.

         "SERIES A PREFERRED STOCK" means the Series A Junior Participating Preferred Stock, par value $0.01, of the Company.

         "SIGNIFICANT SUBSIDIARY" means (i) the Subsidiaries of the Company listed in Section 4.06(a) of the Company Disclosure Schedule and (ii) any other Subsidiary of the Company that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

         "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

         "THIRD PARTY" means any Person as defined in this Agreement or in
Section 13(d) of the 1934 Act, other than Parent and its Affiliates and their respective advisors and agents (acting in such capacity).

         Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

         Each of the following terms is defined in the Section set forth opposite such term:

         TERM                                                       SECTION
         ----                                                       -------
         Agreement...............................................    Preamble
         Certificates............................................     2.04
         Company.................................................    Preamble
         Company Disclosure Schedule.............................     6.07
         Company Securities......................................     4.05
         Company Stockholder Meeting.............................     6.02
         Company Stock Option....................................     2.06
         Company Stockholder Approval............................     6.02
         Current SEC Documents...................................     4.10
         Dissenting Shares.......................................     2.05
         Effective Time..........................................     2.01
         e-mail..................................................    11.01
         Employee Plans..........................................     4.16
         End Date................................................    10.01
         Exchange Agent..........................................     2.04
         GAAP....................................................     4.08
         Indemnified Person......................................     7.03
         Merger..................................................     2.01
         Merger Consideration....................................     2.03
         Merger Subsidiary.......................................    Preamble
         Merger Subsidiary Common Stock..........................     2.03
         Multiemployer Plan......................................     4.16

         TERM                                                       SECTION
         ----                                                       -------
         1989 Plan...............................................     2.06
         1996 Plan...............................................     2.06
         Other Subsidiary Securities.............................     4.06
         Parent..................................................    Preamble
         Payment Event...........................................    11.04
         Preferred Stock.........................................     4.05
         Proceedings Cooperation.................................     7.03
         Proxy Contest...........................................     4.11
         Proxy Statement.........................................     4.09
         SEC Documents...........................................     4.07
         Significant Subsidiary Securities.......................     4.06
         Specified Directors.....................................     7.03
         Superior Proposal.......................................     6.03
         Superior Proposal Agreement.............................    10.01
         Surviving Corporation...................................     2.01
         Tax.....................................................     4.14
         Tax Asset...............................................     4.14
         Tax Return..............................................     4.14
         Taxing Authority........................................     4.14
         Third Party Beneficiary.................................    11.05
         Transferred Employees...................................     7.04
         United States Bank......................................     2.04
         Union Contract..........................................     4.15
         Voting Agreement........................................    Recitals

                                    ARTICLE 2
                                   The Merger

         Section 2.01. The Merger. (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Subsidiary shall be merged (the "MERGER") with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation and shall continue its corporate existence under Delaware Law (the "SURVIVING CORPORATION").

         (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the "EFFECTIVE TIME") as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the certificate of merger).

         (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

         Section 2.02. Consummation. Unless this Agreement shall have been terminated and the Merger shall have been abandoned pursuant to Section 10.01, and subject to the satisfaction or waiver of the conditions set forth in Article 9, the consummation of the Merger shall take place at 10:00 a.m., New York City time, at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, but in no event later than 5 Business Days, after satisfaction or waiver of the conditions set forth in Sections 9.01(a) and 9.01(c), or at such other time or place as Parent and the Company may agree.

         Section 2.03.  Conversion of Shares.  At the Effective Time:

         (a) each share of Common Stock held as treasury stock or owned by Parent or any Subsidiary of Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

         (b) each share of common stock, par value $.01 per share, of Merger Subsidiary ("MERGER SUBSIDIARY COMMON STOCK") outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.10 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted; and

         (c) each share of Common Stock outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.03(a) or as provided in Section 2.05 with respect to shares of Common Stock as to which appraisal rights have been exercised, be converted into the right to receive in cash from Parent an amount equal to $17.00 (the "MERGER CONSIDERATION").

         Section 2.04. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the "EXCHANGE AGENT") for the purpose of exchanging certificates representing shares of Common Stock (the "CERTIFICATES") for the Merger Consideration, and Parent and Exchange Agent shall enter into an exchange agreement which shall, in form and substance, be reasonably acceptable to the Company. Prior to the Effective Time, Parent shall deposit or cause to be deposited with the Exchange Agent in a separate fund established for the benefit of the holders of shares of Common Stock, cash sufficient to pay the aggregate Merger Consideration required to be paid for all of the Certificates at the Effective Time. For purposes of determining the Merger Consideration to be so deposited, Parent shall assume that no holder of shares of Common Stock will perfect appraisal rights with respect to such shares. Any cash deposited with the Exchange Agent shall not be used for any purpose other than as set forth in this Article 2 and shall be invested by the Exchange Agent as directed by Parent or the Surviving Corporation in: (A) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining term at the time of acquisition thereof not in excess of 90 days, (B) money market accounts or certificates of deposit maturing within 90 days of the acquisition thereof and issued by a bank or trust company organized under the laws of the United States of America or a State thereof having a combined capital surplus in excess of $500,000,000 (a "UNITED STATES BANK"), (C) commercial paper issued by a domestic corporation and given a rating of no lower than A1 by Standard & Poor's Corporation and P1 by Moody's Investors Service, Inc. with a remaining term at the time of acquisition thereof not in excess of 90 days or

(D) demand deposits with any United States Bank. The earnings and interest thereon shall be paid to Parent or as Parent directs. As soon as practicable (but not more than three Business Days) after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each holder of record of shares of Common Stock at the Effective Time, a letter of transmittal and instructions for use in effecting the surrender of a Certificate in exchange for payment of the Merger Consideration (which shall (i) be in a form reasonably acceptable to each of Parent and the Company and (ii) specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange.

         (b) Each holder of shares of Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, the Merger Consideration in respect of the Common Stock represented by a Certificate. Such payment of the Merger Consideration shall be sent to such holder of shares of Common Stock promptly after receipt of such Certificate and letter of transmittal by the Exchange Agent. Until so surrendered or transferred, as the case may be, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

         (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) After the Effective Time, there shall be no further registration of transfers of shares of Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

         (e) Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to Section 2.04(a) that remains unclaimed by the holders of shares of Common Stock twelve months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Common Stock for the Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Common Stock two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

         (f) Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to Section 2.04(a) to pay for shares for which appraisal rights have been perfected shall be returned to the Surviving Corporation, upon demand.

         Section 2.05. Dissenting Shares. Notwithstanding Section 2.02, shares of Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted such shares of Common Stock in favor of the Merger, who shall have delivered a written demand for appraisal of such shares of Common Stock in the manner provided by Delaware Law and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to appraisal ("DISSENTING SHARES") shall not be converted into a right to receive the Merger Consideration. The holders thereof shall be entitled only to such rights as are granted by Section 262 of Delaware Law. Each holder of Dissenting Shares who becomes entitled to payment for such shares of Common Stock pursuant to Section 262 of Delaware Law shall receive payment therefor from the Surviving Corporation in accordance with Delaware Law; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish his entitlement to appraisal rights as provided in Section 262 of Delaware Law, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his demand for appraisal of such Shares or lost his right to appraisal and payment for his shares of Common Stock under Section 262 of Delaware Law or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of Delaware Law, such holder shall forfeit the right to appraisal of such shares of Common Stock and each such share of Common Stock shall be treated as if it had been converted, as of the Effective Time, into a right to receive the Merger Consideration, without interest thereon, from Parent as provided in Section 2.02 hereof. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

         Section 2.06. Stock Options. (a) At or immediately prior to the Effective Time, each option to purchase shares of Common Stock granted under any employee stock option or compensation plan or arrangement of the Company (each, a "COMPANY STOCK OPTION"), whether or not exercisable or vested, shall be canceled, and Parent shall pay or shall cause the Surviving Corporation to pay each holder at or promptly after the Effective Time for each such option surrendered an amount in cash determined by multiplying (i) the excess of the Merger Consideration over the applicable exercise price of such option by (ii) the number of shares of Common Stock such holder could have purchased (assuming full vesting of all options) had such holder exercised such option in full immediately prior to the Effective Time; provided, however, that in the case of any Company Stock Option under the Nautica Enterprises, Inc. 1996 Stock Incentive Plan (Amended and Restated) (the "1996 PLAN"), if the "Change of Control Price" (as defined under the 1996 Plan) is higher than the Merger Consideration, such Change of Control Price shall be substituted for the Merger Consideration in clause (i) above.

         (b) Prior to the Effective Time, the Company shall use its reasonable efforts (without the expenditure of any funds) to obtain any consents from holders of options to purchase shares of Common Stock granted under the Company's stock option or compensation plans or arrangements that the Company deems reasonably necessary to accomplish the transactions contemplated by Section 2.06(a). Notwithstanding any other provision of this Section 2.06, payment may be withheld in respect of any employee stock option until such necessary consents are obtained.

         (c) Prior to the Effective Time, the Company shall take, or shall cause the plan administrator to take, any actions that the Company deems reasonably necessary under the State-O-Maine, Inc. 1989 Employee Incentive Stock Plan (the "1989 PLAN") to effect the transactions contemplated by Section 2.06(a) with respect to Company Stock Options under the 1989 Plan using the Merger Consideration as provided in clause (i) of Section 2.05(a).

         Section 2.07. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

         Section 2.08. Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Common Stock in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

         Section 2.09. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Common Stock represented by such Certificate, as contemplated by this Article 2.

                                    ARTICLE 3
                            The Surviving Corporation

         Section 3.01. Restated Certificate of Incorporation. The restated certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be the restated certificate of incorporation of the Surviving Corporation until amended in accordance with Delaware Law.

         Section 3.02. Bylaws. The bylaws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Delaware Law.

         Section 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Delaware Law, (i) the directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

                                    ARTICLE 4
                  Representations and Warranties of the Company

         The Company represents and warrants to Parent that:

         Section 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore made available to Parent true and complete copies of the restated certificate of incorporation and bylaws of the Company as currently in effect.

         Section 4.02. Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the required approval of the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery of this Agreement by Parent and Merger Subsidiary, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

         (b) At a meeting duly called and held, the Company's Board of Directors has (i) determined that this Agreement and the transactions contemplated hereby are advisable to the Company's stockholders, (ii) approved this Agreement and the transactions contemplated hereby for purposes of Section 203 of Delaware Law, (iii) approved and adopted an amendment to the Rights Agreement to render the Preferred Stock Purchase Rights inapplicable to this Agreement and the transactions contemplated hereby, (iv) approved and adopted this Agreement and the transactions contemplated hereby and (v) resolved (subject to Section 6.03(b)) to recommend approval and adoption of this Agreement by its stockholders.

         Section 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the 1934 Act and the rules and regulations promulgated thereunder, (iv) as disclosed in Section 4.03 of the Company Disclosure Schedule and (v) actions or filings, the failure of which to take or make would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 4.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in any violation or breach of any provision of the restated certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03 and the receipt of the Company Stockholder Approval, result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree, (iii) subject to obtaining the Third Party consents and other approvals set forth in Section 4.04(iii) of the Company Disclosure Schedule, require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, acceleration or loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries that requires the payment to or from the Company or any of its Subsidiaries of more than $250,000 per year, or any governmental license, franchise, permit or other similar authorization relating to the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for such violations or breaches referred to in clause (ii) and for such failures to obtain any such consent, defaults, terminations, cancellations, accelerations, losses or Liens referred to in clauses (iii) and (iv) that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 4.05. Capitalization. (a) The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock and (ii) 2,000,000 shares of preferred stock, par value $0.01 per share (the "PREFERRED STOCK") of which 400,000 shares have been designated Series A Preferred Stock. As of the close of business on July 3, 2003 there were outstanding 33,595,900 shares of Common Stock and no shares of Preferred Stock. As of the close of business on June 10, 2003 there were employee stock options to purchase an aggregate of 4,744,750 shares of Common Stock (of which options to purchase an aggregate of 3,808,800 shares of Common Stock were exercisable). All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. No Subsidiary of the Company owns any shares of capital stock of the Company.

         (b) Except as set forth in this Section 4.05 and for changes since June 10, 2003 resulting from the exercise of employee stock options outstanding on such date, there are (i) no outstanding sharesof capital stock or voting securities of the Company (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) except for the Preferred Stock Purchase Rights, no outstanding options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses, (i), (ii), and (iii) being referred to collectively as the "COMPANY SECURITIES"). Except as set forth in Section 4.05(b) of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.

         Section 4.06. Subsidiaries. (a) Except as set forth in Section 4.06(a) of the Company Disclosure Schedule, each Significant Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not be reasonably likely to have, individually and in the aggregate, a Company Material Adverse Effect. Each Other Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, except for such failures to be duly incorporated, validly existing and in good standing which, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect. Each Other Subsidiary has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those powers, licenses, authorizations, permits, consents and approvals the absence of which would not be reasonably likely to have, individually and in the aggregate, a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, all Significant Subsidiaries of the Company and their respective jurisdictions of incorporation and jurisdictions in which they are qualified to do business are identified in Section 4.06(a) of the Company Disclosure Schedule.

         (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Significant Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), other than restrictions imposed by federal and state securities laws and other than any Lien that is not material in the context of the Significant Subsidiary in question. There are no outstanding (i) securities of the Company or any of its Significant Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Significant Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any Significant Subsidiary, or other obligation of the Company or any Significant Subsidiary to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Significant Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "SIGNIFICANT SUBSIDIARY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Significant Subsidiary Securities.

         (c) Except for such exceptions that, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect, all of the outstanding capital stock of, or other voting securities or ownership interests in, each Other Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), other than restrictions imposed by federal and state securities laws. Except for such exceptions that, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect, there are no outstanding (i) securities of the Company or any Other Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Other Subsidiary or (ii) options or other rights to acquire from the Company or any Other Subsidiary, or other obligation of the Company or any Other Subsidiary to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Other Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "OTHER SUBSIDIARY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Other Subsidiary Securities, except for such obligations that, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect.

         Section 4.07. SEC Filings. (a) The Company has made available to the Parent (i) the Company's annual reports on Form 10-K for its fiscal years ended March 2, 2002 and March 1, 2003, (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held or scheduled to be held from March 1, 2003 to the date of this Agreement, and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since March 1, 2003 (the documents referred to in this Section 4.07(a), collectively, the "SEC DOCUMENTS").

         (b) As of its filing date, each SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

         (c) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (d) Each SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         Section 4.08. Financial Statements. The audited consolidated financial statements of the Company and its Subsidiaries included in the SEC Documents fairly present in all material respects, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

         Section 4.09. Disclosure Documents. The proxy statement of the Company to be filed with the SEC in connection with the Merger (the "PROXY STATEMENT") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on adoption of this Agreement, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included in the Proxy Statement based upon information furnished to the Company in writing by Parent specifically for use therein.

         Section 4.10. Absence of Certain Changes. Since the Balance Sheet Date, except as disclosed in the Company 10-K or any SEC Document filed subsequent to the filing of the Company 10-K but prior to the date of this Agreement (collectively, the "CURRENT SEC DOCUMENTS"), as set forth in Section 4.10 of the Company Disclosure Schedule or as may be affected by actions permitted to be taken pursuant to Section 6.01 or actions specifically contemplated to be taken by this Agreement, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and since the Balance Sheet Date, except as disclosed in the Current SEC Documents or as set forth in Section 4.10 of the Company Disclosure Schedule, there has not been:

         (a) any event, occurrence or circumstance that has had or would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect;

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

         (c) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

         (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

         (e) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in its wholly-owned Subsidiaries or otherwise in the ordinary course of business consistent with past practices;

         (f) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its Subsidiaries that would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect;

         (g) any change in any method of accounting or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP;

         (h) any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries (other than pursuant to the terms of existing plans, policies, agreements or arrangements, including the Company's severance policy guidelines previously made available to Parent, or in the ordinary course of business with respect to any non-officer employee whose annual base salary does not exceed $150,000), (ii) material increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or (other than any such agreement or amendment entered into in the ordinary course of business, which will not result in liability to the Company upon termination of employment in an amount in excess of $150,000 per employee) employee of the Company or any of its Subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law or contemplated by this Agreement) of any collective bargaining (but only through the date of this Agreement), bonus, profit-sharing, thrift, pension, retirement, deferred compensation, stock option, restricted stock or other material benefit plan or arrangement covering any director, officer or employee of the Company or any of its Subsidiaries or
(v) material increase in compensation, bonus or other benefits payable to any director or officer of the Company or any of its Subsidiaries;

         (i) through the date immediately preceding the date of this Agreement, any organized labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or, to the knowledge of the Company, threats thereof by or with respect to such employees; or

         (j) as of the date of this Agreement, any Tax election made or changed, any annual Tax accounting period changed, any method of Tax accounting adopted or changed, any amended Tax Returns or claims for Tax refunds filed, any closing agreement entered into with a Taxing Authority, or any Tax claim, audit or assessment settled which would be reasonably likely to have a Company Material Adverse Effect.

         Section 4.11. No Undisclosed Material Liabilities. Except as set forth in Section 4.11 of the Company Disclosure Schedule, there are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

         (a) liabilities or obligations disclosed and provided for in the Balance Sheet or the Current SEC Documents;

         (b) liabilities or obligations incurred in connection with that certain proxy contest relating to the annual meeting of the Company's stockholders currently scheduled for July 8, 2003 (or the election of directors thereat) (the "PROXY CONTEST");

         (c) liabilities or obligations under this Agreement;

         (d) liabilities or obligations incurred in connection with the transactions contemplated by this Agreement or the Chu Agreements;

         (e) liabilities or obligations incurred after the Balance Sheet Date in the ordinary course of business and consistent with past practice;

         (f) liabilities or obligations arising under the terms of (but not from any breach of default under) any agreement, contract or other instrument binding upon the Company or any of its Subsidiaries, including any agreement, contract or other instrument that is entered into after the date of this Agreement, as long as entering into such agreement, contract or other instrument does not violate any provision of this Agreement;

         (g) liabilities or obligations arising out of, resulting from or caused by any loss of employees, labor dispute, employee strikes, slowdowns, job actions or work stoppages or labor union activities that are incurred or arise after the execution of this Agreement by all parties hereto or result from the announcement of this Agreement and the Chu Agreements and the transactions contemplated hereby and thereby;

         (h) liabilities or obligations specifically addressed in any of the other representations or warranties made by the Company herein (disregarding any thresholds specified therein); and

         (i) other liabilities or obligations that, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect.

         Section 4.12. Compliance with Laws and Court Orders. Except as set forth in Section 4.12 of the Company Disclosure Schedule or as disclosed in the Current SEC Documents, the Company and each of its Subsidiaries is and since January 1, 2001 has been in compliance with, and to the knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 4.13. Litigation. Except (a) as set forth in Section 4.13 of the Company Disclosure Schedule, (b) as disclosed in the Current SEC Documents,(c) for any action, suit, investigation or proceeding relating to, arising out of or resulting from the transactions contemplated by this Agreement or the Chu Agreements, the announcement of this Agreement or the Chu Agreements, the announcement of such transactions or the Proxy Contest, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of the Company, threatened against, the Company, any of its Subsidiaries or any present or former officer or director (in such officer's or director's capacity as such) of the Company or any of its Subsidiaries or any Person for whom the Company or any of its

Subsidiaries is directly liable or any of the respective properties of the Company or any of its Subsidiaries before any court or arbitrator or before or by any Governmental Authority that would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 4.14. Taxes. Except as set forth in Section 4.14 of the Company Disclosure Schedule and except for failures, violations, inaccuracies, omissions or proceedings which would not be reasonably likely to have a Company Material Adverse Effect:

         (a) all Tax Returns required by applicable law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with all applicable laws, and all such Tax Returns were, at the time of filing, true and complete in all material respects;

         (b) the Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable, or, where payment is not yet due, has established (or has had established on its behalf) in accordance with GAAP an adequate accrual for all Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books;

         (c) the income and franchise Tax Returns of the Company and its Subsidiaries through the Tax year ended February 27, 1999 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired;

         (d) there is no claim, audit, action, suit, proceeding or investigation now pending or, to the Company's knowledge, threatened in writing against or with respect to the Company or its Subsidiaries in respect of any Tax;

         (e) during the two-year period ending on the date of this Agreement, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code;

         (f) neither the Company nor any of its Subsidiaries is a party to any understanding or arrangement described in Section 6111(d) of the Code, or participated in a "reportable transaction" as defined in Treasury Regulations
Section 1.6011-4(b), in each case after the applicable effective date; and

         (g) Section 4.14 of the Company Disclosure Schedule contains a list, as of the date of this Agreement, of all jurisdictions (whether foreign or domestic) in which the Company or any of its Subsidiaries currently files Tax Returns.

         (h) "TAX" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "TAXING AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee, (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of the Company or any of its Subsidiaries for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amount imposed on any person of the type described in (i) or (ii) as a result of any existing express or implied agreement or arrangement (including, but not limited to, an indemnification agreement or arrangement). "TAX RETURN" means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information. "TAX ASSET" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could be carried forward or back to reduce Taxes (including without limitation deductions and credits related to alternative minimum Taxes).

         Section 4.15. Labor Matters. Section 4.15 of the Company Disclosure Schedule contains a complete list as of the date of this Agreement of all collective bargaining agreements or other contracts with any labor organization or other representative of the Company's employees in connection with their employment with the Company (each, a "UNION CONTRACT" and collectively, the "UNION CONTRACTS"). Complete copies of each Union Contract have been made available to Parent.

         Section 4.16. Employee Benefit Plans. (a) Excluding International Plans, Section 4.16 of the Company Disclosure Schedule contains a correct and complete list identifying each (i) material "employee benefit plan," as defined in Section 3(3) of ERISA, (ii) material employment, severance or similar contract, plan, arrangement or policy, (iii) other plan or arrangement providing for stock option or other stock related rights or (iv) other material plan or arrangement (written or oral) providing for bonuses or incentive compensation, profit-sharing, or deferred compensation, which is maintained, administered or contributed to by the Company or any ERISA Affiliate and covers any employee or former employee of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any material liability. Except for those plans filed as part of the SEC Documents, copies of such plans (and, if applicable, related trust or funding agreements) and all amendments thereto and any summary plan descriptions have been made available to Parent together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and tax return (Form 990) prepared in connection with any such plan or trust. Such plans are referred to collectively herein as the "EMPLOYEE PLANS."

         (b) Neither the Company nor any ERISA Affiliate nor, to the knowledge of the Company, any predecessor thereof, sponsors, maintains or contributes to, or has in the past sponsored, maintained or contributed to, any Employee Plan subject to Title IV of ERISA (other than a Multiemployer Plan), with such exceptions as would not be reasonably likely to have a Company Material Adverse Effect.

         (c) Except as set forth in Section 4.16 of the Company Disclosure Schedule, as of the date of this Agreement, neither the Company nor any ERISA Affiliate contributes to any multiemployer plan, as defined in Section 3(37) of ERISA (a "MULTIEMPLOYER Plan"). The Company has made available to Parent a copy of the most recent estimate dated prior to the date of this Agreement of the potential withdrawal liability payable by the Company and any ERISA Affiliate of the Company if a full or partial withdrawal by the Company and each of its ERISA Affiliates occurred, to the extent that such estimate has been provided by the Multiemployer Plan.

         (d) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and to the knowledge of the Company, there is no event or condition which would reasonably be likely to result in the revocation or non-issuance of any such favorable determination letter. The Company has made available to Parent copies of the most recent (as of the date of this Agreement) Internal Revenue Service determination letters with respect to each such Employee Plan. Except as set forth in Section 4.16 of the Company Disclosure Schedule, each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan, with such exceptions as would not be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. Except as set forth in Section 4.16 of the Company Disclosure Schedule, no events have occurred with respect to any Employee Plan that could result in payment or assessment by or against the Company of any excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code, with such exceptions as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

         (e) Except as set forth in Section 4.16 of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) entitle any employee or independent contractor of the Company or any of its Subsidiaries to severance pay or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Plan.

         (f) Except as set forth in Section 4.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or its Subsidiaries except as required to avoid excise tax under Section 4980B of the Code or as may be required under other applicable law.

         (g) Except as set forth in Section 4.16 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement, there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, an Employee Plan which would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended immediately prior to the date of this Agreement.

         (h) Except as set forth in Section 4.16 of the Company Disclosure Schedule, all contributions and payments required to be made under each Employee Plan have been timely made or accrued in accordance with GAAP.

         (i) Except as set forth in Section 4.16 of the Company Disclosure Schedule, there is no action, suit, investigation, audit or proceeding pending against or, to the knowledge of the Company, threatened against or involving, any Employee Plan before any Governmental Authority with such exceptions as would not be reasonably likely to have a Company Material Adverse Effect.

         (j) Section 4.16 of the Company Disclosure Schedule sets forth each material International Plan that is a defined benefit pension plan, except for any International Plan that is a governmental, statutory or mandated plan. Each such International Plan has been maintained in substantial compliance with its terms and in substantial compliance with applicable laws and the requirements of any trust deed under which each such International Plan was established, except for such exceptions to the foregoing which, in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect.

         Section 4.17. Intellectual Property. The Company and its Subsidiaries own or possess adequate licenses or other rights to use all Intellectual Property Rights necessary to conduct the business as currently conducted, except where the failure to own or possess such licenses or rights has not had and would not be reasonably likely to have a Company Material Adverse Effect. Except as set forth in Section 4.17 of the Company Disclosure Schedule, to the knowledge of the Company, none of the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Right of any other Person, except for such infringements, misappropriations or violations that, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect. Except as set forth in Section
4.17 of the Company Disclosure Schedule or as would not be reasonably likely to have a Company Material Adverse Effect, to the knowledge of the Company, no Person has materially infringed, misappropriated or otherwise violated any material Intellectual Property Right of the Company or its Subsidiaries. Section
4.17 of the Company Disclosure Schedule contains a list as of the date of this Agreement of all agreements pursuant to which the Company or any of its Subsidiaries grants to a Third Party the right to use any of its Intellectual Property Rights for purposes of manufacturing, distributing or selling products and pursuant to which (x) the Company and its Subsidiaries reasonably expect to receive annual payments of more than $500,000 or (y) the Company and its Subsidiaries received payments of more than $500,000 during the fiscal year ended March 1, 2003.

         Section 4.18. Certain Contracts. Except as disclosed in the Current SEC Documents, each contract or agreement to which the Company or any of its Subsidiaries is a party or by which any of them is bound is in full force and effect, and neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of, or default under, any such contract or agreement, and no event has occurred that with notice or passage of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any other party thereto, except for such failures to be in full force and effect and such breaches and defaults which, in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect.

         Section 4.19. Antitakeover Statutes And Rights Agreement. (a) The Company has taken all action necessary to render the limitations contained in
Section 203 of Delaware Law inapplicable to the Merger, this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby.

         (b) The Company has taken all action necessary to render the Preferred Stock Purchase Rights issued pursuant to the terms of the Rights Agreement inapplicable to the Merger, this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby.

         Section 4.20. Finder's Fees. Except for Rothschild Inc. and Bear, Stearns & Co. Inc., copies of whose engagement agreements have been provided to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

         Section 4.21. Opinion of Financial Advisors. The Company has received the opinions of Rothschild Inc. and Bear, Stearns & Co. Inc., financial advisors to the Company, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the Company's stockholders (other than Parent, Merger Subsidiary, Harvey Sanders, the Harvey Sanders Grantor Retained Income Trust and David Chu) from a financial point of view.

         Section 4.22. Disclaimer of Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 4, THE COMPANY MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND THE COMPANY HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES, WHETHER BY THE COMPANY, ANY SUBSIDIARY OF THE COMPANY, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PARENT, MERGER SUBSIDIARY, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, OF ANY DOCUMENTATION OR OTHER INFORMATION BY THE COMPANY, ANY SUBSIDIARY OF THE COMPANY, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO ANY OF THE FOREGOING.

                                    ARTICLE 5
                    Representations and Warranties of Parent

         Parent represents and warrants to the Company that:

         Section 5.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has heretofore made available to the Company true and complete copies of the certificate of incorporation and bylaws of Parent and Merger Subsidiary as currently in effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

         Section 5.02. Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and, assuming due and valid authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of Parent and Merger Subsidiary enforceable against Parent and Merger Subsidiary in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

         Section 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the 1934 Act and the rules and regulations promulgated thereunder and (iv) actions or filings, the failure of which to take or make would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

         Section 5.04. Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree,
(iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any governmental license, franchise, permit or other similar authorization relating to, the assets or business of the Parent and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Parent or any of its Subsidiaries, except for such violations or breaches referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, losses or Liens referred to in clauses (iii) and (iv) that would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

         Section 5.05. Disclosure Documents. None of the information provided or to be provided by Parent for inclusion in the Proxy Statement or any amendment or supplement thereto, at the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time the stockholders vote on adoption of this Agreement, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         Section 5.06. Finders' Fees. Except for Citigroup Global Markets Inc. and Financo, Inc., whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who is entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

         Section 5.07. Financing. Parent will have at the Effective Time sufficient funds available to enable it to consummate the transactions contemplated hereby.

         Section 5.08. Chu Purchase Agreement. The representations and warranties of Parent contained in the Chu Purchase Agreement are true and correct in all material respects. The Chu Purchase Agreement is in full force and effect

                                    ARTICLE 6
                            Covenants of the Company

         The Company agrees that:

         Section 6.01. Conduct of the Company. Except as set forth in Section
6.01 of the Company Disclosure Schedule, from the date of this Agreement until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date of this Agreement until the Effective Time, except as set forth in Section 6.01 of the Company Disclosure Schedule or as contemplated by this Agreement:

         (a) the Company shall not adopt or propose any change to its restated certificate of incorporation or bylaws;

         (b) the Company shall not, and shall not permit any of its Subsidiaries to, merge or consolidate with any other Person, acquire a material amount of assets of any other Person or acquire more than 30% of the outstanding capital stock or other equity interests of any other Person; provided that in no event shall the purchase price for any such acquisition of assets, capital stock or other equity interests exceed $1 million for any such individual acquisition or $5 million in the aggregate for all such acquisitions;

         (c) the Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any Significant Subsidiary or any material amount of assets, securities or property except either (i) pursuant to existing contracts or commitments or (ii) in the ordinary course consistent with past practice;

         (d) the Company shall not, and shall not permit any of its Subsidiaries to, knowingly take any action that would make any representation and warranty of the Company contained in Section 4.01, 4.04, 4.05, 4.06, 4.08, 4.09, 4.10(b),
4.10(d), 4.10(e), 4.10(h) or 4.19 inaccurate in any material respect at, or as of any time prior to, the Effective Time; or

         (e) the Company shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

         Section 6.02. Stockholder Meeting; Proxy Material. The Company shall cause a meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as soon as reasonably practicable following the clearance of the Proxy Statement by the SEC for the purpose of voting on the approval and adoption of this Agreement and the Merger. Subject to Section 6.03(b), the Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. In connection with such meeting, the Company shall (i) promptly prepare and file with the SEC, use reasonable efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting, (ii) subject to Section 6.03(b), use reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby (the "COMPANY STOCKHOLDER APPROVAL") and (iii) otherwise comply with all legal requirements applicable to such meeting.

         Section 6.03. No Solicitation; Other Offers. (a) From and after the execution of this Agreement by all of the parties hereto until the earlier of the Effective Time and the termination of this Agreement pursuant to Article 10, neither the Company nor any of its Subsidiaries shall, and the Company and its Subsidiaries shall instruct its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors not to, directly or indirectly, (i) solicit, initiate or knowingly take any action designed to facilitate the submission of any Acquisition Proposal,
(ii) engage in any discussions or negotiations with, or furnish any nonpublic information relating to the Company or any of its Subsidiaries or knowingly afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries (other than such components of such businesses, properties or assets that are generally accessible to the public) to, any Third Party that to the knowledge of the Company is seeking to make, or has made, an Acquisition Proposal, (iii) (A) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, (B) amend or grant any waiver or release or approve any transaction or redeem rights under the Rights Agreement, (C) approve any transaction under Section 203 of Delaware Law or (D) approve of any Person becoming an "interested stockholder" under Section 203 of Delaware Law and/or (iv) enter into any agreement with respect to an Acquisition Proposal (other than a confidentiality agreement pursuant to Section 6.03(b)(ii) or a Superior Proposal Agreement in accordance with Section 10.01(d)(ii)(B)).

         (b) Notwithstanding the foregoing, the Board of Directors of the Company, directly or indirectly through advisors, agents or other intermediaries, may, in response to a bona fide Acquisition Proposal the Company's Board of Directors determines in good faith is reasonably likely to result in a Superior Proposal (provided such Acquisition Proposal is not received in violation of Section 6.03(a)), (i) engage in negotiations or discussions with the Third Party making such Acquisition Proposal, (ii) furnish to such Third Party nonpublic information relating to, and afford access to the business, properties, assets, books and records of, the Company or any of its Subsidiaries pursuant to an appropriate confidentiality agreement (a copy of which shall be provided for informational purposes only to Parent), (iii) fail to make, withdraw or modify in a manner adverse to Parent its recommendation to its stockholders referred to in Section 6.02, (iv) amend or grant any waiver referred to in Section 6.03(a)(iii)(A), (v) take any of the actions referred to in Section 6.03(a)(iii)(B)-(D), but only in connection with entry into a Superior Proposal Agreement in accordance with Section 10.01(d)(ii)(B) and/or
(vi) enter into a Superior Proposal Agreement in accordance with Section 10.01(d)(ii)(B). Nothing contained herein shall prevent the Board of Directors of the Company from (i) taking any action that any court of competent jurisdiction orders the Company to take, (ii) making with respect to an Acquisition Proposal a "stop-look-and-listen" communication of the nature contemplated in, and otherwise in compliance with, Rule 14d-9(f) under the 1934 Act as a result of receiving an Acquisition Proposal or (iii) with regard to an Acquisition Proposal, complying with Rules 14e-2(a) or 14d-9 under the 1934 Act or making such disclosure to the Company's stockholders as, in the good faith judgment of the Company's Board of Directors, is necessary for the Company's Board of Directors to comply with its fiduciary duties to the Company's stockholders under applicable law. Unless this Agreement is previously terminated in accordance with Article 10, the Company shall submit this Agreement to its stockholders at the Company Stockholder Meeting, even if the Board of Directors of the Company determines at any time after the date of this Agreement that it is no longer advisable or recommends that the stockholders of the Company reject it.

         (c) The Board of Directors of the Company shall not take any of the actions referred to in clauses (i) through (iv) of the first sentence of the preceding subsection unless the Company delivers to Parent no later than substantially contemporaneously with the taking of such action a written notice advising Parent that it is taking (or will take) such action. In addition, the Company shall notify Parent promptly (but in no event later than 48 hours) after receipt by the Company (or any of its advisors) of any Acquisition Proposal or of any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries (other than such components of such businesses, properties or assets that are generally accessible to the public) by any Third Party that to the knowledge of the Company is seeking to make, or has made, an Acquisition Proposal. The Company shall provide such notice orally and in writing and shall identify the Third Party making, and the material terms and conditions of, any such Acquisition Proposal, indication or request. The Company shall keep Parent informed in all material respects, on a prompt basis, of the status and material details of any such Acquisition Proposal, indication or request. The Company shall, and shall cause its Subsidiaries and the advisors, employees and other agents of the Company and any of its Subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the execution of this Agreement by all parties hereto with respect to any Acquisition Proposal.

         "SUPERIOR PROPOSAL" means any bona fide, unsolicited written Acquisition Proposal for at least a majority of the outstanding shares of Common Stock or 50% or more of the consolidated assets of the Company and its Subsidiaries on terms that the Board of Directors of the Company determines in good faith by a majority vote (excluding absent or abstaining directors), after taking into account, among other things, all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable and provide greater value to the Company's stockholders in their capacity as such than as provided hereunder and which the Board of Directors of the Company believes is reasonably likely to be able to be consummated.

         Section 6.04. Tax Matters. (a) Except as otherwise required by applicable law or with the consent of Parent (which consent shall not be unreasonably withheld or delayed), neither the Company nor any of its Subsidiaries shall make or change any Tax election, change any annual Tax accounting period, adopt or change any method of tax accounting, file any amended Tax Returns or claims for Tax refunds, enter into any closing agreement with a Taxing Authority or settle or compromise any Tax claim, audit or assessment if any such action or omission, considered in the aggregate, would have the effect of materially increasing the Tax liability or reducing any material Tax Asset of the Company or any of its Subsidiaries.

         (b) All transfer, documentary, sales, use, stamp, registration, value added and similar Taxes and fees (including any penalties and interest) imposed upon the Company or any of its Subsidiaries, or any of its stockholders, in connection with the Merger (including any real property transfer tax and any similar Tax) shall be paid by the Company when due, and the Company shall, at its own expense, file all necessary Tax returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, the Company shall join in the execution of any such Tax returns and other documentation.

         Section 6.05. Access to Information. From the date of this Agreement until the Effective Time, subject to applicable law, upon reasonable notice and during normal business hours, the Company shall (i) give to Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, employees, books and records of the Company and its Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with Parent in its investigation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by any party hereunder. In addition to and not in limitation of the foregoing, the Company shall make available to Parent copies of each Internal Revenue Service determination letter received after the date of this Agreement with respect to any Employee Plan referred to in the first sentence of
Section 4.16(d).

         Section 6.06. Notices of Certain Events. The Company shall promptly notify Parent of:

         (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

         (b) any material notice or other material communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

         (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 4.12, 4.13, 4.14 or 4.16, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement.

         Section 6.07. Disclosure Schedule. On the date of this Agreement, the Company has delivered to Parent a schedule (the "COMPANY DISCLOSURE SCHEDULE"), accompanied by a certificate signed by an authorized officer of the Company stating the Company Disclosure Schedule is being delivered pursuant to this
Section 6.07. The Company Disclosure Schedule constitutes an integral part of this Agreement. A matter set forth in one item of the Company Disclosure Schedule need not be set forth in any other item of the Company Disclosure Schedule so long as its relevance to the other sections or subsections of the Company Disclosure Schedule or section of the Agreement is reasonably apparent on the face of the information disclosed in the Company Disclosure Schedule. The fact that any item of information is disclosed in the Company Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms "material" or "Company Material Adverse Effect" or other similar terms in this Agreement.

                                    ARTICLE 7
                               Covenants of Parent

         Parent agrees that:

         Section 7.01. Obligations of Merger Subsidiary. Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         Section 7.02. Voting of Shares. Parent shall vote any shares of Common Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Company Stockholder Meeting.

         Section 7.03. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

         (a) From and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless any Person who is now, or has been at any time prior to the date of this Agreement or who becomes such prior to the Effective Time, an officer or director of the Company or any of its Subsidiaries (each, an

"INDEMNIFIED PERSON") from and against, and defend any Indemnified Person from and reimburse any Indemnified Person for, (i) any and all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), fines, liabilities and judgments and amounts that are paid in settlement arising out of or in connection with any claim, action, suit, proceeding or investigation (A) to the extent based on, or arising out of, the fact that such Person is or was a director or officer of the Company or any of its Subsidiaries pertaining to any action or omission existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time or (B) to the extent based on, or arising out of, or pertaining to, (1) this Agreement or the transactions contemplated hereby (including without limitation the Chu Agreements) or (2) the Proxy Contest, and (ii) without limitation to clause (i), to the fullest extent permitted by Delaware Law or any other applicable laws or provided under the Company's restated certificate of incorporation and bylaws in effect on the date of this Agreement; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. The Surviving Corporation will, and the Parent will cause the Surviving Corporation to, promptly advance all reasonable out-of-pocket expenses (including reasonable attorneys' fees) of each Indemnified Person in connection with any such claim, action, suit, investigation or proceeding with respect to which such Indemnified Person is seeking indemnification hereunder as such reasonable out-of-pocket expenses are incurred (subject to having received an undertaking from such Indemnified Person to reimburse such expenses if it is subsequently determined that the Indemnified Person is not entitled to indemnification under applicable law). In addition, the Surviving Corporation shall pay a per diem fee of $3,000 per day to each Specified Director, for each day spent by such Specified Director in preparing for, traveling to, cooperating or testifying in connection with, any claim, action, suit, proceeding or investigation for which such Specified Director is required to be indemnified pursuant to this Section 7.03(a) ("PROCEEDINGS COOPERATION") (such amount to be pro rated for any day on which less than eight hours is so spent), but only after such Specified Director has engaged in Proceedings Cooperation for a total of two days (or, if longer, 16 hours) in connection with any Proceedings Cooperation after the date of this Agreement, provided that the aggregate amount of per diem fees payable hereunder to all Specified Directors shall not exceed $150,000. Each of Israel Rosenzweig, Robert B. Banks, and Ronald G. Weiner shall constitute "SPECIFIED DIRECTORS".

         Parent shall be jointly and severally liable with the Surviving Corporation for the performance of the Surviving Corporation's obligations under this Section 7.03(a) and Section 7.03(b).

         Upon receipt by an Indemnified Person of actual notice of a claim, action or proceeding against such Indemnified Person in respect of which indemnity may be sought pursuant to this Section 7.03(a), such Indemnified Person shall promptly notify the Surviving Corporation with respect thereto. In addition, an Indemnified Person shall promptly notify the Surviving Corporation after any action is commenced (by way of service with a summons or other legal process giving information as to the nature and basis of the claim) against such Indemnified Person. In any event, failure so to notify the Surviving Corporation shall not relieve the Surviving Corporation or Parent from any liability which the Surviving Corporation or Parent may have on account of this indemnity or otherwise, except to the extent the Surviving Corporation shall have been materially prejudiced by such failure. The Surviving Corporation may, at its election (such election to be made within 30 days of receipt of the summons or other legal process referred to above), and, if requested by an Indemnified Person, shall (within 30 days of receipt of a request thereto), assume the defense of and control any litigation or proceeding in respect of which indemnity may be sought hereunder (with, in the case of any litigation or proceeding brought in federal or state court in the State of Delaware or the State of New York, counsel of international stature having a principal office in New York, and, in the case of any other litigation or proceeding, with counsel of national stature), including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of the fees and expenses of such counsel, in which event, except as provided below, the Surviving Corporation shall not be liable for the fees and expenses of any other counsel retained by an Indemnified Person in connection with such litigation or proceeding. The Indemnified Person may assume the defense of and control any such litigation or proceeding in the event that the Surviving Corporation is not in good faith pursuing the defense of such matter or if within the applicable period specified in the immediately preceding sentence the Surviving Corporation shall not assume the defense of such matter. In the case of any proceeding or litigation the defense and control of which the Indemnified Person shall have assumed in accordance with the immediately preceding sentence (and in the case of clauses (i) and (ii) of the next succeeding sentence), (i) the Indemnified Party may retain its own counsel,
(ii) the Surviving Corporation shall, and the Parent shall cause the Surviving Corporation to, pay all reasonable fees and expenses of such counsel promptly after receipt of any invoices with respect thereto (subject to having received an undertaking from such Indemnified Person to reimburse such expenses if it is subsequently determined that the Indemnified Person is not entitled to indemnification under applicable law), and (iii) the Surviving Corporation shall use reasonable efforts to assist in the defense of any such matter. In any such litigation or proceeding the defense of which the Surviving Corporation shall have so assumed and be pursuing in good faith, any Indemnified Person shall have the right to participate in (but not control) such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Surviving Corporation and such Indemnified Person shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such litigation or proceeding (including any impleaded parties) include the Surviving Corporation and such Indemnified Person and representation of both parties by the same counsel would, in the good faith opinion of counsel to the Surviving Corporation, be inappropriate due to actual or potential differing interests between the Surviving Corporation and such Indemnified Person. In any litigation or proceeding of which the Surviving Corporation shall have assumed the defense, the Surviving Corporation shall not settle such matter without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld or delayed) and no Indemnified Person shall be required to agree to settle such matter unless such settlement (x) includes an unconditional release of such Indemnified Person from all liability arising out of or in connection with such matter, (y) does not include any admission of fault, culpability or a failure to act by, or on behalf of, such Indemnified Person or payment of any money by such Indemnified Person and (z) does not result in the imposition against such Indemnified Person of injunctive or other equitable relief. The Surviving Corporation shall not be liable for any settlement of any litigation or proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the Surviving Corporation agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment; provided that if the Surviving Corporation shall not have assumed and pursued in good faith the defense of any litigation or proceeding, the Indemnified Person may settle any such litigation or proceeding with the consent of the Surviving Corporation, in which case the Surviving Corporation shall be liable for such settlement and promptly indemnify the Indemnified Person from and against any liability by reason of such settlement.

         (b) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of this Agreement; provided that, in satisfying its obligation under this Section 7.03(b), the Surviving Corporation shall not be obligated to pay premiums in excess of 250% of the annualized premium for such policy based on the rate thereof as of the date of this Agreement, which amount Company has disclosed to Parent prior to the date of this Agreement. If, during such six-year period, such insurance coverage cannot be obtained at all or can be obtained only for an amount in excess of 250% of the Company's annual premium therefor, the Parent shall use its reasonable efforts to cause to be obtained as much directors' and officers' liability insurance coverage as can be obtained for an amount equal to 250% of the Company's annual premium therefor in effect at the Effective Time, on terms and conditions substantially similar to the Company's then existing directors' and officers' liability insurance.

         (c) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 7.03.

         (d) The rights of each Indemnified Person under this Section 7.03 shall be in addition to any rights to indemnification and exculpation of personal liability that such Person may have under the restated certificate of incorporation or bylaws of the Company or the certificate of incorporation or bylaws of any of its Subsidiaries, or under Delaware Law or any other applicable laws or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives.

         Section 7.04.  Parent Employee Matters.

         (a) Parent shall cause the Surviving Corporation and/or any of its Subsidiaries, as applicable, effective on and after the Effective Time, to honor and assume and agree to perform the obligations of the Company or any of its Subsidiaries under the Employee Plans and all employment, severance, termination, change of control, consulting and collective bargaining agreements to which the Company or any Subsidiary is a party, in each case, to the extent the Company or any of its Subsidiaries would have been required to perform such plan or agreement.

         (b) Parent agrees that, for at least one year following the Effective Time, subject to applicable law, Parent will provide, or cause to be provided, to the individuals who are employees of the Company and its Subsidiaries as of the Effective Time except employees covered by collective bargaining agreements to which the Company or any Subsidiary of the Company is a party, with respect to whom Section 7.04(a) shall apply (the "TRANSFERRED EMPLOYEES") benefits materially no less favorable in the aggregate than those currently provided by the Company and its Subsidiaries to such employees or, at the election of Parent, materially no less favorable, in the aggregate than the benefits provided from time to time to similarly situated employees of Parent and its Subsidiaries (other than any stock option or other equity based incentive plan currently provided by the Company), and Parent shall cause to be provided to any Transferred Employee who is terminated during the one-year period following the Effective Time, severance benefits no less favorable than those currently provided to a similarly situated employee under any severance pay plan, policy, arrangement or guideline of the Company or its Subsidiaries. Notwithstanding the foregoing, nothing herein shall otherwise limit Parent's right to amend, modify or terminate any Employee Plan or International Plan.

         (c) Parent agrees that each employee of the Company will receive service credit for all periods of employment with the Company and its Affiliates or any predecessors thereto prior to the Effective Time for all purposes of participation eligibility and vesting (other than for benefit accrual purposes) under any employee benefit plan of Parent or its Affiliates in which such employee participates after the Effective Time to the extent that such service was recognized under any analogous plan of the Company or its Affiliates in effect immediately prior to the Effective Time.

         (d) For purposes of each new or existing employee benefit plan of Parent or its Affiliates providing medical, dental, pharmaceutical or vision benefits to any employee of the Company or its Subsidiaries, Parent or its Affiliates shall cause all pre-existing condition exclusions and actively-at-work requirements of such new or existing employee benefit plan of Parent or its Affiliates to be waived for such employee and his or her covered dependents, to the extent such exclusions were not applicable or requirements were waived under the corresponding Employee Plan, and Parent or its Affiliates shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Employee Plan ending on the date such employee's participation in the corresponding new or existing employee benefit plan of Parent or its Affiliates begins to be taken into account under such new or existing employee benefit plan of Parent or its Affiliates for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and/or his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new or existing employee benefit plan.

         (e) Nothing in this Section 7.04 will be or be deemed to be for the benefit of or enforceable by, any person who is not a party hereto, including, without limitation, any employee of the Company, the Surviving Corporation or any of their respective Affiliates or shall be deemed to limit the Surviving Corporation's or its Affiliates' ability to modify or eliminate any Employee Plan or International Plan.

                                    ARTICLE 8
                       Covenants of Parent and the Company

         The parties hereto agree that:

         Section 8.01. Reasonable Efforts. (a) Subject to the terms and conditions of this Agreement, Company and Parent shall use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement and (iii) using all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and using all reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages in connection with this Agreement or the transactions contemplated hereby.

         (b) In furtherance and not in limitation of the foregoing, each of (i) Parent and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten Business Days after the date of this Agreement and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable and (ii) Parent, Merger Subsidiary and the Company shall use reasonable efforts to satisfy the conditions to such party's obligations to consummate the transactions contemplated by this Agreement.

         Section 8.02. Certain Filings. The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Proxy Statement,
(ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking to timely obtain any consents and approvals listed in Section 4.04(iii) of the Company Disclosure Schedule.

         Section 8.03. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or making any other public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law, order of a court of competent jurisdiction or any listing agreement with or rule of any national securities exchange or Nasdaq, shall not issue any such press release or make any such other public statement without the consent of the other party (which consent shall not be unreasonably withheld or delayed).

         Section 8.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         Section 8.05. Confidentiality. Prior to the Effective Time and after any termination of this Agreement, each of Parent and the Company shall hold, and shall use its reasonable efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the other party furnished to it or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by such party from a source other than the other party or its Subsidiaries or their advisors, provided that to such party's knowledge such source was not prohibited from disclosing such information to such party by a contractual, legal or fiduciary obligation to the other party or its Subsidiaries or their advisors, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired by such party on a non-confidential basis from sources other than the other party or its Subsidiaries or their advisors, provided that to such party's knowledge, after due inquiry, such source is not prohibited from disclosing such information to such party by a contractual, legal or fiduciary obligation to the other party or its Subsidiaries or their advisors; provided that each of Parent and the Company may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such party informs such Persons of the confidential nature of such information and directs them to treat it confidentially. Notwithstanding any other provision of this Agreement, each of Parent and the Company may disclose the tax treatment and tax structure of the transactions contemplated by this Agreement (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or, except to the extent relating to such tax structure or tax treatment, any nonpublic commercial or financial information, except as otherwise required by applicable securities laws). Moreover, notwithstanding any other provision of this Agreement, there shall be no limitation on Parent's or the Company's ability to consult any tax adviser, whether or not independent from Parent, Company or their respective Affiliates, regarding the tax treatment or tax structure of the transactions contemplated by this Agreement. Each of Parent and the Company shall satisfy its obligation to hold any such information in confidence if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, each of Parent and the Company shall, and shall use its reasonable efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the other party, upon request, all documents and other materials, and all copies thereof, that it or its Affiliates obtained, or that were obtained on their behalf, from the other party in connection with this Agreement and that are subject to such confidence.

         Section 8.06. Chu Purchase Agreement. Prior to the Effective Time, Parent shall (a) use its reasonable efforts to consummate the "Closing" under and as defined in the Chu Purchase Agreement (including using reasonable efforts to seek specific enforcement thereof), (b) perform its obligations (including any obligation to make payments) under the Chu Purchase Agreement in all respects in strict compliance therewith, (c) not amend the Chu Purchase Agreement in any respect, (d) not terminate the Chu Purchase Agreement, (e) promptly send to the Company a copy of any notice received in connection with the Chu Purchase Agreement and the transactions contemplated thereby and (f) promptly notify the Company of any significant developments relating to the Chu Purchase Agreement and the transactions contemplated thereby.

                                    ARTICLE 9
                            Conditions to the Merger

         Section 9.01. Conditions to Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following conditions:

         (a) this Agreement shall have been approved and adopted by the stockholders of the Company in accordance with Delaware Law;

         (b) no provision of any applicable law or regulation and no judgment, injunction, order or decree of a court of competent jurisdiction shall prohibit the consummation of the Merger;

         (c) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated; and

         (d) all actions by or in respect of, or filings with, any Governmental Authority required to permit the consummation of the Merger, the failure to obtain which would be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect or a Parent Material Adverse Effect, shall have been taken, made or obtained.

         Section 9.02. Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following further conditions:

         (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time (except to the extent a representation or warranty is expressly made as of a time other than the Effective Time, in which case such representation or warranty shall be true in all material respects at and as of such time); provided, however, that any such representation or warranty that is qualified by any standard of materiality or Company Material Adverse Effect shall be true in all respects in the form written and (iii) Parent shall have received a certificate signed by an executive officer of the Company to the foregoing effect;

         (b) there shall not have been instituted or pending any action or proceeding (or any investigation or other inquiry that is reasonably likely to result in such action or proceeding) by the United States Federal Trade Commission or the United States Department of Justice before any court or Governmental Authority (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking to obtain material damages, (ii) seeking to restrain or prohibit Parent's ownership or operation (or that of its respective Subsidiaries or Affiliates) of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, or to compel Parent or any of its Subsidiaries or Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, or (iii) that otherwise is reasonably likely to have a Company Material Adverse Effect or Parent Material Adverse Effect; provided that Parent shall have used its reasonable efforts to challenge such action or proceeding (or investigation or other inquiry);

         (c) there shall not have been after the date of this Agreement any federal or state statute enacted, enforced or promulgated by any government or governmental authority or agency of the United States or any state in which either Parent, the Company or their respective Subsidiaries conducts a material amount of business that, in the reasonable judgment of Parent, is likely, directly or indirectly, to result in any of the consequences referred to in clauses (i) through (iii) of paragraph (b) above;

         (d) Parent shall have received all documents it may reasonably request relating to the existence of the Company and its Significant Subsidiaries and the authority of the Company to enter into and perform this Agreement, all in form and substance reasonably satisfactory to Parent;

         (e) the holders of not more than 12.5% of the outstanding shares of Common Stock shall have demanded appraisal of their shares in accordance with Delaware Law; and

         (f) the transactions contemplated by the Chu Purchase Agreement to be consummated at the "Closing" thereunder shall have been consummated or shall be consummated substantially contemporaneously with the Effective Time; provided that this clause (f) shall not apply if Parent shall have refused to consummate such "Closing" in breach of its obligation to do so under the Chu Purchase Agreement.

         Section 9.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following further conditions:

         (a) (i) each of Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Parent and Merger Subsidiary contained in this Agreement and in any certificate or other writing delivered by Parent or Merger Subsidiary pursuant hereto, shall be true in all material respects at and as of the Effective Time as if made at and as of such time (except to the extent a representation or warranty is expressly made as of a time other than the Effective Time, in which case such representation or warranty shall be true in all material respects at and as of such time); provided, however that any such representation or warranty that is qualified by any standard of materiality or Parent Material Adverse Effect shall be true in all respects in the form written and (iii) the Company shall have received a certificate signed by an executive officer of the Parent and the Merger Subsidiary to the foregoing effect; and

         (b) the Company shall have received all documents it may reasonably request relating to the existence of Parent and Merger Subsidiary and the authority of Parent and Merger Subsidiary to enter into and perform this Agreement, all in form and substance reasonably satisfactory to Company.

                                   ARTICLE 10
                                   Termination

         Section 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

         (a)   by mutual written agreement of the Company and Parent;

         (b)   by either the Company or Parent, if:

               (i) the Merger has not been consummated on or before February 7, 2004 (the "END DATE");

               (ii) (A) there shall be any United States law or regulation that makes consummation of the Merger illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining the Company, Merger Subsidiary or Parent from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this clause (b)(ii)(B) shall have used its reasonable efforts to challenge such judgment, injunction, order or decree; or

               (iii) this Agreement shall not have been approved and adopted in accordance with Delaware Law by the Company's stockholders at the Company Stockholder Meeting (or any postponement or adjournment thereof);

         (c)   by Parent, if:

               (i) at any time prior to the adoption and approval of this Agreement by the Company's stockholders, the Board of Directors of the Company shall have (A) failed to make or withdrawn, or modified in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger, (B) approved, recommended or endorsed any Acquisition Proposal or (C) failed to call the Company Stockholder Meeting in accordance with Section 6.02;

               (ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.02(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date; or

               (iii) the Company shall have knowingly, willfully and materially breached any of its obligations under Section 6.02 or 6.03; or

         (d)   by the Company, if:

               (i) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Parent or Merger Subsidiary set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.03(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date; or

               (ii) (A) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal (a "SUPERIOR PROPOSAL AGREEMENT") and the Company notifies Parent, in writing and at least 48 hours prior to such termination (which notice need only be given once with respect to any Acquisition Proposal or amendment thereto), promptly of its intention to enter into such a Superior Proposal Agreement, attaching the most current draft of such Superior Proposal Agreement (or a description of all material terms and conditions thereof), and (B) Parent does not make, within 48 hours of receipt of such written notification, an offer that the Board of Directors of the Company determines in good faith, is at least as favorable to the stockholders of the Company as such Superior Proposal (it being understood and agreed that (1) the Company shall not enter into any such Superior Proposal Agreement during the first 36 hours of such 48-hour period and
         (2) the Company may enter into any such Superior Proposal Agreement during the last 12 hours of such 48-hour period, provided that any such Superior Proposal Agreement entered into during such 12-hour period shall provide that it shall terminate upon an offer by Parent that the Board of Directors of the Company determines in good faith is at least as favorable to the stockholders of the Company as such Superior Proposal) and (C) the Company substantially simultaneously with such termination pursuant to this clause 10.01(d)(ii) pays to Parent in immediately available funds the amounts required to be paid pursuant to Sections 11.04(b). The Company agrees to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

         Section 10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the willful failure of either party to perform in all material respects any of its covenants contained in this Agreement, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of this Section 10.02 and Sections 8.05, 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10 and 11.11 shall survive any termination hereof pursuant to
Section 10.01.

                                   ARTICLE 11
                                  Miscellaneous

         Section 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail ("E-MAIL") transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Parent or Merger Subsidiary, to:

                  VF Corporation
                  105 Corporate Center Boulevard
                  Greensboro, NC 27408
                  Attention: Candace Cummings
                  Facsimile No.: (336) 424-7696
                  E-mail: candace_cummings@vfc.com

         with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, NY 10017
                  Attention: George R. Bason, Jr.
                  Facsimile No.: (212) 450-3340
                  E-mail: bason@dpw.com

         if to the Company, to:

                  Nautica Enterprises, Inc.
                  40 West 57th Street
                  7th Floor
                  New York, NY  10019
                  Attention: Mr. Harvey Sanders
                  Facsimile No.: (212) 632-4353
                  E-mail: harvey.sanders@nautica.com

         with a copy to:

                  Hughes Hubbard & Reed LLP
                  One Battery Park Plaza
                  New York, NY  10004
                  Attention: Kenneth A. Lefkowitz

                  Facsimile No.: (212) 422-4726
                  E-mail: lefkowit@hugheshubbard.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

         Section 11.02. Nonsurvival of Representations and Warranties. The representations, warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except that the agreements set forth in Article 2 and Article 3 and Sections 7.03, 7.04, 8.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11
and 11.12 shall survive the Effective Time and remain in effect in accordance with their respective terms.

         Section 11.03. Amendments and Waivers. (a) Subject to applicable law, any provision of this Agreement may be amended or waived prior to the Effective Time whether before or after any vote of the stockholders of the Company contemplated hereby if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the adoption of this Agreement by the stockholders of the Company and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for the shares of Common Stock or effect any other change not permitted by
Section 251(d) of Delaware Law.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 11.04. Expenses. (a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. Notwithstanding the foregoing, Parent and the Company each shall pay 50% of any fees and expenses, other than attorneys' and accounting fees and expenses, incurred in respect of the printing, filing and mailing of the Proxy Statement and any amendments or supplements therto.

         (b) If a Payment Event (as hereinafter defined) occurs, the Company shall pay Parent (by wire transfer of immediately available funds) a fee of $18 million (i) if pursuant to (x) or (z) below within two Business Days of the occurrence of such Payment Event or, (ii) if pursuant to (y) below, substantially simultaneously with the occurrence of such Payment Event.

         "PAYMENT EVENT" means (x) the termination of this Agreement pursuant to
(1) Section 10.01(c)(i) or (2) Section 10.01(c)(iii) (based on a willful, knowing and material breach by the

Company of its obligations under Section 6.02 or 6.03), (y) the termination of this Agreement pursuant to Section 10.01(d)(ii) or (z) the consummation of any of the transactions described in clauses (A) through (D) within 8 months of the termination of this Agreement pursuant to Sections 10.01(b)(i) (except for any such termination following a refusal by Parent to consummate the Merger based solely on the failure of the condition specified in Section 9.02(a)(ii) or 9.02(d) to be fulfilled) or 10.01(b)(iii) if prior to such termination (or, in the case of a termination pursuant to Section 10.01(b)(iii), prior to the Company Stockholder Meeting), there shall have been made a bona fide Acquisition Proposal pursuant to which stockholders of the Company would receive cash, securities or other consideration having an aggregate value, when taken together with the value of any securities of the Company or its Subsidiaries otherwise held by such stockholders after such event, in excess of $17.00 per share of Common Stock and which bona fide Acquisition Proposal shall have been outstanding at the time of such termination (or, in the case of a termination pursuant to Section 10.01(b)(iii), at the time of the Company Stockholder Meeting): (A) the Company merges with or into, or is acquired, directly or indirectly, by merger or otherwise by, a Third Party; (B) a Third Party, directly or indirectly, acquires more than 50% of the total assets of the Company and its Subsidiaries, taken as a whole; (C) a Third Party, directly or indirectly, acquires more than 50% of the outstanding shares of Common Stock; or
(D) the Company adopts or implements a plan of liquidation, recapitalization or share repurchase relating to more than 50% of the outstanding shares of Common Stock or an extraordinary dividend relating to more than 50% of such outstanding shares or 50% of the assets of the Company and its Subsidiaries, taken as a whole, provided that no Payment Event shall be considered to have occurred as described in this clause (z) unless in connection with the transaction described in clauses (A), (B), (C) or (D) the stockholders of the Company shall have received, within 8 months of such termination of this Agreement, cash, securities or other consideration having an aggregate value, when taken together with the value of any securities of the Company or its Subsidiaries otherwise held by such stockholders after such event, in excess of $17.00 per share of Common Stock.

         (c) The Company acknowledges that the agreements contained in this
Section 11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Subsidiary would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due to Parent pursuant to this Section 11.04, it shall also pay any costs and expenses incurred by Parent or Merger Subsidiary in connection with a legal action to enforce this Agreement that results in a judgment against the Company for such amount.

         (d) Parent and Merger Subsidiary agree that the payment set forth in
Section 11.04(b), if such payment is payable and is actually paid, shall be the sole and exclusive remedy of Parent and Merger Subsidiary upon a termination of this Agreement pursuant to Sections 10.01(b)(i), 10.01(b)(iii), 10.01(c)(i), 10.01(c)(iii) or 10.01(d)(ii), and such remedy shall be limited to the sum stipulated in Section 11.04(b), regardless of the circumstances giving rise to such termination.

         Section 11.05. Binding Effect; Benefit; Assignment. (a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns, except that the parties hereto agree and acknowledge that the agreements and covenants contained in Section 7.03 are intended for the direct and irrevocable benefit of the Indemnified Persons described therein and their respective heirs or legal representatives (each, a "THIRD PARTY BENEFICIARY"), and that each such Third Party Beneficiary, although not a party to this Agreement, shall be and is a direct and irrevocable third party beneficiary of such agreements and covenants and shall have the right to enforce such agreements and covenants against the Surviving Corporation and Parent in all respects fully and to the same extent as if such Third Party Beneficiary were a party hereto.

         (b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of their Affiliates, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment shall not relieve Parent or Merger Subsidiary of its obligations hereunder. Any attempted assignment in violation of this Section shall be null and void and shall have no effect.

         Section 11.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

         Section 11.07. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be exclusively brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

         Section 11.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 11.09. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.

         Section 11.10. Entire Agreement. This Agreement (including the documents and instruments referred to herein) and, subject to the immediately following sentence, the

Confidentiality Agreement dated May 27, 2003 between the Company and Parent constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. The Company and Parent hereby agree that paragraphs 1, 3 (but only the first sentence thereof), 8, 9, 11, 12, 13 and 16 of such Confidentiality Agreement are terminated, and shall be of no further force and effect, effective immediately.

         Section 11.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         Section 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             NAUTICA ENTERPRISES, INC.


                             By: /s/ Harvey Sanders
                                 ----------------------------------------
                                 Name:  Harvey Sanders
                                 Title: President and Chief
                                        Executive Officer


                             VF CORPORATION


                             By: /s/ Mackey J. McDonald
                                 ----------------------------------------
                                 Name:  Mackey J. McDonald
                                 Title: Chairman, President & CEO


                             VOYAGER ACQUISITION
                               CORPORATION

                             By: /s/ Candace S. Cummings
                                 ----------------------------------------
                                 Name:  Candace S. Cummings
                                 Title: Vice President

                                                                     APPENDIX B

                                VOTING AGREEMENT

         In consideration of VF Corporation, a Pennsylvania corporation ("PARENT"), and Voyager Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("MERGER SUBSIDIARY"), entering into on the date hereof an Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of the date hereof with Nautica Enterprises, Inc., a Delaware corporation (the "COMPANY"), which provides, among other things, that Merger Subsidiary, upon the terms and subject to the conditions thereof, will be merged with and into the Company (the "MERGER") and each outstanding share of common stock, $0.10 par value, of the Company (the "COMMON STOCK") will be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement), each of the undersigned holders (each, a "STOCKHOLDER" and together, the "STOCKHOLDERS") of shares of Common Stock agrees with Parent and Merger Subsidiary as follows:

         1. During the period (the "AGREEMENT PERIOD") beginning on the date hereof and ending on the earlier of (i) the Effective Time (as defined in the Merger Agreement) and (ii) the termination of the Merger Agreement, each Stockholder hereby agrees to vote the shares of Common Stock set forth opposite its name in Schedule A hereto (the "SCHEDULE A SHARES") and any other shares of Common Stock such Stockholder is entitled to vote at the time of such vote ("ADDITIONAL SHARES") to approve and adopt the Merger Agreement, the Merger and all agreements related to the Merger that are specifically contemplated by the Merger Agreement and any actions directly and reasonably related thereto that are specifically contemplated by the Merger Agreement at any meeting or meetings of the stockholders of the Company, and at any adjournment thereof or pursuant to action by written consent, at or by which such Merger Agreement, the Merger, such agreements or such other actions, are submitted for the consideration and vote of the stockholders of the Company. Notwithstanding any provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall limit or restrict any Stockholder from acting in such Stockholder's capacity as a director or officer of the Company (it being understood that this Agreement shall apply to Stockholders solely in Stockholders' capacity as Stockholders of the Company).

         2. During the Agreement Period, each Stockholder hereby agrees that it will not vote any of its Schedule A Shares or Additional Shares in favor of the approval of any other merger, consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company or any corporate action the consummation of which would either frustrate in any material respect the purposes of, or prevent or delay the consummation of, the transactions contemplated by the Merger Agreement.

         3. During the Agreement Period, each Stockholder hereby irrevocably appoints Parent as proxy for and on behalf of such Stockholder to vote (including, without limitation, the taking of action by written consent) such Stockholder's Schedule A Shares and Additional Shares, for and in the name, place and stead of such Stockholder for the matters and in the manner contemplated by paragraph 1 above.

         4. During the Agreement Period, each Stockholder will not, directly or indirectly, (i) solicit, initiate or knowingly take any action designed to facilitate the submission of any Acquisition Proposal (as defined in the Merger Agreement) or (ii) engage in negotiations or discussions with, or furnish any nonpublic information relating to the Company or any of its Subsidiaries (as defined in the Merger Agreement) or knowingly afford access to the properties, books or records of the Company or any of its Subsidiaries (other than such components of such businesses, properties or assets that are generally accessible to the public) to, any Third Party (as defined in the Merger Agreement) that to the knowledge of such Stockholder is seeking to make, or has made, an Acquisition Proposal. Each Stockholder agrees to notify Parent promptly (but in no event later than 48 hours) after receipt by such Stockholder in such capacity (or any of its advisors) of any Acquisition Proposal or of any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries (other than such components of such businesses, properties or assets that are generally accessible to the public) by any Third Party that to the knowledge of such Stockholder is seeking to make, or has made, an Acquisition Proposal. Each Stockholder agrees to keep Parent fully informed, in all material respects, on a prompt basis, of the status and material details of any such Acquisition Proposal, indication or request of which he is aware. The provisions of this Section 4 shall not be construed to limit acts taken by any Stockholder in his capacity as an officer or director of the Company and any such action by the Stockholder in his capacity as a director or officer of the Company that is taken in accordance with Section 6.03 of the Merger Agreement (or any action by David Chu in accordance with Section 8(c) of the Purchase Agreement) shall be deemed not to be a violation of this Voting Agreement.

         5. Each Stockholder hereby agrees not to exercise any rights (including, without limitation, under Section 262 of the Delaware General Corporation Law) to demand appraisal of any shares of Common Stock owned by such Stockholder in connection with the Merger.

         6. Each Stockholder hereby represents and warrants to Parent that as of the date hereof:

         (a) Such Stockholder (i) owns beneficially all of the shares of Common Stock set forth opposite such Stockholder's name in Schedule A hereto, (i) has the full legal capacity to enter into, execute and deliver this Voting Agreement without the consent or approval of any other Person (as defined in the Merger Agreement) and (ii) has not entered into any voting agreement with or granted any Person any proxy (revocable or irrevocable) with respect to such shares (other than this Voting Agreement).

         (b) Such Stockholder has duly executed and delivered this Agreement.

         (c) No investment banker, broker or finder is entitled to a commission or fee from such Stockholder in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

         7. If any provision of this Voting Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Voting Agreement.

         8. This Voting Agreement may be executed in two or more counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

         9. The parties hereto agree that if for any reason any party hereto shall have failed to perform its obligations under this Voting Agreement, then the party seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against any other party hereto for any failure to perform its obligations under this Voting Agreement.

         10. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law rules of such state.

         11. The Stockholder will, upon request, execute and deliver any additional documents reasonably necessary or desirable to complete and effectuate the covenants contained herein.

         12. This Voting Agreement shall terminate, and the proxy granted herein shall cease to be irrevocable, upon the expiration of the Agreement Period and thereafter this Voting Agreement shall be of no further force or effect and there shall be no liability on the part of any proxy with respect thereto.

         13. The Stockholder hereby agrees that if it sells, transfers, assigns, encumbers or otherwise disposes (each, a "TRANSFER") of any Schedule A Shares during the Agreement Period, such Stockholder shall require the transferee of such Schedule A Shares to execute and deliver to Parent, Merger Subsidiary and the Company a voting agreement identical in form to this Voting Agreement except for the identity of the Stockholder prior to or concurrent with the consummation of such Transfer.

         14. Nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. The obligations of each Stockholder under this Agreement shall be several and not joint.

         15. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

         If to Parent or Merger Subsidiary, to:

                  VF Corporation
                  105 Corporate Center Boulevard
                  Greensboro, North Carolina 27408
                  Attention: Candace Cummings
                  Facsimile: 336-424-7696

                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York 10017
                  Attention: George R. Bason, Jr.
                  Facsimile: 212-450-3800

         If to Mr. Harvey Sanders, to:

                  Mr. Harvey Sanders
                  Nautica Enterprises, Inc.
                  40 West 57th Street
                  7th Floor
                  New York, New York  10019
                  Facsimile: 212-632-4353

                  with a copy to:

                  Hughes Hubbard & Reed LLP
                  One Battery Park Plaza
                  New York, New York  10004
                  Attention:  Kenneth A. Lefkowitz
                  Facsimile: 212-422-4726

         If to the Harvey Sanders Grantor Retained Income Trust, to:

                  Charles M. Modlin, Esq.
                  As trustee under the Harvey Sanders Grantor Retained
                           Income Trust
                  Morrison Cohen Singer & Weinstein, LLP
                  750 Lexington Avenue
                  New York, New York 10022
                  Facsimile No.: 212-735-8708

         If to Mr. David Chu, to:

                  Mr. David Chu
                  610 Park Avenue
                  New York, New York 10021
                  Facsimile No.: 212-517-8638

         with a copy to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, New York 10006
                  Attention:  Daniel S. Sternberg
                  Facsimile: 212-225-3999

or such other address or facsimile number as such party may hereafter specify for the purpose of notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

         IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the 7th day of July, 2003.


                              VF CORPORATION


                              By: /s/ Mackey J. McDonald
                                  ------------------------------------
                                  Name:  Mackey J. McDonald
                                  Title: Chairman, President & CEO



                              VOYAGER ACQUISITION
                                CORPORATION


                              By: /s/ Candace S. Cummings
                                  ------------------------------------
                                  Name:  Candace S. Cummings
                                  Title: Vice President



                              HARVEY SANDERS


                                  /s/ Harvey Sanders
                                  ------------------------------------

                              HARVEY SANDERS GRANTOR
                                RETAINED INCOME TRUST


                              By: /s/ Charles M. Modlin, Trustee
                                  ------------------------------------
                                  Charles M. Modlin, Trustee



                              DAVID CHU


                                  /s/ David Chu
                                  ------------------------------------

                                   SCHEDULE A
                                   ----------

                                                    Shares of Company
Stockholder                                         Common Stock
-----------                                         ------------
Harvey Sanders                                      2,104,394

Harvey Sanders Grantor Retained
Income Trust                                        1,200,000

David Chu                                           409,947

                                                                   APPENDIX C-1
                               PURCHASE AGREEMENT

         AGREEMENT dated as of July 7, 2003 among VF Corporation, a Pennsylvania corporation ("VF"), David Chu and Company, Inc., a Delaware corporation ("DC & CO."), and Mr. David Chu, an individual ("DC" and collectively with DC & Co., the "DC PARTIES").

                              W I T N E S S E T H:

         WHEREAS, concurrently with the execution and delivery of this Agreement, Nautica Enterprises, Inc., a Delaware corporation ("NAUTICA"), VF and Voyager Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of VF ("MERGER SUBSIDIARY"), are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT") pursuant to which Merger Subsidiary will be merged with and into Nautica and the surviving corporation will become a wholly-owned subsidiary of VF (the "MERGER");

         WHEREAS, Nautica (formerly State-O-Maine, Inc.), Nautica Apparel, Inc., a Delaware corporation ("NAUTICA APPAREL"), and DC are parties to a Royalty Agreement dated as of July 1, 1987 (as such agreement has been subsequently clarified and modified on May 18, 1988 and March 1, 1990, the "ROYALTY AGREEMENT");

         WHEREAS, DC has heretofore assigned all of his rights and interests in, to and under the Royalty Agreement and all of his right, title and interest in and to the Nautica Name and Mark (as defined herein) to DC & Co.;

         WHEREAS, VF desires to purchase from DC & Co. the Purchased Rights (as defined herein) and DC & Co. desires to sell, transfer, assign and deliver to VF the Purchased Rights, in each case, upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         Section 1. Definitions. The following terms, as used herein, have the following meanings:

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or permitted to close.

         "CLOSING DATE" means the date of the Closing.



                                     C-1-1

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

         "MERGER CLOSING" means the "Effective Time" of the Merger pursuant to the Merger Agreement.

         "NAUTICA NAME AND MARK" means the name and mark "Nautica" and any and all variations and permutations thereto.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "ROYALTY REVENUE AMOUNT" means, for any Royalty Revenue Period, the aggregate gross revenue accrued in respect of such period (whether received during or following the end of such period), net of any write-offs for uncollectable receivables, by VF and its Subsidiaries (which term shall include, after the Merger, Nautica or any of its Subsidiaries) under any license, royalty agreement or other arrangement or understanding of any nature, whether heretofore or hereafter existing or entered into, pursuant to which any Person (other than VF or any of its Subsidiaries, which term shall include, after the Merger, Nautica or any of its Subsidiaries) has been granted or has obtained, or is granted or obtains, rights to use the Nautica Name and Mark. For the avoidance of doubt, any such gross revenue of VF or any of its Subsidiaries, on the one hand, from VF or any of its Subsidiaries, on the other hand, shall be excluded from the calculation of Royalty Revenue Amount. For purposes of the foregoing definition, such gross revenue and any such write-offs accrued shall be determined in accordance with the practices, assumptions and procedures utilized by Nautica in determining the amounts of payments under the Royalty Agreement for the fiscal year ended March 1, 2003, but in all events in accordance with generally accepted accounting principles.

         "ROYALTY REVENUE PERIOD" means each of the five successive full fiscal years of VF commencing with the fiscal year ending January 1, 2005.

         "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

         Section 2. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, VF agrees to purchase from DC & Co. and DC& Co. agrees to (and DC agrees to cause DC & Co. to) sell, transfer, assign and deliver to VF at the Closing, free and clear of all Liens, (i) all of its rights and



                                     C-1-2
interests in, to and under the Royalty Agreement, (ii) all of its right, title and interest in and to the Nautica Name and Mark and any common law or copyright rights relating to the Nautica Name and Mark, together with the goodwill associated therewith, or with that part of the goodwill connected with the use of and symbolized by the Nautica Name and Mark, and the right to sue and recover for, and the right to the profits or damages due or accrued arising out of or in connection with any and all past, present or future infringements or passing off or dilution of or damage or injury to the Nautica Name and Mark or such goodwill and (iii) any and all right, title and interest that it may otherwise have in and to the intellectual property owned, held or used by Nautica or any of its Subsidiaries, and the right to sue and recover for, and the right to the profits or damages due or accrued arising out of or in connection with any and all past, present or future infringements or passing off or dilution of or damage or injury to such intellectual property (collectively, the items referred in (i), (ii) and (iii) are referred to as the "PURCHASED RIGHTS").

         Section 3. Purchase Price. The purchase price (the "PURCHASE PRICE") for the Purchased Rights shall be (i) the amount of $104 million, payable at the times and in the manner provided for in Section 4 (the "FIXED AMOUNT") plus (ii) the Contingent Payments (as hereafter defined), payable at the times and in the manner provided for in Section 5. For income tax purposes, VF and DC & Co. agree that they will report any payments under this Agreement as made in exchange solely for the Purchased Rights, except to the extent of imputed interest as required under the Internal Revenue Code of 1986, as amended.

         Section 4. Closing. (a) The closing (the "CLOSING") of the purchase and sale of the Purchased Rights hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, on the date of the Merger Closing, subject to satisfaction of the conditions set forth in Section 12, or at such other time or place as VF and the DC Parties may agree. At the
Closing:

                  (i) VF shall deliver to DC & Co. $38,000,000 in immediately available funds by wire transfer to one or more accounts designated by DC& Co., by notice to VF, which notice shall be delivered not later than two Business Days prior to the Closing Date (or if not so designated, then by one or more certified or official bank checks payable in immediately available funds to the order of DC & Co. aggregating such amount).

                  (ii) DC & Co. and VF shall enter into an Assignment Agreement substantially in the form attached hereto as Exhibit A, and DC & Co. shall deliver to VF such bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in VF all right, title and interest in, to and under the Purchased Rights.



                                     C-1-3

         (b) The portion of the Fixed Amount not payable at the Closing shall be paid by VF to DC & Co. as follows:

             (i) $33,000,000 on the third anniversary of the Closing Date (or if such day is not a Business Day, on the next succeeding Business Day); and

             (ii) $33,000,000 on the fourth anniversary of the Closing Date (or if such day is not a Business Day, on the next succeeding Business
         Day),

         in each case, in immediately available funds by wire transfer to one or more accounts designated by DC& Co., by notice to VF, which notice shall be delivered not later than two Business Days prior to the due date for payment (or if not so designated, then by one or more certified or official bank checks payable in immediately available funds to the order of DC & Co. aggregating such amount).

         Section 5. Contingent Payments. (a) If the Royalty Revenue Amount for any Royalty Revenue Period exceeds $34,700,000, VF shall pay to DC & Co., within 90 days following the end of such Royalty Revenue Period, an amount in cash equal to 31.7% of such excess (each such payment, a "CONTINGENT PAYMENT") in immediately available funds by wire transfer to one or more accounts designated by DC& Co., by notice to VF, which notice shall be delivered not later than five Business Days prior to such due date for payment (or if not so designated, then by one or more certified or official bank checks payable in immediately available funds to the order of DC & Co. aggregating such amount).

         (b) In the event the Closing Date occurs during the third quarter of Nautica's fiscal year 2004, DC & Co. shall receive, and after the Merger Closing, VF shall cause Nautica to pay, the full quarterly royalty payment due under the Royalty Agreement in respect of the third fiscal quarter, such quarterly royalty payment to be determined in accordance with the practices, assumptions and procedures utilized by Nautica in determining the amount of payments under the Royalty Agreement for the fiscal year ended March 1, 2003, but in all events in accordance with generally accepted accounting principles; in the event the Closing Date occurs after the end of the third quarter but prior to the end of Nautica's fiscal year 2004, DC& Co. shall not receive any quarterly royalty payment in respect of the fourth quarter of fiscal 2004.

         (c) At the time each Contingent Payment is due, VF shall deliver to DC & Co. a written statement (each, a "PAYMENT STATEMENT") setting forth the amount of the Contingent Payment payable pursuant to this Section 5 with respect to the applicable Royalty Revenue Period and the calculation thereof.



                                     C-1-4

         (d) DC & Co. and/or its authorized representatives shall have the right one time with respect to each Royalty Revenue Period (although such right may also be exercised as to multiple periods (up to three periods at any one time) at the same time), during normal business hours and upon reasonable prior notice, during the Royalty Revenue Periods and for two years after the end of the last Royalty Revenue Period, to audit and copy those books, records and supporting documentation of VF (and to the extent VF can make them available, the workpapers of VF's accountants) pertaining to transactions giving rise to or otherwise relating to the determination of the Royalty Revenue Amounts and the Contingent Payments, and may have access to employees of VF and its Affiliates who are responsible for overseeing or are involved in calculating the Royalty Revenue Amounts and the Contingent Payments for purposes of asking questions and obtaining information relating to such calculations. Acceptance by DC & Co. of any Contingent Payment shall not preclude DC & Co. from questioning its correctness.

         Section 6. Representations and Warranties of the DC Parties. The DC Parties, jointly and severally, represent and warrant to VF as of the date hereof and (except with respect to the representation and warranty contained in Section 6(h) below) as of the Closing Date that:

         (a) DC & Co. is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. DC & Co. has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The execution, delivery and performance by DC & Co. of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of DC & Co. and have been duly authorized by all necessary corporate action on the part of DC & Co. DC is a U.S. citizen and has the legal capacity to enter into this Agreement. This Agreement constitutes a valid and binding agreement of the DC Parties enforceable against each of the DC Parties in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

         (b) Except for actions and filings as may be required under the HSR Act, the execution, delivery and performance by the DC Parties of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official.

         (c) The execution, delivery and performance by the DC Parties of this Agreement and the consummation of the transactions contemplated hereby do not and will not (e) violate the certificate of incorporation or bylaws of DC & Co.,
(f) assuming compliance with the matters referred to in Section 6(b), violate any applicable law, rule, regulation, judgment, injunction, order or decree which violation would have a material adverse effect on the Purchased Rights or the transactions contemplated by this Agreement, (e) require any consent or other



                                     C-1-5
action by any Person under, conflict with, violate, contravene, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the DC Parties or to a loss of any benefit to which either of the DC Parties is entitled, in each case that would have an adverse effect on the Purchased Rights, under any provision of any agreement or other instrument binding upon either of the DC Parties or by which any of the Purchased Rights is or may be bound (except with respect to Liens on the Purchased Rights in favor of HSBC Holdings plc and/or its Affiliates, which Liens shall be fully released on or prior to the Closing) or (e) result in the creation or imposition of any Lien on any Purchased Rights.

         (d) Neither of the DC Parties has at any time sold, transferred, assigned or otherwise disposed of any of their respective rights or interests in, to or under the Purchased Rights, except (i) for the assignment by DC of all of his rights and interests in, to and under the Royalty Agreement and all of his right, title and interest in and to the Nautica Name and Mark to DC & Co.,
(ii) Liens on the Purchased Rights in favor of HSBC Holdings plc and/or its Affiliates, which Liens shall be fully released on or prior to the Closing, and
(iii) pursuant to the letter agreement, dated as of July 1, 1987, between DC and Harvey Sanders (which letter agreement was rescinded on December 1, 1988). DC & Co. will deliver the Purchased Rights to VF (or, at VF's request, to Nautica) at the Closing free and clear of all Liens.

         (e) DC possesses no rights or interests in, to or under the Royalty Agreement or the Nautica Name and Mark, or any other rights that in the hands of DC & Co. would constitute "Purchased Rights", except for any rights or interests he may have in his capacity as the sole stockholder of DC & Co.

         (f) A true, correct and complete copy of the Royalty Agreement has been delivered to VF prior to the date hereof, and such agreement has not been amended, modified or supplemented (other than by the letter agreement dated as of May 18, 1988 among Nautica (formerly State-O-Maine, Inc.), Nautica Apparel, DC and Harvey Sanders, and the letter agreement dated as of March 1, 1990 among Nautica (formerly State-O-Maine, Inc.), Nautica Apparel, Nautica International, Inc., DC & Co. and DC, true, correct and complete copies of which have been delivered to VF prior to the date hereof), and such agreement is in full force and effect.

         (g) For the fiscal year ended March 1, 2003, DC & Co. received payments of $9,305,282 from Nautica pursuant to Section 4 of the Royalty Agreement.

         (h) As of the date of this Agreement, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the DC Parties, threatened against or affecting the DC Parties or any of the Purchased Rights before any court or arbitrator or any governmental body, agency or official which could have any effect on the Purchased Rights or which in any manner



                                     C-1-6
challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         (i) Neither of the DC Parties or any of their Affiliates (other than Nautica and its Subsidiaries) has at any time licensed, or in any way authorized, any Person (other than Nautica and its Subsidiaries) to use the Nautica Name and Mark.

         (j) There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the DC Parties who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         Section 7. Representations and Warranties of VF. VF represents and warrants to the DC Parties as of the date hereof and (except with respect to the representation and warranty contained in Section 7(f) below) as of the Closing Date that:

         (a) VF is a corporation duly incorporated, validly existing and in good standing under the laws of Pennsylvania. VF has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

         (b) The execution, delivery and performance by VF of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of VF and have been duly authorized by all necessary corporate action on the part of VF. This Agreement constitutes a valid and binding agreement of VF enforceable against VF in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

         (c) Except for actions and filings as may be required under the HSR Act, the execution, delivery and performance by VF of this Agreement and the consummation of the transactions contemplated hereby require no material action by or in respect of, or material filing with, any governmental body, agency or official.

         (d) The execution, delivery and performance by VF of this Agreement and the consummation of the transactions contemplated hereby do not and will not (v) violate the certificate of incorporation or bylaws of VF or (vi) assuming compliance with the matters referred to in Section 7(c), violate any applicable law, rule, regulation, judgment, injunction, order or decree which violation would have a material adverse effect on the transactions contemplated by this Agreement or (vii) require any consent or other action by any Person under, conflict with, violate, contravene, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of VF or to a



                                     C-1-7
loss of any benefit to which VF is entitled, in each case that would have an adverse effect on the ability of VF to perform its obligations hereunder under any provision of any agreement or other instrument binding upon VF.

         (e) VF has, or will have, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price.

         (f) As of the date of this Agreement, there is no action, suit, investigation or proceeding pending against, or to the knowledge of VF threatened against or affecting, VF before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         (g) Except for Citigroup Global Markets Inc. and Financo, Inc., whose fees will be paid by VF, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of VF who might be entitled to any fee or commission from the DC Parties or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

         Section 8. Covenants of the DC Parties. (a) From the date hereof until the Closing Date, the DC Parties will not take or agree or commit to take any action that would make any representation or warranty of the DC Parties hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date.

         (b) The DC Parties shall not (i) from and after the date hereof, use or attempt to register the Nautica Name and Mark or any confusingly similar mark thereto or (ii) from and after the Closing Date, oppose, attempt to cancel or in any way challenge any applications or registrations for, or Nautica's or VF's rights in and to, the Nautica Name and Mark or any substantially similar trademarks or service marks.

         (c) From and after the date hereof until the Closing Date (or, if earlier, the termination of this Agreement in accordance with its terms), the DC Parties shall not, and shall instruct their investment bankers, attorneys or other advisors or representatives not to, directly or indirectly, (i) solicit or initiate the submission of any Buyout Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations with any Person, or furnish to any Person any non-public information, with respect to a Buyout Proposal; provided, that the prohibition contained in this Section 8(c)(ii) shall not be applicable to any Person with or to whom, at any given time, the Board of Directors of Nautica is permitted pursuant to Section 6.03(b) of the Merger Agreement to engage in negotiations or discussions, or furnish information, with respect to an "Acquisition Proposal" (as defined in the Merger Agreement). For purposes of this Section 8(c), "BUYOUT



                                     C-1-8

PROPOSAL" means any proposal or offer to purchase or acquire any or all of the Purchased Rights, other than the transactions contemplated hereby.

         (d) DC shall take all action necessary to cause DC & Co. to perform its obligations under this Agreement and to consummate the transactions contemplated hereby on the terms and conditions set forth herein.

         Section 9. Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, VF and the DC Parties will use their reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The DC Parties and VF agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate expeditiously the transactions contemplated by this Agreement and to vest in VF, at the Closing, good and marketable title to the Purchased Rights. Without limiting the generality of the foregoing, upon receipt of a written request from VF, after the Closing the DC Parties will promptly furnish all necessary documentation (to the extent reasonably available to them) relating to or supporting chain of title to confirm VF's ownership of all right, title and interest in and to the Nautica Name and Mark, provide testimony at any time in connection with any proceedings affecting the right, title, interest or benefit of VF in, to or under the Nautica Name and Mark and sign and deliver all papers, take all rightful oaths, and do all acts which, in any case, may be reasonably necessary for vesting title after the Closing to the Nautica Name and Mark in VF, its successors, assigns and legal representatives or nominees. In the event the DC Parties fail to execute such documentation after a reasonable period of time following receipt of notice, the DC Parties hereby appoint VF with full and complete authority and power of attorney to act in the stead of the DC Parties and to execute and record as their attorney-in-fact such transfer documentation. Notwithstanding the foregoing provisions of this Section 9, prior to the Closing neither VF nor any of its Affiliates shall (nor shall they request or cause Nautica to) oppose, attempt to cancel or in any way challenge any applications or registrations for, or Nautica's or the DC Parties' rights in and to, the Nautica Name and Mark or take any action that would be deleterious to, or inconsistent with, the DC Parties' right, title and interest in, to and under the Purchased Rights.

         Section 10. Licensing Decisions. The DC Parties hereby acknowledge and agree that following the Closing VF shall, in its sole discretion, be entitled to make any and all determinations relating to licensing or otherwise granting rights to use the Nautica Name and Mark, and shall owe no duty (fiduciary or otherwise) to the DC Parties with respect to such determinations.

         Section 11. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such



                                     C-1-9
consultation; provided that, if VF has made a good faith effort to consult with the DC Parties prior to making such release or statement, VF may issue or make any press releases and public statements the making of which may be required by applicable law or any listing agreement with any national securities exchange.

         Section 12. Conditions to Closing. (a) The obligations of VF and the DC Parties to consummate the Closing are subject to the satisfaction of the following conditions:

                  (i) The Merger Closing shall have occurred or shall occur substantially simultaneously with the Closing hereunder.

                  (ii) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

                  (iii) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

         (b) The obligation of VF to consummate the Closing is subject to the satisfaction of the following further conditions:

                  (i) The DC Parties shall have performed in all material respects all of their obligations hereunder required to be performed by them on or prior to the Closing Date.

                  (ii) The representations and warranties of the DC Parties contained in this Agreement and in any certificate or other writing delivered by the DC Parties pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such date (other than any representation and warranty that is expressly made as of a time other than the Closing Date).

                  (iii) No action, suit, investigation or proceeding shall be pending against the DC Parties or affecting any of the Purchased Rights before any court or arbitrator or any governmental body, agency or official that would reasonably be expected to have an adverse effect on the Purchased Rights.

         (c) The obligation of the DC Parties to consummate the Closing is subject to the satisfaction of the following further conditions:

                  (i) VF shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date.


                                     C-1-10

                  (ii) The representations and warranties of VF contained in this Agreement and in any certificate or other writing delivered by VF pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such date (other than any representation and warranty that is expressly made as of a time other than the Closing Date).

         Section 13. Survival; No Other Representations. (a) The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing.

         (b) Except for the representations and warranties contained in Section 6, (i) neither the DC Parties nor any other Person has made any representation or warranty (whether express or implied) on behalf of the DC Parties, any of their Affiliates or any of their respective employees, agents or representatives regarding the Royalty Agreement, Nautica, Nautica Apparel or any transactions contemplated by this Agreement and (ii) the DC Parties hereby disclaim any such representation or warranty, notwithstanding the delivery or disclosure to VF or its employees, agents or representatives of any information, documents or other material, including without limitation any projections, estimates or budgets. Except for the representations and warranties contained in Section 7, (i) neither VF nor any other Person has made any representation or warranty (whether express or implied) on behalf of VF, any of its Affiliates or any of its employees, agents or representatives regarding any transactions contemplated by this Agreement and (ii) VF hereby disclaims any such representation or warranty, notwithstanding the delivery or disclosure to the DC Parties or Nautica or their employees, agents or representatives of any information, documents or other material.

         Section 14. Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual written agreement of VF and the DC Parties;

         (b) by either VF or the DC Parties if the Merger Agreement shall have been terminated pursuant to the terms thereof;

         (c) by either VF or the DC Parties if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

         The party desiring to terminate this Agreement pursuant to clause (b) or (c) above shall give notice of such termination to the other party.

         Section 15. Effect of Termination. If this Agreement is terminated as permitted by Section 14, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or



                                     C-1-11
representative of such party) to the other parties to this Agreement and no party shall have any obligation to the others hereunder. The provisions of this
Section 15 and Sections 16 through 27 shall survive any termination pursuant to
Section 14.

         Section 16. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and, if an electronic mail address is given below, electronic mail ("E-MAIL") transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to VF, to:

                  VF Corporation
                  105 Corporate Center Boulevard
                  Greensboro, North Carolina  27408
                  Attention:  Candace Cummings
                  Facsimile No.: (336) 424-7696
                  E-mail: candace_cummings@vfc.com

         with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York  10017
                  Attention:  George R. Bason, Jr.
                  Facsimile No.: (212) 450-3800
                  E-mail: bason@dpw.com

         if to the DC Parties, to:

                  Mr. David Chu
                  610 Park Avenue
                  New York, New York  10021
                  Facsimile No.: 212-517-8638
and to:

                  DC & Company, Inc.
                  c/o Mr. David Chu
                  610 Park Avenue
                  New York, New York  10021
                  Facsimile No.: 212-517-8638

         with a copy to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, New York  10006
                  Attention:  Daniel S. Sternberg



                                     C-1-12

                  Facsimile No.: 212-225-3999
                  E-mail: dsternberg@cgsh.com

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

         Section 17. Amendment and Waivers. (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 18. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         Section 19. No Right of Set-off. Each of VF, on the one hand, and the DC Parties, on the other hand, may set-off any payment obligation or amount that it owes under this Agreement to the other (or the other's permitted successors and assigns) against any payment obligation or amount owed by the other (or the other's permitted successors and assigns) to it or them under this Agreement. Except as otherwise provided in the immediately preceding sentence, all amounts payable pursuant to this Agreement shall be paid without reduction, set-off or counterclaim of any kind (including, without limitation, any reduction, set-off or counterclaim arising under or relating to the Merger Agreement or to the Employment and Consulting Agreement entered into as of the date hereof between DC and VF).

         Section 20. Successors and Assigns. The provisions of this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; except that (a) VF may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Purchased Rights, but no such transfer or assignment will relieve VF of its



                                     C-1-13
obligations hereunder and (b) DC & Co. may transfer or assign, in whole or from time to time in part, to any Person the right to receive payments of the Fixed Amount, but no such transfer or assignment will relieve the DC Parties of their obligations hereunder. The foregoing shall not be construed to restrict any transfer by VF or any of its Affiliates of any of the Purchased Rights after the Closing.

         Section 21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

         Section 22. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 16 shall be deemed effective service of process on such party.

         Section 23. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 24. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

         Section 25. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.



                                     C-1-14

         Section 26. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         Section 27. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF the parties have executed this Agreement on the date first above written.


                                  DAVID CHU


                                      /s/ David Chu
                                      ------------------------------------


                                  DAVID CHU AND COMPANY, INC.


                                  By: /s/ David Chu
                                      ------------------------------------
                                      Name: David Chu
                                      Title: President


                                  VF CORPORATION


                                  By: /s/ Mackey J. McDonald
                                      ------------------------------------
                                      Name: Mackey J. McDonald
                                      Title: Chairman, President & CEO





                                     C-1-15

                                                                   APPENDIX C-2

                       EMPLOYMENT AND CONSULTING AGREEMENT

         This Employment and Consulting Agreement (the "AGREEMENT") dated as of July 7, 2003 is entered into by and among David Chu (the "EXECUTIVE"), Voyager Acquisition Corporation, a Delaware corporation (the "COMPANY") and wholly-owned subsidiary of VF Corporation, a Pennsylvania corporation (the "PARENT"), and Parent, as guarantor and third party beneficiary.

         WHEREAS, concurrently with the execution and delivery of this Agreement, Nautica Enterprises, Inc., a Delaware corporation ("NAUTICA"), the Parent and the Company are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT") pursuant to which the Company will be merged with and into Nautica (the "MERGER") and the surviving corporation will become a wholly-owned subsidiary of the Parent, with references to the "Company" following the Merger being understood as referring to the surviving corporation; and the Parent, the Executive and an affiliate of the Executive are entering into a Purchase Agreement (the "PURCHASE AGREEMENT") pursuant to which the Parent will acquire certain intellectual property from such affiliate of the Executive (the "PURCHASE"); and

         WHEREAS, upon consummation of the Merger, the Company desires to secure
(i) the continued services and employment of the Executive on behalf of the Division (as hereafter defined) for a term of two years or until the Executive's employment shall be terminated in accordance with this Agreement and (ii) at the Company's request, after the Executive's employment is terminated in accordance with the terms of this Agreement, the continued advisory and consulting services of the Executive for a maximum term of three years.

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereto agree as follows:

         Section 1.  Definitions.

         (a) "BASE SALARY" shall mean the annual rate of salary provided for in
Section 5 of this Agreement.

         (b) "CAUSE" shall mean (i) any act or omission which constitutes a material breach by the Executive of this Agreement; (ii) a conviction or plea of guilty or nolo contendere to a felony (or indictable offense) or a misdemeanor (or summary conviction offense) involving moral turpitude; (iii) the Executive's grossly negligent or willful violation of corporate policy or reasonable and appropriate directions from senior management of the Parent; or (iv) a material breach of the Executive's fiduciary duties.

         (c) "CHANGE IN CONTROL" shall mean:

                  (i) a change in control of the Parent of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date hereof, promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); provided, that, without limitation, such a change in control shall be deemed to have occurred if:



                                     C-2-1

                           (A) any "PERSON" (as such term is used in ss.13(d)
                  and ss.14(d) of the Exchange Act), except for (1) those certain trustees under Deeds of Trust dated August 21, 1951 and under the Will of John E. Barbey, deceased (a "Trust" or the "TRUSTS"), and (2) any employee benefit plan of the Parent or any subsidiary company of the Parent, or any entity holding voting securities of the Parent for or pursuant to the terms of any such plan (a "BENEFIT Plan" or the "BENEFIT PLANS"), is or becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Parent representing 20% or more of the combined voting power of the Parent's then outstanding securities;

                           (B) there occurs a contested proxy solicitation of
                  the Parent's shareholders that results in the contesting party obtaining the ability to vote securities representing 30% or more of the combined voting power of the Parent's then outstanding securities; or

                           (C) there occurs a sale, exchange, transfer or other
                  disposition of substantially all of the assets of the Parent to another entity, except to an entity controlled directly or indirectly by the Parent, or a merger, consolidation or other reorganization of the Parent in which the Parent is not the surviving entity, or a plan of liquidation or dissolution of the Parent other than pursuant to bankruptcy or insolvency laws is adopted; or


                  (ii) a sale by the Parent of substantially all of the assets of Nautica.

Notwithstanding Clause (c)(i)(A) above to the contrary, a change in control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of securities of the Parent representing 20% or more of the combined voting power of the Parent's then outstanding securities solely as the result of an acquisition by the Parent or any subsidiary company of the Parent of voting securities of the Parent which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the combined voting power of the Parent's then outstanding securities; provided, however, that if a Person becomes the beneficial owner of 20% or more of the combined voting power of the Parent's then outstanding securities by reason of share purchases by the Parent or any subsidiary company of the Parent and shall, after such share purchases by the Parent or a subsidiary company of the Parent, become the beneficial owner, directly or indirectly, of any additional voting securities of the Parent, then a change in control of the Parent shall be deemed to have occurred with respect to such Person under Clause (c)(i)(A) above. Notwithstanding the foregoing, in no event shall a change in control of the Parent be deemed to occur under Clause
(c)(i)(A) above with respect to the Trusts or Benefit Plans. Clauses (c)(i)(A) and (c)(i)(B) to the contrary notwithstanding, the Board may, by resolution adopted by at least two-thirds of the directors who were in office at the date a change in control occurred, declare that a change in control described in Clauses (c)(i)(A) or (c)(i)(B) has become ineffective for purposes of this Agreement if all of the following conditions then exist: (1) the declaration is made prior to the death, disability or termination of employment of the Executive and within 120 days of the change in control; and (2) no Person, except for (x) the Trusts, and (y) the Benefit Plans, either is the beneficial owner, directly or indirectly, of securities of the Parent representing 10% or more of the combined voting power of the Parent's outstanding securities or has the ability or power to


                                     C-2-2
vote securities representing 10% or more of the combined voting power of the Parent's then outstanding securities. If such a declaration shall be properly made, no benefits shall be payable hereunder as a result of such prior but now ineffective change in control, but benefits shall remain payable and this Agreement shall remain enforceable as a result of any other change in control unless it is similarly declared to be ineffective.

         (d) "Common Stock" shall mean the common stock of the Parent.

         (e) "Conceptions and Developments" shall have the meaning set forth in
Section 12 of this Agreement.

         (f) "Confidential Information" shall have the meaning set forth in

         (g) "Consulting Services" shall have the meaning set forth in Section 10 of this Agreement.

         (h) "Consulting Term" shall have the meaning set forth in Section 10 of this Agreement.

         (i) "Covered Conceptions and Developments" shall have the meaning set forth in Section 12 of this Agreement.

         (j) "Disability" shall mean a disability entitling the Executive to receive disability benefits under the Company's group long-term disability insurance policy as in effect from time to time.

         (k) "Division" shall mean the Nautica branded wholesale business, whether or not organized and operated by the Company as a separate business unit and without regard to the corporate entity or entities that operates such business.

         (l) "Effective Date" shall have the meaning set forth in Section 2 of this Agreement.

         (m) "Employment Term" shall have the meaning set forth in Section 3 of this Agreement.

         (n) "Fair Market Value" shall mean the average of the reported high and low sales price of the Common Stock (rounded up to the nearest one-tenth of a dollar) on the date on which the Fair Market Value is to be determined (or if there was no reported sale on such date, the next preceding date on which any reported sale occurred) on the principal exchange or in such other principal market on which the Common Stock is trading.

         (o) "Good Reason" shall mean the occurrence of any of the following events without the Executive's written consent:

                  (i) a reduction in the Executive's Base Salary or Target Bonus opportunity as a percentage of Base Salary; or



                                     C-2-3

                  (ii) a material diminution in the Executive's duties, a change in the Executive's title or the assignment to the Executive of duties which are materially inconsistent with his duties as contemplated by
         Section 4 of this Agreement; or

                  (iii) the relocation of Executive's principal work location outside Manhattan, New York; or

                  (iv) any material breach by the Company of its obligations under this agreement which is not cured within 30 business days after written notice thereof is delivered by Executive to the Company; or

                  (v) the sale or other disposition of the Division.

         (p) "GROUP" shall have the meaning set forth in Section 11 of this Agreement.

         (q) "INITIAL OPTION" shall have the meaning set forth in Section 7 of this Agreement.

         (r) "INTELLECTUAL PROPERTY RIGHTS" shall have the meaning set forth in
Section 12 of this Agreement.

         (s) "IP PERIOD" shall have the meaning set forth in Section 12 of this Agreement.

         (t) "TARGET BONUS" shall have the definition set forth in Section 6 of this Agreement.

         (u) "TRANSITION AGREEMENT" shall mean the Transition Agreement dated July 11, 1991 between Nautica (formerly State-O-Maine, Inc.) and the Executive.

         Section 2. Effective Date. This Agreement shall become effective upon the "Effective Time" of the Merger pursuant to the Merger Agreement and the closing of the Purchase pursuant to the Purchase Agreement (the "EFFECTIVE DATE"). If either the Merger Agreement or the Purchase Agreement is terminated, in each case for any reason, then this Agreement shall become null and void and, notwithstanding any provisions to the contrary set forth herein, including provisions that purport to survive termination, this Agreement shall not survive any termination pursuant to this sentence and neither party shall have any obligation to the other hereunder.

         Section 3. Term of Employment Services. The term of the Executive's employment hereunder shall commence on the Effective Date and shall continue until December 31, 2005, unless the Executive's employment is terminated before in accordance with the terms of this Agreement (such term, the "EMPLOYMENT TERM").

         Section 4. Employment Term Position, Duties and Responsibilities. During the Employment Term, the Executive shall serve as the Chief Executive Officer of the Division. During the Employment Term, the Executive shall devote such time and attention to the business and affairs of the Company and the Division as shall be necessary to discharge his responsibilities hereunder and shall use his best efforts, skills and abilities to promote the Company's and the Division's interests. During the Employment Term, the Company shall provide the Executive with office space within the space utilized by the Division's design



                                     C-2-4
operations and with an executive office within the space utilized by the Company's executive offices, each of which shall be substantially comparable to the Executive's offices prior to the Effective Date.

         Section 5. Base Salary. During the Employment Term, subject to the Executive's continued employment hereunder, the Executive shall be paid an annualized Base Salary of $625,000, payable in accordance with the regular payroll practices of the Company.

         Section 6. Annual Incentive Award. (a) During the Employment Term, subject to the Executive's continued employment hereunder, the Executive shall have a target bonus opportunity each year equal to 100% of his Base Salary (the "TARGET BONUS"), payable in that amount if the target performance goals for such year are achieved. If the target performance goals are not achieved, the Executive shall receive a lesser amount in proportion to the performance level achieved, provided, however, that the Executive shall only be entitled to such lesser amount if at least 80% of target performance is achieved. If such performance goals are exceeded, the Executive shall receive a greater amount in proportion to the level achieved, up to a maximum of 150% of the Target Bonus. The Company shall establish the performance goals for the relevant calendar year prior to the beginning of such year in consultation with the Executive. Except as otherwise provided herein, the Executive shall be paid his annual incentive awards under this Section 6 no later than other senior executives of the Parent are paid their annual incentive awards, but in no case later than 90 calendar days following the end of the performance period to which any such award relates.

         (b) Notwithstanding the foregoing, the Executive's annual incentive awards for the following periods shall be as described below:

                  (i) In the event that the Effective Date occurs prior to January 1, 2004, for calendar year 2003, the Executive shall be entitled to an annual incentive award equal to his fiscal year 2004 annual incentive award under Nautica's incentive award plan, multiplied by a fraction the numerator of which is 5 and the denominator of which is 6.

                  (ii) In the event that the Effective Date occurs on or after January 1, 2004, for calendar year 2004, the Executive shall be entitled to an annual incentive award equal to (A) the annual incentive award for the Company's fiscal year 2004 determined in accordance with Paragraph 6(a) above, multiplied by a fraction the numerator of which is the number of days that the Executive was employed by the Company during the period that begins on the Effective Date and ends on December 31, 2004 and the denominator of which is 365, plus (B) the Executive's annual incentive award under Nautica's incentive award plan for fiscal year 2004 multiplied by a fraction the numerator of which is the number of days during the period that begins on March 1, 2003 and ends on the day immediately preceding the Effective Date and the denominator of which is 365.

         Section 7. Long-term Incentive Awards. (a) Initial Option Grant. On the Effective Date, the Company shall grant to the Executive an option to purchase 100,000 shares of Common Stock at the Fair Market Value of the Common Stock on the date of grant (an "INITIAL OPTION"). The Initial Option shall vest in thirds on each of the first, second and third anniversaries of the date of grant and shall have an eight-year term; provided, however, that (i) if during the



                                     C-2-5

Employment Term the Executive's employment is terminated by the Company for Cause or by the Executive voluntarily without Good Reason, the Initial Option shall be immediately forfeited in full and shall automatically expire upon such termination of employment; (ii) if during the Employment Term the Executive's employment terminates by reason of the death of the Executive or if the Employment Term expires in accordance with Section 3 hereof, the Initial Option shall continue to vest and remain outstanding and exercisable until the third anniversary of such termination or expiration, at which time it shall automatically expire; (iii) if during the Employment Term the Executive's employment terminates by reason of the disability of the Executive, the Initial Option shall continue to vest and remain outstanding and exercisable until the first anniversary of such termination, at which time it shall automatically expire; (iv) if during the Employment Term the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the provisions of Section 9(a) hereof shall apply; and (v) the Initial Option shall vest in full upon the occurrence of a Change in Control. Except as otherwise provided in this Agreement, the Initial Option shall be made on terms and conditions consistent with options granted to other senior executives of the Parent under the Parent's incentive plan.

         (b) Ongoing Performance Awards. During the Employment Term, subject to the Executive's continued employment hereunder, the Executive shall be entitled to participate in any annual equity award program for senior executives of the Parent as may be in effect from time to time, in accordance with the terms of any such program, on the same basis as other senior executives of the Parent.

         Section 8. Employee Benefit Programs. (a) During the Employment Term, the Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs of the type made available to the senior executives of the Parent's principal business units and to the Company's employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, 401(k), medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded.

         (b) During the Employment Term, the Executive shall be entitled to reimbursement for reasonable business and travel expenses incurred by him, subject to the Company's or the Parent's expense reimbursement policy, whichever is more favorable, as in effect from time to time; provided, the Executive shall be entitled to first-class air travel in connection with up to eight international voyages per year. During the Employment Term, the Company shall provide the Executive with (i) one executive assistant selected by the Executive, provided, that at the Executive's election and expense, the Company shall provide the Executive with a second executive assistant selected by the Executive and (ii) reimbursement for the lease, insurance, maintenance, housing and repair of the car provided to the Executive prior to the Effective Date.

         Section 9. Termination of Employment. (a) Termination without Cause or for Good Reason. Subject to the Executive's continued compliance with Section 13 of this Agreement,


                                     C-2-6
and provided that the Executive signs a release of all claims in connection with his employment with the Company and the termination thereof in a form satisfactory to the Company and the Executive (but not releasing any claims relating to the Purchase Agreement or any rights in the nature of indemnification or contribution, whether under the Merger Agreement, the certificate of incorporation of the Company or otherwise), if, in all cases prior to December 31, 2005, the Executive's employment is terminated by the Company without Cause or if the Executive terminates his employment for Good Reason, or if the Executive's employment is terminated by the Company within two years after a Change in Control (other than for Cause), the Executive shall be entitled to:

                  (i) Base Salary which would otherwise be due to him through December 31, 2005, payable in accordance with the regular payroll practices of the Company;

                  (ii) an annual incentive award for each remaining year in the period ending on December 31, 2005 (including the year in which such termination of employment occurred) equal to the Target Bonus, payable in accordance with Section 6 of this Agreement;

                  (iii) immediate vesting as to 100% of the shares underlying the Initial Option, which shall remain exercisable for a period of 180 days;

                  (iv) solely if the Executive's employment is terminated by the Company without Cause or if the Executive terminates his employment for Good Reason, in either case within two years after a Change in Control, immediate vesting as to 100% of the shares underlying any other option granted to the Executive pursuant to a plan of the Parent, which shall remain exercisable for a period of 180 days;

                  (v) the balance of any additional incentive awards earned for performance periods which have been completed, but which have not yet been paid;

                  (vi) any expense reimbursements due to the Executive; and

                  (vii) other benefits, if any, in accordance with applicable plans and programs of the Company.

         (b) Other Termination. If the Executive's employment with the Company is terminated prior to December 31, 2005 for any reason other than by the Company without Cause or by Executive for Good Reason, the Executive or his estate or beneficiaries shall be entitled to:

                  (i) Base Salary which would otherwise be due to the Executive through the date on which such termination of employment occurs;

                  (ii) the balance of any incentive awards earned for performance periods which have been completed, but which have not yet been paid;

                  (iii) any expense reimbursements due to the Executive; and



                                     C-2-7

                  (iv) other benefits, if any, in accordance with applicable plans and programs of the Company.

         (c) No Mitigation; No Offset. In the event of any termination of employment under this Section 9, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due to the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

         Section 10. Consulting Services. (a) Provided that the Executive is continuously employed by the Company during the Employment Term, the Executive shall provide advisory and consulting services ("CONSULTING SERVICES") to the Company in accordance with this Section 10 during the period from January 1, 2006 until the earlier of December 31, 2008 or the date on which the Company notifies the Executive that it no longer wishes to receive Consulting Services (the "CONSULTING TERM"). The Executive shall, during the Consulting Term, render such Consulting Services to the Company and the Division as may be reasonably requested by the Company; provided, that Executive shall not be required to devote more than 60 hours per month to the provision of such services. Such Consulting Services shall be related to such matters relating to the Division as the Company may designate from time to time.

         (b) During the Consulting Term, subject to the Executive's continued compliance with Section 13 of this Agreement, the Executive shall be paid an annualized consulting fee of $500,000, payable monthly in arrears commencing on the last day of the first month of the Consulting Term and on the last day of each month thereafter during the Consulting Term.

         (c) During the Consulting Term, the Company shall reimburse the Executive for reasonable business-related expenses incurred by him in connection with the performance of the Consulting Services, subject to the Company's policies relating to business-related expenses as in effect from time to time and the submission of an adequately documented expense report, as the Company may require.

         Section 11. Confidential Information. The Executive acknowledges that, in the course of his employment, he has had and will have access to and has become and will become aware of and informed of confidential and/or proprietary information that is a competitive asset of the Parent, the Company, their subsidiaries and affiliates (the "GROUP"), including, without limitation the terms of agreements or arrangements between any members of the Group and any third parties, marketing strategies, marketing methods, development ideas and strategies, personnel training and development programs, financial results, strategic plans and demographic analyses, trade secrets, business plans, product designs, statistical data, and any non-public information concerning the Group, its employees, suppliers, resellers, or customers, other than (i) information which is otherwise available in the public domain (other than by reason of the breach by the Executive of this Agreement) and (ii) generic information of the type that would generally be known by individuals of the Executive's level of experience in the apparel industry that does not pertain in a unique way to the Group (collectively, "CONFIDENTIAL INFORMATION"). The Executive will keep all Confidential Information in strict confidence while employed by the Company and thereafter and will not directly or indirectly make known, divulge, reveal, furnish, make available or use any Confidential Information (except in good faith in the course of his regular authorized duties on behalf of the Company or the Division and for the benefit of the



                                     C-2-8

Company or the Division). The Executive's obligations of confidentiality hereunder will survive the termination of this Agreement, until and unless any such Confidential Information becomes, through no fault of the Executive, generally known to the public or the Executive is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement). The Executive's obligations under this Section 11 are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Executive may have to the Company under general legal or equitable principles.

         Section 12. Employee Conceptions and Developments. The Company shall own all Intellectual Property Rights in and to, and, for the duration of such Intellectual Property Rights have the exclusive rights of commercial exploitation with respect to, all Conceptions and Developments made individually or jointly by Executive while Executive is employed by the Company (the "IP PERIOD"). Any application made within six months after the IP Period to register or protect Intellectual Property Rights in any Conceptions and Developments as to which Executive was an inventor, author or assignor shall be presumed to have been originally made during the IP Period and subject to the Company's ownership pursuant to the foregoing sentence. For purposes hereof, the term "CONCEPTIONS AND DEVELOPMENTS" means all creative, expressive, branding or technological conceptions, discoveries and developments of any nature, including without limitation conceptions for products and processes, inventions, designs, writings, graphics, animations and other works or authorship, specifications, drawings, methods, formulas and branding proposals, and any implementations, improvements, derivative works or modifications thereof relating to the business of the Company, and the term "INTELLECTUAL PROPERTY RIGHTS" means all U.S. and foreign patents, copyrights, trademarks, trade secret, publicity and similar rights. (including without limitation any and all common law rights), and all rights of priority under international conventions to make application with respect thereto. All Conceptions and Developments arising during the IP Period by virtue of either of the first two sentences of this Section 12 are referred to as the "COVERED CONCEPTIONS AND DEVELOPMENTS". Executive shall be obligated to assign to the Company all inventions included in the Covered Conceptions and Developments. All works of authorship included in the Covered Conceptions and Developments shall be deemed "works made for hire" to the maximum extent they may qualify as such under 17 U.S.C. Section 101, and otherwise the copyright therein shall be deemed to have been fully assigned by Executive to the Company at the time such works were made. All Covered Conceptions and Developments, whether or not patentable, shall be promptly disclosed to the Company in writing, and shall be held in confidence by Executive and treated as "Confidential Information" subject to Section 11 of this Agreement, until such time as the Company, in its sole determination, shall elect to make the subject matter thereof publicly known. Executive agrees that, at the expense of the Company, he will, without additional compensation, take any such further action, including the rendering of all lawful testimony and assistance, and the execution and delivery to such instruments as the Company may reasonably require from time to time, to perfect, effectuate, register, record or enforce the Company's rights or interests in any of the Covered Conceptions and Developments. The Executive hereby irrevocably appoints the Company to be the Executive's attorney-in-fact to act in Executive's name, place and stead to do and execute any such act or instrument for the purpose of this Section 12. The Company shall be under no liability to account to the Executive for any revenue or profit derived or resulting from the use, exploitation or licensing of any of the Covered Conceptions or Developments subject to this Section 12 (other than pursuant to the terms of the Purchase Agreement).


                                     C-2-9

         Section 13. Noncompetition, Noninterference and Nonsolicitation. (a) Subject to the geographic limitation of Section 13(b) hereof, the Executive (i) during the period from the Effective Date through December 31, 2005 shall not, directly or indirectly, on his behalf or on behalf of any other person, firm, corporation, association or other entity, as an employee or otherwise, engage in, or in any way be concerned with or negotiate for, or acquire or maintain any ownership interest in any business or activity which is the same as or competitive with that conducted by the Parent or the Company at the termination of his employment by the Company, or which was engaged in or developed by the Parent or the Company at any time during the Employment Term for specific implementation in the immediate future by the Parent or the Company; and (ii) during the Consulting Term shall not, directly or indirectly, on his behalf or on behalf of any other person, firm, corporation, association or other entity, as an employee or otherwise, engage in, or in any way be concerned with or negotiate for, or acquire or maintain any ownership interest in any business or activity which is the same as or directly competitive with that conducted by the Division at the termination of his employment by the Company, or which was engaged in or developed by the Division at any time during the Employment Term for specific implementation in the immediate future by the Division. Notwithstanding the foregoing, the Executive shall not be construed to be in violation of this Section 13 solely by reason of (i) owning, directly or indirectly, any stock or other securities of a corporation (or comparable interest in any other form of business organization or entity) that has any class of securities registered under Section 12 of the Securities Exchange Act of 1934 if the Executive's interest does not exceed 10% of the outstanding capital stock of such corporation (or comparable interest in such other organization or entity), (ii) owning, directly or indirectly, any stock or other securities of a corporation (or comparable interest in any other form of business organization or entity) that does not have any class of securities registered under Section 12 of the Securities Exchange Act of 1934 if the Executive's interest does not exceed 25% of the outstanding capital stock of such corporation (or comparable interest in such other organization or entity), or (iii) serving as a non-executive director (non-employee and not involved in the management of any such company) on the board of directors of a corporation (or in a similar capacity with respect to any other organization or entity), in each of clauses (i), (ii) and (iii) regardless of whether or not such corporation (or other business organization or entity) has a business that is the same or competitive with any business of the Parent or the Company (including, without limitation, the Division).

         (b) The Executive acknowledges that each of the Parent and the Company is engaged in business throughout the United States and in various foreign countries and that the Parent and the Company each intend to expand the geographic scope of its activities. Accordingly and in view of the nature of his position and responsibilities, the Executive agrees that the provisions of this
Section 13 shall be applicable to each state and each foreign country, possession or territory in which the Parent and/or the Company may be engaged in business during the Employment Term and Consulting Term.

         (c) The Executive agrees that during the period from the Effective Date through December 31, 2005 and during the Consulting Term, the Executive will not, directly or indirectly, for himself or on behalf of any third party at any time in any manner, (i) request or cause any of the Parent's or the Company's customers to cancel, terminate, reduce or otherwise adversely modify any existing or continuing business relationship with the Parent and/or the Company;
(ii) solicit, entice, persuade, induce, request or otherwise cause any employee, officer



                                     C-2-10
or agent of the Parent and/or the Company (other than clerical employees) to refrain from rendering services to the Parent and/or the Company or to terminate his or her relationship, contractual or otherwise, with the Parent and/or the Company; other than through a general advertisement or public solicitation not directed specifically to employees of the Parent or the Company; or (iii) induce or attempt to influence any supplier to cease or refrain from doing business or to decline to do business with the Parent, the Company or any of their subsidiaries.

         (d) The Executive acknowledges and recognizes the highly competitive nature of the businesses of the Parent and the Company and agrees that if the Executive breaches any provision of this Section 13, and does not cure such breach within 30 business days after the receipt of written notice from the Company or the Parent, the Executive shall not be entitled to any further payments or benefits pursuant to this Agreement.

         Section 14. Equitable Remedies. (a) The Executive acknowledges that his compliance with the covenants in Sections 11, 12 and 13 of this Agreement is necessary to protect the good will and other proprietary interests of the Company and that, in the event of any violation by the Executive of the provisions of Sections 11, 12 and 13 of this Agreement, the Company will sustain serious, irreparable and substantial harm to its business, the extent of which will be difficult to determine and impossible to remedy by an action at law for money damages. Accordingly, the Executive agrees that, in the event of such violation or threatened violation by the Executive, the Executive shall not assert in response to any claim for injunctive or other equitable relief the defense that the Company or Parent has an adequate remedy at law for any such violation. The Executive further agrees that, in the event any of the provisions of Sections 11, 12 and 13 of this Agreement are determined by a court of competent jurisdiction to be contrary to any applicable statute, law or rule, or for any reason to be unenforceable as written, such court may modify any of such provisions so as to permit enforcement thereof as thus modified.

         (b) Notwithstanding any other provisions of this Agreement, the provisions of Sections 11, 12, and 14 shall survive and remain in effect notwithstanding the termination of this Agreement or a breach by the Company or the Executive of any other terms of this Agreement.

         Section 15. Parent Guarantee. The Parent hereby guarantees the Company's obligations under Sections 5, 6, 7, 8, 9, 10 and 23 of this Agreement.

         Section 16. Third Party Beneficiary. The Executive hereby agrees and acknowledges that the Parent shall be a third party beneficiary to the agreements made under Sections 11, 12, 13 and 14 of this Agreement and that the Parent shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

         Section 17. Representations. (a) The Company and the Parent individually represent and warrant that each is fully authorized and empowered to enter into this Agreement and that the performance of the obligations of each under this Agreement will not violate any agreement between it and any other person, firm or organization. The Executive represents that the performance of his obligations under this Agreement will not violate any agreement between him



                                     C-2-11
and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

         (b) None of the Executive or any of his immediate family members or affiliates (i) owns, controls or has any interest in any material asset or other property used in connection with the business of Nautica and its subsidiaries (other than assets being transferred pursuant to the Purchase Agreement) or (ii) has any material interest in any business (corporate or otherwise) that is in competition with the business of Nautica and its subsidiaries.

         Section 18. Entire Agreement. This Agreement contains the entire understanding and agreement between the Company and the Executive concerning the subject matter hereof and supersedes the Transition Agreement and all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Company and the Executive with respect thereto. The Executive agrees and acknowledges that the Transition Agreement shall not be in force and effect and the Executive shall have no rights or entitlements to any payments, benefits or protections thereunder.

         Section 19. Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by the Company or by the Executive of any breach by the other party to this Agreement of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

         Section 20. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

         Section 21. Governing Law and Disputes. (a) This Agreement shall be governed and construed in accordance with the laws of New York without reference to principles of conflict of laws.

         (b) The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection that the parties may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 22 shall be deemed effective service of process on such party.



                                     C-2-12

         Section 22. Notices. All notices and other communications required or permitted hereunder shall be in writing (including facsimile transmission and, if an electronic mail ("E-MAIL") address is given below, e-mail transmission, so long as receipt of such e-mail is requested and received) and shall be deemed given, if to the Parent, Company or the Division:

               c/o VF Corporation
               105 Corporate Center Boulevard
               Greensboro, North Carolina 27408
               Attention: Candace Cummings
               Facsimile No.: (336) 424-7696
               E-mail: candace_cummings@vfc.com


         with a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York  10017
               Attention:  George R. Bason, Jr.
               Facsimile No.: (212) 450-3800
               E-mail: bason@dpw.com


         if to the Executive:

               Mr. David Chu
               610 Park Avenue
               New York, New York 10021
               Facsimile No.: (212) 517-8638



         with a copy to:

               Cleary, Gottlieb, Steen & Hamilton
               One Liberty Plaza
               New York, New York 10006
               Attention:  Daniel S. Sternberg
               Facsimile No.: 212-225-3999
               E-mail: dsternberg@cgsh.com


or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.



                                     C-2-13

         Section 23. Indemnification/Insurance. The Company will indemnify the Executive to the fullest extent authorized by law, whether or not the Executive is made a party or witness to, or target of, any action, suit, proceeding, investigation, or governmental review, whether criminal, civil, administrative, or investigative, for any reasonable expenses incurred by the Executive because he is or was a director, officer, or employee of the Company or serves or served for any other entity as a director, officer, or employee at the Parent's or the Company's request; provided, however, that the Executive must repay the Company for any fees or costs advanced under this indemnification if the final determination of an arbitrator or a court of competent jurisdiction declares (following appeals, if any), after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that indemnification by the Company (i) was not permissible under applicable law or
(ii) related to acts or omissions involving or resulting from the Executive's fraudulent or willful misconduct. The Company's indemnification of the Executive shall include all reasonable costs, expenses, fees, fines, penalties (including the reasonable fees and expenses of such legal counsel as the Executive selects) the Executive incurs in connection with the defense of or response to any such matter. The Company will pay all such sums when the Executive incurs them, subject only to repayment if required by law or as provided above (relating to fraudulent or willful misconduct). The Company shall cause the Executive to be covered by directors and officers insurance to the extent and on the same terms as such coverage is made generally available to senior executives of the Company or to senior executives of the principal business units of the Parent.

         Section 24. Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         Section 25. Counterparts. This Agreement may be executed in two or more counterparts.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                    DAVID CHU


                                      /s/ David Chu
                                      --------------------------------------



                                    VOYAGER ACQUISITION
                                      CORPORATION


                                    By: /s/ Candace S. Cummings
                                        ------------------------------------
                                        Name:  Candace S. Cummings
                                        Title: Vice President



                                     C-2-14

                                    VF CORPORATION, as guarantor and
                                       third party beneficiary


                                    By: /s/ Mackey J. McDonald
                                        ------------------------------------
                                        Name:  Mackey J. McDonald
                                        Title: Chairman, President & CEO






                                     C-2-15

                                                                   APPENDIX D-1

                             [Rothschild Letterhead]

July 6, 2003


CONFIDENTIAL
------------

Board of Directors
Nautica Enterprises, Inc.
40 West 57th Street
New York, New York 10019


Members of the Board of Directors:

         You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the common stock, par value $0.10 per share, of Nautica Enterprises, Inc. ("Nautica") ("Nautica Common Stock") other than V.F. Corporation ("Acquiror"), Voyager Acquisition Corporation ("Merger Sub"), and the members of the management of Nautica who have signed voting agreements with Acquiror (the "Public Stockholders"), of the consideration to be received by the Public Stockholders pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), among Nautica, Acquiror and Merger Sub. The Merger Agreement provides, among other things, for the merger of Merger Sub, a wholly-owned subsidiary of Acquiror, with and into Nautica, as a result of which Nautica will become a wholly-owned subsidiary of Acquiror (the "Transaction"). As a result of the Transaction, each share of Nautica Common Stock not owned directly or indirectly by Nautica or the Acquiror will be converted into the right to receive $17.00 per share in cash (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

         In arriving at our opinion, we have, among other things, (i) reviewed the draft dated July 6, 2003 of the Merger Agreement and certain related documents; (ii) reviewed certain publicly available business and financial information relating to Nautica; (iii) reviewed certain audited and unaudited financial statements relating to Nautica and certain other financial and operating data, including financial forecasts, concerning Nautica's business provided to or discussed with us by Nautica management; (iv) held discussions with Nautica management regarding the past and current operations and financial condition and prospects of Nautica; (v) compared the financial performance of Nautica with those of certain other publicly traded companies that we deemed to be relevant; (vi) reviewed, to the extent publicly available, the financial terms of certain transactions that we deemed to be relevant; (vii) discussed the terms of the Transaction with Nautica and its other advisors and consultants; and (viii) considered such other factors and information as we deemed appropriate.







Rothschild Inc.                              Telephone 212-403-3500
1251 Avenue of the Americas                  Facsimile 212-403-3501
New York, NY 10020                           www.rothschild.com
CFUS# 161714


                                     D-1-1

Board of Directors
Nautica Enterprises, Inc.
July 6, 2003
Page 2


         In connection with our review, we have not assumed any obligation independently to verify any information utilized or considered by us in formulating our opinion, and we have relied on such information being accurate and complete in all material respects. With respect to the financial forecasts for Nautica provided to or otherwise discussed with us, we have been advised, and have assumed, that such forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of Nautica management as to the future financial performance of Nautica and the other matters covered thereby. We express no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. We also have assumed that there has not occurred any material change in the assets, financial condition, results of operations, business or prospects of Nautica since the respective dates on which the most recent financial statements or other financial and business information relating to Nautica were made available to us. We further have assumed that, in all respects material to our analysis, the representations and warranties contained in the Merger Agreement are true and correct, each of the parties to the Merger Agreement will perform all of the covenants and agreements to be performed by it under the Merger Agreement and that the Transaction will be consummated in all material respects in accordance with the terms and conditions described in the Merger Agreement without any waiver or modification thereof. We have also assumed that the material governmental regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained. We have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Nautica. We have also assumed that the final Merger Agreement is substantially the same as the July 6, 2003 draft of the Merger Agreement reviewed by us.

         Our opinion is based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligations to update, revise or reaffirm this opinion. In connection with the preparation of this Opinion, we were not authorized by Nautica or its Board of Directors to conduct, nor have we conducted, a solicitation of third party indications of interest for the acquisition of all or any part of Nautica.

         We are serving as financial advisor to Nautica in connection with the Transaction and are entitled to certain fees for our services, the payment of which is contingent upon consummation of the Transaction. We are also currently acting as financial advisor to Nautica in connection with Nautica's 2003 annual meeting of stockholders and will receive certain fees for such services. As you know, Steven H. Tishman, a Managing Director of Rothschild, is a member of the Board of Directors of Nautica. In the ordinary course of business, we and our affiliates may trade the securities of Nautica or Acquiror for our own and/or their own accounts or for the accounts of customers and may, therefore, at any time hold a long or short position in such securities.




Rothschild Inc.                              Telephone 212-403-3500
1251 Avenue of the Americas                  Facsimile 212-403-3501
New York, NY 10020                           www.rothschild.com
CFUS# 161714


                                     D-1-2

Board of Directors
Nautica Enterprises, Inc.
July 6, 2003
Page 3


         This opinion is for the information of the Board of Directors of Nautica in connection with its evaluation of the Transaction, and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Transaction. This opinion is limited to the fairness, from a financial point of view, to the Public Stockholders of the Consideration to be received by them pursuant to the Transaction, and Rothschild expresses no opinion as to the merits of the underlying decision by Nautica to engage in the Transaction or as to any aspect of the Transaction other than the Consideration to be received by the Public Stockholders. We express no opinion as to the consideration the Public Stockholders may have received in an alternative transaction, or on the relative merits of the Transaction as compared to any alternative transaction or business strategy that may be available to Nautica.

         This opinion may not be disclosed publicly in any manner without our prior written approval and must be treated as confidential; provided, however, that this opinion may be included in its entirety in any proxy statement to be distributed to holders of Nautica Common Stock in connection with the Transaction.

         Based upon the foregoing and other factors we deem relevant and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the Public Stockholders pursuant to the Transaction is fair to the Public Stockholders from a financial point of view.



                                             Very truly yours,





                                             ROTHSCHILD INC.















Rothschild Inc.                              Telephone 212-403-3500
1251 Avenue of the Americas                  Facsimile 212-403-3501
New York, NY 10020                           www.rothschild.com
CFUS# 161714


                                     D-1-3

                                                                   APPENDIX D-2

                            [Bear Stearns Letterhead]



July 6, 2003


The Board of Directors
Nautica Enterprises, Inc.
40 West 57th Street
New York, NY  10019

Gentlemen:

We understand that Nautica Enterprises, Inc. ("Nautica") and V.F. Corporation ("VF") is considering entering into an Agreement and Plan of Merger (the "Agreement") pursuant to which Voyager Acquisition Corporation ("Merger Sub"), a wholly-owned subsidiary of VF, will be merged with and into Nautica (the "Merger"), whereupon the separate existence of Merger Sub will cease and Nautica will be the surviving entity (the "Surviving Corporation"). Each share of common stock, $0.10 par value per share, of Nautica ("Nautica Common Stock") outstanding, together with the associated Preferred Stock Purchase Rights, will be converted into the right to receive $17.00 in cash (the "Consideration to be Received"). You have provided us with a draft of the Agreement, which sets out more fully the terms of the Merger.

You have asked us to render our opinion as to whether the Consideration to be Received is fair, from a financial point of view, to the shareholders of Nautica excluding VF, Merger Sub and those shareholders who are entering into a Voting Agreement (as such term is defined in the Agreement) with respect to their shares of Nautica Common Stock.

In the course of performing our review and analyses for rendering this opinion, we have:

o    reviewed a draft of the Agreement dated July 5, 2003;

o reviewed Nautica's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended March 3, 2001, March 2, 2002, and March 1, 2003 and its Reports on Form 8-K for the three years ended the date hereof;

o reviewed certain operating and financial information relating to Nautica's business and prospects, including projections for the five years ending March 1, 2008, all as prepared and provided to us by Nautica's management;

o met with certain members of Nautica's senior management to discuss Nautica's business, operations, historical and projected financial results and future prospects;

o reviewed the historical prices, trading multiples and trading volume of the common shares of Nautica;

o reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to Nautica;



                                     D-2-1

Nautica Enterprises, Inc.
July 6, 2003
Page 2


o reviewed the terms of recent mergers and acquisitions involving companies which we deemed generally comparable to Nautica and the Merger;

o performed discounted cash flow analyses based on the projections for Nautica furnished to us; and

o conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information including, without limitation, the projections provided to us by Nautica. With respect to Nautica's projected financial results, we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Nautica as to the expected future performance of Nautica. We have not assumed any responsibility for the independent verification of any such information or of the projections provided to us, and we have further relied upon the assurances of the senior management of Nautica that they are unaware of any facts that would make the information and projections provided to us incomplete or misleading. We have assumed that the final Agreement is substantially the same as the draft of the Agreement dated July 5, 2003 that was provided to us.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of Nautica, nor have we been furnished with any such appraisals. We have assumed that the Merger will be consummated in a timely manner and in accordance with the terms of the Agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on Nautica or the Consideration to be Received.

We do not express any opinion as to the price or range of prices at which the shares of common stock of Nautica may trade subsequent to the announcement of the Merger.

We have been asked to render an opinion in connection with the Merger and will receive a customary fee for such services. We are also currently acting as financial advisor to Nautica in connection with Nautica's 2003 annual meeting with shareholders and will receive customary fees for such services. In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of Nautica and/or VF for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities or bank debt.

It is understood that this letter is intended for the benefit and use of the Board of Directors of Nautica and does not constitute a recommendation to the Board of Directors of Nautica or any holders of Nautica common stock as to how to vote in connection with the Merger. This opinion does not address Nautica's underlying business decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Nautica or the effects of any other transaction in which Nautica might engage. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of Nautica common stock in connection with the Merger. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.



                                     D-2-2

Nautica Enterprises, Inc.
July 6, 2003
Page 3


Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be Received is fair, from a financial point of view, to the shareholders of Nautica excluding VF, Merger Sub and those shareholders who are entering into a Voting Agreement with respect to their shares of Nautica Common Stock.


Very truly yours,

BEAR, STEARNS & CO. INC.



By:
    ------------------------------
    Senior Managing Director













                                     D-2-3

                                                                     APPENDIX E

DELAWARE GENERAL CORPORATION LAW

         Section 262. Appraisal Rights. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

                  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

                  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                           a. Shares of stock of the corporation surviving or
                  resulting from such merger or consolidation, or depository receipts in respect thereof;

                           b. Shares of stock of any other corporation, or
                  depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                           c. Cash in lieu of fractional shares or fractional
                  depository receipts described in the foregoing subparagraphs
                  a. and b. of this paragraph; or

                           d. Any combination of the shares of stock, depository
                  receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

                  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                 (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then, either a constituent corporation, before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                            NAUTICA ENTERPRISES, INC.

                       SPECIAL MEETING OF STOCKHOLDERS OF
                            NAUTICA ENTERPRISES, INC.

                                 ________, 2003

                              10:00 A.M. LOCAL TIME

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND
                      MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned stockholder(s) of Nautica Enterprises, Inc. (the "Company") hereby appoint(s) Harvey Sanders and Wayne A. Marino, and each of them, as proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned at the Special Meeting of Stockholders of the Company to be held on ________, 2003, and at any and all adjournments thereof, to vote all common shares of said Company held of record by the undersigned on [record date], as if the undersigned were present and voting the shares.

                         (TO BE SIGNED ON REVERSE SIDE)

________________________________________________________________________________
    Address Change/Comments (Mark the corresponding box on the reverse side)

________________________________________________________________________________

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS       Mark Here
DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY           for Address
WILL BE VOTED FOR EACH ITEM AND IN ACCORDANCE WITH       Change or           |_|
THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS           Comments
THAT MAY PROPERLY COME BEFORE THE MEETING TO THE         PLEASE SEE REVERSE SIDE
EXTENT PERMITTED BY LAW.

          The Board of Directors Recommends a Vote FOR Items 1 and 2.

                                                           FOR  AGAINST  ABSTAIN
1.    To approve and adopt the Agreement and Plan of
      Merger, dated as of July 7, 2003 (the "Merger        |_|    |_|      |_|
      Agreement"), by and among Nautica (the
      "Company"), VF Corporation and Voyager
      Acquisition Corporation ("Merger Subsidiary") providing for the merger (the "Merger") of Merger
      Subsidiary with and into the Company, and to authorize the Merger and other transactions contemplated thereby.

                                                           FOR  AGAINST  ABSTAIN
2.    To vote to adjourn the Special Meeting to solicit
      additional proxies in the event that the number      |_|    |_|      |_|
      of proxies sufficient to approve and adopt the Merger Agreement has not been received by the date of the Special Meeting.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any postponement or adjournment of the Meeting

Please disregard if you have previously provided your consent decision.
                                                                             |_|
By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

I plan to attend the meeting.                                                |_|

Signature____________________Signature____________________Date____________, 2003
Note: Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

--------------------------------------------------------------------------------
                     ^ Detach here from proxy voting card. ^

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.


Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

-----------------------------------             -------------------------------------            ---------------------
            Internet                                        Telephone                                    Mail
   http://www.eproxy.com/naut                             1-800-435-6710
                                                                                                  Mark, sign and date
Use the Internet to vote your                   Use any touch-tone telephone to                     your proxy card
proxy. Have your proxy card in                  vote your proxy. Have your proxy                          and
hand when you access the web            OR      card in hand when you call. You will     OR        return it in the
site. You will be prompted to enter             be prompted to enter your control                enclosed postage-paid
your control number, located in                 number, located in the box below,                      envelope.
the box below, to create and                    and then follow the directions given.
submit an electronic ballot.
-----------------------------------             -------------------------------------            ---------------------

               If you vote your proxy by Internet or by telephone,
                  you do NOT need to mail back your proxy card.

________________________________________________________________________________


--------------------------------------------------------------------------------
                     ^ Detach here from proxy voting card. ^

                 You can now access your Nautica account online.

Access your Nautica stockholder account online via Investor ServiceDirect (R)
(ISD).

Mellon Investor Services LLC agent for Nautica, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

           o   View account status          o   Make address changes
           o   View certificate history     o   Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com
                 and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

o     SSN or Investor ID
                        -------------
o     Then click on the Establish PIN button
                        -------------
Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

o     SSN or Investor ID

o     PIN
                        ------
o     Then click on the Submit button
                        ------
If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

o     Certificate History

o     Issue Certificate

o     Address Change


              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time